Exhibit 10.2

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 25, 2021, by and among EBS INTERMEDIATE PARENT LLC, a Delaware limited liability company (“Holdings”), EBS ENTERPRISES, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto which constitute the Required Lenders and FIRST EAGLE ALTERNATIVE CAPITAL AGENT, INC. (formerly known as THL CORPORATE FINANCE, INC.), a Delaware corporation (“First Eagle”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, the “Agent”).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the other Credit Parties party thereto from time to time, Agent, and the Lenders party thereto from time to time are parties to that certain Credit Agreement dated as of October 2, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of February 10, 2020, as further amended by that certain Second Amendment and Limited Waiver to Credit Agreement, dated as of April 3, 2020, as further amended by that certain Third Amendment to Credit Agreement, dated as of February 19, 2021, as further amended by that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of the May 5, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that Agent and the Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, Agent and the Lenders are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Defined Terms; Other Interpretive Provisions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement (after giving effect to this Amendment). The provisions of Section 1.02 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

SECTION 2.      Amendments and Limited Waiver. Effective as of the Fifth Amendment Effective Date (as defined below), and subject to the terms and conditions set forth in Section 3 and in reliance upon the representations and warranties made by the Credit Parties in Section 4, the Agent and the Required Lenders hereby agree as follows:

(a)           The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex I hereto.

(b)           Schedule 1.01(a) of the Credit Agreement is hereby deleted in its entirety.

(c)            Exhibit C-1 of the Credit Agreement is hereby amended by deleting such exhibit in its entirety and substituting the replacement exhibit attached hereto as Annex II.

Except as expressly provided herein, all schedules and exhibits to the Credit Agreement, in the forms thereof in effect immediately prior to the Fifth Amendment Effective Date, will be continued as the schedules and exhibits attached to the Credit Agreement on and after the Fifth Amendment Effective Date, and the text of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect.

SECTION 3.      Conditions. The effectiveness of this Amendment is subject to the prior or concurrent satisfaction of the following conditions precedent (such date, the “Fifth Amendment Effective Date”):

(a)           Credit Documents. The Agent shall have received the following documents, duly executed by an Authorized Officer of each Credit Party and each other relevant party and, in each case, in form and substance reasonably satisfactory to the Agent:

(i)	this Amendment;

(ii)	the Fifth Amendment Fee Letter; and

(iii)	each other Credit Document required by Agent to be entered into as of the Fifth Amendment Effective Date.

(b)           Fees and Expenses. Each of First Eagle, the Agent and each Lender shall have received, for its own respective account, (i) all fees and expenses due and payable to such Person under the Fifth Amendment Fee Letter, and (ii) the reasonable fees, costs and expenses due and payable to such Person pursuant to Section 12.05 of the Credit Agreement (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented prior to the Fifth Amendment Effective Date.

(c)           No Default. Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)           Representations and Warranties. All representations and warranties made by each Credit Party contained in the Credit Agreement, in this Amendment or in the other Credit Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e)           No Adverse Actions. No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, this Amendment or any other Credit Document shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender or the Letter of Credit Issuer.

SECTION 4.      Representations and Warranties. Each Credit Party party hereto hereby jointly and severally represents and warrants to Agent and each Lender as follows as of the Fifth Amendment Effective Date:

(a)           Corporate Status. Each Credit Party and each Subsidiary of each Credit Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the conduct of its business or its ownership, lease or operation of its properties require such qualification, authorization or license under Applicable Law, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(b)           Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and each of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and each of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered this Amendment and each other Credit Document to which it is a party and this Amendment and such Credit Documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law);

(c)           No Violation. None of the execution, delivery and performance by any Credit Party of this Amendment or the Credit Documents to which it is a party and compliance with the terms and provisions thereof or the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (a) contravene any applicable provision of any Applicable Law of any Governmental Authority, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to, (i) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (ii) any other material Contractual Obligation, in the case of either clause (i) and (ii) to which any Credit Party is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organization Documents of any Credit Party, except with respect to any conflict, breach or contravention or default (but not creation of Liens) referred to in clauses (b)(i) or (b)(ii), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect;

(d)           No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(e)           Representations and Warranties. Immediately after giving effect to this Amendment, all representations and warranties made by each Credit Party contained in the Credit Agreement, in this Amendment or in the other Credit Documents are true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates; and

(f)            No Adverse Actions. No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, this Amendment or any other Credit Document has been issued and remains in force by any Governmental Authority against Borrower, Agent, any Lender or the Letter of Credit Issuer.

SECTION 5.      Release. Each of the Credit Parties may have certain Claims (as defined below) against the Released Parties (as defined below) regarding or relating to the Credit Agreement or the other Credit Documents. Agent, Lenders and the Credit Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Credit Parties makes the releases contained in this Section 5. In consideration of Agent and Lenders entering into this Amendment, each of the Credit Parties hereby fully and unconditionally releases and forever discharges Agent, the Lenders, the other Secured Parties and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and permitted assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, existing or occurring prior to the Fifth Amendment Effective Date whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Credit Party has or had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the Fifth Amendment Effective Date, in each case regarding or relating to the Credit Agreement, this Amendment or the other Credit Documents, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the Fifth Amendment Effective Date, including the administration or enforcement of the Credit Extensions, the Obligations, the Credit Agreement, this Amendment or any of the Credit Documents (collectively, all of the foregoing, the “Claims”). Each of the Credit Parties represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Credit Parties against the Released Parties which is not released hereby. Each of the Credit Parties represents and warrants that the foregoing constitutes a full and complete release of all Claims existing or occurring prior to the Fifth Amendment Effective Date.

SECTION 6.      Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 7.      Effectiveness of Facsimile Documents and Signatures. This Amendment may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any this Amendment and such signatures shall have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Agent and the Lenders.

SECTION 8.      Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 8, if and to the extent that the enforceability of any provisions in this Amendment relating to Defaulting Lenders shall be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.      Integration. This Amendment, the Credit Agreement as amended hereby and the other Credit Documents represent the agreement of the Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein, in the Credit Agreement as amended hereby or in the other Credit Documents.

SECTION 10.    Successors; Assigns. This Amendment shall be binding upon the Borrower, the other Credit Parties party hereto, the Lenders and Agent and their respective successors and permitted assigns, and shall inure to the benefit of Borrower, the other Credit Parties party hereto, the Lenders and Agent and the successors and permitted assigns of the Lenders and Agent. Except as expressly permitted in the Credit Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Credit Documents. Except as expressly permitted in the Credit Agreement, the Borrower and the other Credit Parties party hereto may not assign or transfer any of their respective rights or Obligations under this Amendment without the prior written consent of Agent and each Lender.

SECTION 11.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.

SECTION 12.    WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 13.    Survival of Representations and Warranties; Payment of Expenses and Taxes; Indemnification; Submission to Jurisdiction; Waivers; Acknowledgments; No Fiduciary Duty; Authorized Officers. The provisions of Sections 12.04, 12.05, 12.14, 12.15, 12.21 and 12.22 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

SECTION 14.    Reaffirmation. Each Credit Party party hereto as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants Liens in its property or otherwise acts as accommodation party or guarantor, as the case may be pursuant to the Credit Documents, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each other Credit Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted Liens in any of its property pursuant to any Credit Documents as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of Liens and confirms and agrees that such Liens hereafter secure all of the Obligations as amended hereby. Each Credit Party party hereto hereby consents to this Amendment and acknowledges that the Credit Agreement and each other Credit Document remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, constitute a waiver of any provision of the Credit Agreement or any other Credit Document or serve to effect a novation of the Obligations except as expressly set forth herein.

[Signature Pages Follow]

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

HOLDINGS:	EBS INTERMEDIATE PARENT LLC,
a Delaware limited liability company

By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer

BORROWER:	EBS ENTERPRISES, LLC,
a Delaware limited liability company

By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer

[Fifth Amendment to Credit Agreement]

Accepted and agreed to as of the date first above written:

EBS INTERMEDIATE PARENT LLC

By:	/s/ Dennis Dean
	Name:	Dennis Dean
	Title:	Chief Financial Officer

EBS ENTERPRISES LLC

By:	/s/ Dennis Dean
	Name:	Dennis Dean
	Title:	Chief Financial Officer

[Fifth Amendment to Credit Agreement]

AGENT:	FIRST EAGLE ALTERNATIVE CAPITAL AGENT, INC.,
as Agent

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

LENDERS:

First Eagle Alternative Capital BDC, Inc.

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Fund III, LLC

By:	First Eagle Direct Lending Manager III, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Fund III (A), LLC

By:	First Eagle Direct Lending Manager III, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Co-Invest III, LLC

By:	First Eagle Direct Lending Manager III, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Co-Invest III (E), LLC

By:	First Eagle Direct Lending Manager III, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

First Eagle Direct Lending Fund IV, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending IV Co-Invest, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Levered Fund IV, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending Levered Fund IV SPV, LLC

By:	First Eagle Direct Lending Levered Fund IV, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

FIRST EAGLE DIRECT LENDING V-A, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending V-B, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Direct Lending V-C SCSp

By:	First Eagle Alternative Credit, LLC
Its:	Portfolio Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

First Eagle Strategic Funding, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Member

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

Lake Shore MM CLO III LLC

By:	First Eagle Alternative Credit, LLC
Its:	Investment Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

FIRST EAGLE COMMERCIAL LOAN FUNDING 2016-1 LLC

By:	First Eagle Alternative Credit, LLC
Its:	Designated Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

NewStar Arlington Senior Loan Program LLC

By:	First Eagle Alternative Credit, LLC
Its:	Designated Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

NewStar Fairfield fund clo Ltd.

By:	First Eagle Alternative Credit, LLC
Its:	Collateral Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

SC FEAC Private Debt Fund L.P.

By:	First Eagle Alternative Credit, LLC
Its:	Investment Advisor

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

South Shore v llc

By:	First Eagle Alternative Credit, LLC
Its:	Collateral Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

LAKE SHORE MM CLO I LTD.

By:	First Eagle Alternative Credit, LLC
Its:	Investment Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

LAKE SHORE MM CLO II LTD.

By:	First Eagle Alternative Credit EU, LLC
Its:	Investment Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

FIRST EAGLE DIRECT LENDING V-B SPV, LLC

By:	First Eagle Direct Lending V-B, LLC
Its:	Designated Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

SOUTH SHORE IV SUBSIDIARY, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Collateral Manager

By:	/s/ Michelle Handy

Name:	Michelle Handy
Title:	Managing Director

[Fifth Amendment to Credit Agreement]

North Haven Senior Loan Fund (Alma) DAC

By:	MS CAPITAL PARTNERS ADVISER INC., its Manager

By:	/s/ John Spivak

Name: Jon Spivak
Title: Executive Director

North Haven Senior Loan Fund Unleveraged Offshore L.P.

By: MS Capital Partners Adviser Inc., its Manager

By:	/s/ John Spivak

Name: Jon Spivak
Title: Executive Director

North Haven Unleveraged Senior Loan Fund (Yen) L.P.

By:	MS Capital Partners Adviser Inc., its Manager

By:	/s/ John Spivak

Name: Jon Spivak
Title: Executive Director

NH Senior Loan Fund Onshore Holdings LLC

By:	North Haven Senior Loan Fund L.P. its managing member
By:	MS Senior Loan Partners GP L.P., its general partner
By:	MS Senior Loan Partners GP Inc., its general partner

By:	/s/ John Spivak

Name: Jon Spivak
Title: Executive Director

NH Senior Loan Fund Offshore Holdings L.P.

By:	North Haven Senior Loan Fund Offshore L.P. its equity holder
By:	MS Capital Partners Adviser Inc., Duly Authorized

By:	/s/ John Spivak

Name: Jon Spivak
Title: Executive Director

[Fifth Amendment to Credit Agreement]

ANNEX I

Credit Agreement

(See attached)

ANNEX II

Exhibit C-1

Form of Compliance Certificate

(See attached)

CREDIT AGREEMENT

by and among

EBS INTERMEDIATE PARENT LLC,

as Holdings,

EBS ENTERPRISES LLC, as Borrower

the other Subsidiaries of Holdings hereafter designated as Guarantors,

The Lenders

from Time to Time Party Hereto,

And

FIRST EAGLE ALTERNATIVE CAPITAL AGENT, INC. (formerly known as THL CORPORATE FINANCE, INC.), as Agent

Dated as of October 2, 2018

As amended by the First Amendment to Credit Agreement, dated as of February 10, 2020

As amended by the Second Amendment and Limited Waiver to Credit Agreement, dated as of April 3, 2020

As amended by the Third Amendment to Credit Agreement, dated as of February 19, 2021

As amended by the Fourth Amendment to Credit Agreement, dated as of May 5, 2021

As amended by the Fifth Amendment to Credit Agreement, dated as of October 25, 2021

2

Page

ARTICLE I DEFINITIONS	2

SECTION 1.01	Defined Terms	2
SECTION 1.02	Other Interpretive Provisions	~~43~~44
SECTION 1.03	Accounting Terms	~~44~~45
SECTION 1.04	Rounding	~~44~~45
SECTION 1.05	References to Agreements, Applicable Laws, etc	~~45~~46
SECTION 1.06	Times of Day	~~45~~46
SECTION 1.07	Timing of Payment or Performance	~~45~~46
SECTION 1.08	Corporate Terminology	~~45~~46
SECTION 1.09	Pro Forma Calculations	~~45~~46
SECTION 1.10	Uniform Commercial Code	~~45~~46

ARTICLE II AMOUNT AND TERMS OF CREDIT FACILITIES	~~46~~47

SECTION 2.01	Loans	~~46~~47
SECTION 2.02	Minimum Amount	~~48~~49
SECTION 2.03	Notice of Borrowing	~~48~~49
SECTION 2.04	Disbursement of Funds	~~49~~50
SECTION 2.05	Payment of Loans; Evidence of Debt	~~50~~51
SECTION 2.06	Conversions and Continuations	~~51~~52
SECTION 2.07	Pro Rata Borrowings	~~52~~53
SECTION 2.08	Interest	~~52~~53
SECTION 2.09	Interest Periods	~~53~~54
SECTION 2.10	Increased Costs, Illegality, etc	~~54~~55
SECTION 2.11	Compensation for Losses	~~56~~57
SECTION 2.12	Change of Lending Office	~~56~~57
SECTION 2.13	Notice of Certain Costs	~~56~~57
SECTION 2.14	Cash Collateral	~~56~~57
SECTION 2.15	Defaulting Lenders	~~57~~58

ARTICLE III LETTERS OF CREDIT	~~59~~60

SECTION 3.01	Issuance of Letters of Credit	~~59~~60
SECTION 3.02	Letter of Credit Requests	~~60~~61
SECTION 3.03	Letter of Credit Participations	~~60~~61
SECTION 3.04	Agreement to Repay Letter of Credit Drawings	~~61~~62

-i-

(continued)

Page

SECTION 3.05	Indemnity	~~62~~63

ARTICLE IV FEES AND COMMITMENT TERMINATIONS	~~62~~63

SECTION 4.01	Fees	~~62~~63
SECTION 4.02	Mandatory Termination of Commitments	~~63~~64

ARTICLE V PAYMENTS	~~63~~64

SECTION 5.01	Voluntary Prepayments and Optional Commitment Reductions	~~63~~64
SECTION 5.02	Mandatory Prepayments and Commitment Reductions; Application of Payments.	~~64~~65
SECTION 5.03	Payment of Obligations; Method and Place of Payment	~~68~~69
SECTION 5.04	Net Payments	~~68~~69
SECTION 5.05	Computations of Interest and Fees	~~71~~72

ARTICLE VI CONDITIONS PRECEDENT	~~72~~73

SECTION 6.01	Conditions Precedent to Initial Credit Extension	~~72~~73
SECTION 6.02	Conditions Precedent to all Credit Extensions.	~~76~~77

ARTICLE VII REPRESENTATIONS AND WARRANTIES	~~77~~78

SECTION 7.01	Corporate Status	~~77~~78
SECTION 7.02	Corporate Power and Authority	~~78~~79
SECTION 7.03	No Violation	~~78~~79
SECTION 7.04	Litigation, Labor Controversies, etc	~~78~~79
SECTION 7.05	Use of Proceeds; Regulations T, U and X	~~79~~80
SECTION 7.06	Approvals, Consents, etc	~~79~~80
SECTION 7.07	Investment Company Act	~~80~~81
SECTION 7.08	Full Disclosure	~~80~~81
SECTION 7.09	Financial Condition; No Material Adverse Effect	~~80~~81
SECTION 7.10	Tax Returns and Payments	~~81~~82
SECTION 7.11	Compliance with ERISA	~~81~~82
SECTION 7.12	Capitalization and Subsidiaries	~~82~~83
SECTION 7.13	Intellectual Property; Licenses, etc	~~83~~84
SECTION 7.14	Environmental	~~83~~84
SECTION 7.15	Ownership of Properties	~~83~~84
SECTION 7.16	No Default	~~84~~85
SECTION 7.17	Solvency	~~84~~85
SECTION 7.18	Security Documents	~~84~~85

-ii-

(continued)

Page

SECTION 7.19	Compliance with Laws; Authorizations	~~85~~86
SECTION 7.20	Contractual or Other Restrictions	~~86~~87
SECTION 7.21	Transaction Documents	~~86~~87
SECTION 7.22	Insurance	~~87~~88
SECTION 7.23	Deposit Accounts and Securities Accounts	~~87~~88
SECTION 7.24	Passive Holding Company	~~87~~88
SECTION 7.25	Foreign Assets Control Regulations and Anti-Money Laundering	~~87~~88
SECTION 7.26	Patriot Act	~~88~~89
SECTION 7.27	Status as Senior Debt; Subordinated Debt	~~88~~89
SECTION 7.28	Closing Date Acquisition Documents	~~88~~89

ARTICLE VIII AFFIRMATIVE COVENANTS	~~89~~90

SECTION 8.01	Financial Information, Reports, Notices and Information	~~89~~90
SECTION 8.02	Books, Records and Inspections	~~93~~94
SECTION 8.03	Maintenance of Insurance	~~93~~94
SECTION 8.04	Payment of Taxes	~~94~~95
SECTION 8.05	Maintenance of Existence; Compliance with Laws, etc	~~94~~96
SECTION 8.06	Environmental Compliance.	~~95~~96
SECTION 8.07	ERISA	~~96~~97
SECTION 8.08	Maintenance of Properties	~~97~~98
SECTION 8.09	End of Fiscal Years; Fiscal Quarters	~~97~~98
SECTION 8.10	Use of Proceeds	~~97~~98
SECTION 8.11	Further Assurances; Additional Guarantors and Grantors.	~~97~~99
SECTION 8.12	Bank Accounts; Cash Management.	~~99~~100
SECTION 8.13	Annual Lender Meeting	~~100~~101
SECTION 8.14	Material Contracts	~~100~~101
SECTION 8.15	Anti-Terrorism Laws	~~100~~102
SECTION 8.16	Compliance with Health Care Laws	~~101~~102
SECTION 8.17	PC Entities.	~~101~~102
SECTION 8.18	Post-Closing Covenants	~~102~~103

ARTICLE IX NEGATIVE COVENANTS	~~102~~103

SECTION 9.01	Limitation on Indebtedness	~~102~~103
SECTION 9.02	Limitation on Liens	~~104~~105

-iii-

(continued)

Page

SECTION 9.03	Consolidation, Merger, etc	~~106~~107
SECTION 9.04	Permitted Dispositions	~~106~~108
SECTION 9.05	Investments	~~108~~109
SECTION 9.06	Restricted Payments, etc	~~110~~111
SECTION 9.07	Modification of Certain Agreements	~~113~~114
SECTION 9.08	Sale and Leaseback	~~113~~114
SECTION 9.09	Transactions with Affiliates	~~113~~114
SECTION 9.10	Restrictive Agreements, etc	~~114~~115
SECTION 9.11	Hedging Agreements	~~115~~116
SECTION 9.12	Changes in Business	~~115~~116
SECTION 9.13	Financial Covenants	~~115~~116
SECTION 9.14	Issuance of Capital Stock	~~116~~118
SECTION 9.15	Permitted Activities of Holdings	~~116~~118
SECTION 9.16	Hazardous Materials	~~117~~119
SECTION 9.17	Anti-Terrorism Laws	~~117~~119
SECTION 9.18	PC Entities; PC Documents	~~117~~119

ARTICLE X EVENTS OF DEFAULT	~~118~~120

SECTION 10.01	Events of Default	~~118~~120
SECTION 10.02	Remedies Upon Event of Default	~~120~~122
SECTION 10.03	Equity Cure	~~121~~123

ARTICLE XI THE AGENT	~~122~~124

SECTION 11.01	Appointment	~~122~~124
SECTION 11.02	Delegation of Duties	~~122~~124
SECTION 11.03	Exculpatory Provisions	~~122~~124
SECTION 11.04	Reliance by Agent	~~123~~125
SECTION 11.05	Notice of Default	~~124~~126
SECTION 11.06	Non Reliance on Agent and Other Lenders	~~124~~126
SECTION 11.07	Indemnification	~~124~~126
SECTION 11.08	Agent in Its Individual Capacity	~~125~~127
SECTION 11.09	Successor Agent	~~125~~127
SECTION 11.10	Agent Generally	~~125~~127
SECTION 11.11	Restrictions on Actions by Lenders; Sharing of Payments	~~125~~127

-iv-

(continued)

Page

SECTION 11.12	Agency for Perfection	~~126~~128
SECTION 11.13	Authorization to File Proof of Claim	~~126~~128
SECTION 11.14	Credit Bids	~~126~~128
SECTION 11.15	Binding Effect	~~127~~129
SECTION 11.16	Authorization to Enter into Intercreditor and Subordination Agreements	~~127~~129
SECTION 11.17	Erroneous Payments	~~127~~129

ARTICLE XII MISCELLANEOUS	~~129~~132

SECTION 12.01	Amendments and Waivers	~~129~~131
SECTION 12.02	Notices and Other Communications; Facsimile Copies	~~131~~133
SECTION 12.03	No Waiver; Cumulative Remedies	~~132~~134
SECTION 12.04	Survival of Representations and Warranties	~~132~~134
SECTION 12.05	Payment of Expenses and Taxes; Indemnification	~~132~~134
SECTION 12.06	Successors and Assigns; Participations and Assignments	~~133~~135
SECTION 12.07	Replacements of Lenders Under Certain Circumstances	~~137~~139
SECTION 12.08	Securitization	~~137~~139
SECTION 12.09	Adjustments; Set-off	~~138~~140
SECTION 12.10	Counterparts	~~138~~140
SECTION 12.11	Severability	~~139~~141
SECTION 12.12	Integration	~~139~~141
SECTION 12.13	GOVERNING LAW	~~139~~141
SECTION 12.14	Submission to Jurisdiction; Waivers.	~~139~~141
SECTION 12.15	Acknowledgments	~~140~~142
SECTION 12.16	WAIVERS OF JURY TRIAL	~~140~~142
SECTION 12.17	Confidentiality	~~141~~143
SECTION 12.18	Press Releases, etc	~~142~~144
SECTION 12.19	Releases of Guarantees and Liens	~~142~~144
SECTION 12.20	USA Patriot Act	~~143~~145
SECTION 12.21	No Fiduciary Duty	~~143~~145
SECTION 12.22	Authorized Officers	~~143~~145
SECTION 12.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~143~~145
SECTION 12.24	Electronic Signatures	~~144~~146

-v-

(continued)

Page

EXHIBITS

Exhibit A-1	Form of Assignment and Acceptance
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of Letter of Credit Request
Exhibit N-1	Form of Notice of Borrowing
Exhibit N-2	Form of Notice of Conversion or Continuation
Exhibit P-1	Form of Perfection Certificate
Exhibit R-1	Form of Revolving Loan Note
Exhibit T-1	Form of Term Loan Note

Exhibit U-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit U-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit U-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit U-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

SCHEDULES

Schedule 1.01	Commitments
~~Schedule 1.01(a)~~	~~Material Contracts~~
Schedule 7.04(a)	Litigation
Schedule 7.04(b)	Labor Matters
Schedule 7.12	Capitalization, Subsidiaries, Directors and Officers and Other Equity Matters
Schedule 7.15	Owned, Leased, Subleased and Operated Property
Schedule 7.22	Insurance
Schedule 7.23	Deposit Accounts and Securities Accounts
Schedule 8.18	Post-Closing Covenants
Schedule 9.01	Indebtedness
Schedule 9.02	Liens
Schedule 9.05	Investments
Schedule 9.10	Restrictive Agreements
Schedule 9.12	Business Activities
Schedule 12.02	Notice to Credit Parties

-vi-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of October 2, 2018, is among EBS INTERMEDIATE PARENT LLC, a Delaware limited liability company (“Holdings”), EBS ENTERPRISES, LLC, a Delaware limited liability company (“EBS Enterprises”), the other Subsidiaries hereafter designated as Guarantors pursuant to Section 8.11, (together with Holdings), collectively, the “Guarantors” and each a “Guarantor”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”) and FIRST EAGLE ALTERNATIVE CAPITAL AGENT, INC. (formerly known as THL CORPORATE FINANCE, INC., a Delaware corporation (“First Eagle” or “THL”)), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, the “Agent”).

RECITALS

WHEREAS, in connection with the Closing Date Acquisition (as defined below), Vesey Street Capital Partners, L.L.C., a Delaware limited liability company (“Sponsor”) has established Holdings;

WHEREAS, pursuant to that certain Unit Purchase Agreement (the “Closing Date Acquisition Agreement”), dated as of the Closing Date, by and among Intermediate Holdings, EBS Enterprises and Aaron Rollins, M.D. (the “Seller”), Intermediate Holdings will acquire all of the issued and outstanding Capital Stock of EBS Enterprises (such transaction, the “Closing Date Acquisition”);

WHEREAS, the Sponsor, certain affiliated funds thereof and certain other co-investors (including management of the Borrower) will make direct and indirect equity contributions (including cash and rollover equity) to Holdings which will be further contributed to the Borrower (the “Equity Investment”) in an aggregate amount of not less than seventy percent (70%) of the cash consideration for the Closing Date Acquisition; provided that an aggregate amount of not less than sixty-five percent (65%) of the Equity Investment shall consist of an equity contribution by the Sponsor, it being understood that the terms and amounts of all rollover equity and all investments in preferred equity securities must be on terms and conditions reasonably satisfactory to Agent;

WHEREAS, in connection with the foregoing, the Initial Borrower has requested that the Lenders extend credit to the Borrower in the form of (a) a senior secured term loan facility in the aggregate principal amount of $34,000,000, to be fully drawn on the Closing Date (the “Initial Term Loan Facility”), (b) a senior secured term loan facility in the aggregate principal amount of $52,000,000, to be fully drawn on the Fourth Amendment Effective Date (the “Fourth Amendment Term Loan Facility” and, together with the Initial Term Loan Facility, the “Term Loan Facility”) and (c) a senior secured revolving credit facility consisting of Revolving Loan Commitments in the aggregate principal amount of $5,000,000, to be drawn from time to time after the Closing Date in accordance with the terms hereof (the “Revolving Credit Facility”);

WHEREAS, (a) the proceeds of the Initial Term Loan Facility will be used together with the proceeds of the Equity Investment on the Closing Date solely (i) to fund a portion of the consideration payable in order to consummate the Closing Date Acquisition and to repay Indebtedness in respect of the Existing Target Debt Agreements, and (ii) to pay a portion of the related fees and expenses incurred in connection with the foregoing and the entry into this Agreement and the other Transaction Documents, (b) Revolving Loans drawn under the Revolving Credit Facility shall be used solely for working capital requirements and general corporate purposes of the Borrower and its Subsidiaries to the extent not prohibited by this Agreement, including for Permitted Acquisitions, capital expenditures and other Investments permitted hereunder, and (c) the Letters of Credit issued under the Revolving Credit Facility shall be used solely for working capital requirements and general corporate purposes of the Borrower and its Subsidiaries to the extent not prohibited by this Agreement; and

WHEREAS, effective automatically and immediately upon consummation of the Closing Date Acquisition, EBS Enterprises shall become a Borrower, EBS Intermediate LLC, a Delaware limited liability company (“Intermediate Holdings”) shall assign its obligations as the Initial Borrower of Indebtedness evidenced by the Loans and all of its other Obligations as the Initial Borrower hereunder and under the other Credit Documents to EBS Enterprises and EBS Enterprises shall assume all Indebtedness evidenced by the Credit Documents and all other rights and Obligations of the Initial Borrower as Borrower under the Credit Documents (it being understood that such assignment and assumption of Indebtedness shall not constitute a novation of such Indebtedness) and agrees to pay and otherwise perform when due all Obligations hereunder as a Borrower (the “Debt Push Down”), and, after giving effect to the Debt Push Down for all purposes under the Credit Agreement, Intermediate Holdings shall cease to be a Borrower and, pursuant to a merger of Intermediate Holdings with and into EBS Enterprises, with EBS Enterprises being the surviving entity and becoming a wholly-owned subsidiary of Holdings, shall cease to exist.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires:

“Accounts Receivable” shall mean all rights of any Credit Party to payment for goods sold, leased or otherwise disposed of in the ordinary course of business and all rights of any Credit Party to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

“Adjustment Date” means the first Business Day of the calendar month immediately following the date on which financial statements for any fiscal quarter and the related Compliance Certificate are required to be delivered pursuant to Section 8.01(b) and Section 8.01(d).

“Administrative Questionnaire” shall mean a questionnaire completed by each Lender, in a form approved by Agent, in which such Lender, among other things, (a) designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with such Lender’s compliance procedures and Applicable Laws, including federal and state securities laws and (b) designates an address, facsimile number, electronic mail address and/or telephone number for notices and communications with such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, no Secured Party or Affiliate thereof shall be an Affiliate of any Credit Party solely by reason of the provisions of the Credit Documents. Solely for purposes of Section 9.09, any director, officer or holder of the Capital Stock of Holdings, any direct or indirect parent entity of Holdings or any Subsidiary thereof, together with their family members and Affiliates. The term “Control” means either (a) the power to vote, or the beneficial ownership of, ten percent (10%) or more of the voting Capital Stock of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall mean this Credit Agreement, as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time.

“Anti-Terrorism Law” shall have the meaning set forth in Section 7.25(b).

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean (a) with respect to any LIBOR Loan, initially, five and one half percent (5.50%) per annum, and thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Leverage Ratio as of the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date, (b) and in the case of any Base Rate Loan, initially, four and one half percent (4.50%) per annum, and thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Leverage Ratio as of the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date, and (c) with respect to any Incremental Term Loans, the “Applicable Margin” set forth in the Incremental Facility amendment or joinder agreement establishing the terms thereof. For the avoidance of doubt, the Applicable Margin for (i) each LIBOR Loan outstanding as of the Fourth Amendment Effective Date shall be five and one half percent (5.50%) per annum and (ii) each Base Rate Loan outstanding as of the Fourth Amendment Effective Date shall be four and one half percent (4.50%) per annum, in each case, until any adjustment that may occur as of each Adjustment Date following the Fourth Amendment Effective Date.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assigned Life Insurance Policies” means, collectively, the “key man” insurance policies on the lives of, Aaron Rollins, M.D or any other owner of a PC Entity or other key person obtained from time to time by the Credit Parties or by the PC Entities for the benefit of the Credit Parties pursuant to which the Agent requests that such policy be collaterally assigned for the benefit of the Agent and the Lenders (it being understood that any such collateral assignment shall be (x) entered into in the time periods specified in Section 8.03 and (y) in form and substance reasonably satisfactory to the Agent).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit A-1.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Assumed Tax Rate” shall have the meaning set forth in the definition of Permitted Tax Distributions.

“Authorized Officer” shall mean, with respect to any Credit Party, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any other senior financial officer (to the extent that such senior financial officer is designated as such in writing to the Agent by such Credit Party) of such Credit Party.

“Available Amount” shall mean, as of any date of determination, an amount equal to, without duplication, the sum of (in each case, to the extent not otherwise applied):

(i)             an amount equal to the Retained Excess Cash Flow Amount for such fiscal period; minus

(ii)            any amounts expended pursuant to Section 9.05(n) or 9.06(i).

“Available Revolving Loan Amount” shall mean, at any time, the Total Revolving Loan Commitment at such time less the sum of (x) the principal amount of all outstanding Revolving Loans and (y) Letters of Credit Outstanding at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet” shall have the meaning set forth in the definition of Historical Financial Statements.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Base Rate” shall mean, for any day, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest one sixteenth of one percent (1/16 of 1.00%) equal to the highest of: (a) the Prime Rate in effect on such day; (b) the Federal Funds Rate in effect on such day plus one-half of one percent (0.50%); and (c) the sum of (i) the LIBOR Rate calculated for each such day based on an Interest Period of one (1) month (but for the avoidance of doubt, not less than one percent (1.00%) per annum), plus (ii) one percent (1.00%). Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate.

“Base Rate Loan” shall mean any Loan calculated based on the Base Rate.

“Blocked Person” shall have the meaning set forth in Section 7.25(b).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” shall mean, as to any person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity.

“Borrower” shall mean (i) Intermediate Holdings (prior to giving effect to the Closing Date Acquisition) and (ii) EBS Enterprises (upon giving effect to the Closing Date Acquisition and Debt Push Down).

“Borrowing” shall mean and include (a) the incurrence of one Type of Initial Term Loan on the Closing Date or, as the context may require, a Fourth Amendment Term Loan on the Fourth Amendment Effective Date or an Incremental Term Loan from time to time after the Fourth Amendment Effective Date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Term Loans, the same Interest Period (provided that, Base Rate Loans incurred pursuant to Section 2.10 shall be considered part of any related Borrowing of LIBOR Term Loans), and (b) the incurrence of one Type of any Revolving Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Revolving Loans, the same Interest Period (provided, that Base Rate Loans incurred pursuant to Section 2.10 shall be considered part of any related Borrowing of LIBOR Revolving Loans).

“Budget” shall have the meaning set forth in Section 8.01(e).

“Business Associate Agreement” shall mean each business associate agreement between a Credit Party and a PC Entity, in form and substance reasonably acceptable to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement

“Business Day” shall mean (a) any day excluding Saturday, Sunday and any day that shall be in the City of New York or Los Angeles a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (b) in the case of any LIBOR Loans, any day that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Carry-Over Amount” shall have the meaning set forth in Section 9.13(c).

“Cash Collateralize” shall mean, with respect to a Letter of Credit, the pledge and deposit of immediately available funds (or, if the Letter of Credit Issuer benefitting from such collateral shall agree in its sole discretion, other credit support) into a cash collateral account maintained with (or on behalf of) the Agent in an amount equal to one hundred and five percent (105%) of the Stated Amount of such Letter of Credit as collateral pursuant to documentation in form and substance satisfactory to the Agent and the Letter of Credit Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:

(a)            any direct obligation of (or unconditional guarantee by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after the date of acquisition thereof;

(b)            commercial paper and other highly liquid short-term money market securities maturing not more than one hundred eighty (180) days from the date of issue and issued by (i) a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition thereof, rated A 2 or higher by S&P or P 2 or higher by Moody’s, or (ii) any Lender (or its holding company);

(c)            any certificate of deposit, time deposit or bankers acceptance, maturing not more than one hundred eighty (180) days after its date of issuance, which is issued by either: (i) a bank organized under the laws of the United States (or any state thereof) which has, at the time of acquisition thereof, (A) a credit rating of P2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) a Lender;

(d)            any repurchase agreement having a term of not more than thirty (30) days entered into by any Person with a commercial banking institution, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $500,000,000 or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations;

(e)            readily marketable securities with maturities of twelve (12) months or less from the date of acquisition that are direct Obligations issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having one of the two highest investment grades rating from S&P or Moody’s (or the equivalent thereof);

(f)             demand deposit accounts maintained in the ordinary course of business with any commercial banking institution that is either: (i) a bank organized under the laws of the United States (or any state thereof) which has, at the time of acquisition thereof, (A) a credit rating of P2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) a Lender; and

(g)            investment in money market or mutual funds investing at least ninety-five percent (95%) of their assets in securities of the types described in clauses (a) through (f) above.

“Cash Management Obligations” means obligations of Holdings, the Borrower or any of its Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds, (but excluding any line of credit or other obligation for borrowed money), in each case, entered into in the ordinary course of business.

“Casualty Event” shall mean the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries, including any taking of all or any part of any real property of any Person in or by condemnation or other eminent domain proceedings pursuant to any Applicable Laws, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean any event, transaction, occurrence or series of events resulting in any of the following: (a) prior to the date of consummating a Qualified IPO, either (i) the Permitted Holders ceasing to beneficially and of record own and control, directly or indirectly, at least fifty-one percent (51%) on a fully diluted basis of the aggregate outstanding voting or economic rights of the outstanding Capital Stock of Holdings, free and clear of all Liens (other than Permitted Liens), (~~b~~ii) the Sponsor and its Controlled Investment Affiliates ceasing to beneficially and of record own and control, directly or indirectly, at least twenty-five percent (25%) on a fully diluted basis of the aggregate outstanding voting or economic rights of the outstanding Capital Stock of Holdings, free and clear of all Liens (other than Permitted Liens), or (~~c~~iii) the Sponsor and its Controlled Investment Affiliates ceasing to possess the right to elect (through contract, ownership of voting securities or otherwise) at least two-thirds of the Governing Body of Holdings and its Subsidiaries and to direct the management, policies and decisions of Holdings and its Subsidiaries, (~~d~~b) on or after the date of consummating a Qualified IPO, either (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on October 25, 2021) beneficially and of record owning and controlling, directly or indirectly, forty percent (40%) or more on a fully diluted basis of the aggregate outstanding voting or economic rights of the outstanding Capital Stock of New Parent (other than such ownership by the Permitted Holders), (ii) New Parent ceasing to directly own and control one hundred percent (100%) of the voting and economic rights associated with all classes of Capital Stock of Holdings, free and clear of all Liens (other than Permitted Liens), or (iii) a majority of the members of the board of directors or other equivalent governing body of New Parent cease to be composed of Continuing Directors, (c) Holdings ceasing to directly own and control one hundred percent (100%) of the voting and economic rights associated with all classes of Capital Stock of EBS Enterprises, ~~(e~~free and clear of all Liens (other than Permitted Liens), (d) EBS Enterprises ceasing to own and control one hundred percent (100%) of the voting and economic rights associated with all classes of Capital Stock of each of its Subsidiaries which are Credit Parties, free and clear of all Liens (other than Permitted Liens), (~~f~~e) the sale, transfer or other disposition of all or substantially all of the assets of any Credit Party (other than pursuant to a transaction expressly permitted under this Agreement) or, on or after the date of consummating a Qualified IPO, New Parent, (~~g~~f) Aaron Rollins, M.D. ceases to serve as the senior officer, member or manager of any Credit Party or is no longer directly or indirectly responsible for, and in control of, day to day management and the business operations of such Credit Party, unless within one-hundred and eighty (180) days thereafter a replacement reasonably acceptable to both the Borrower and the Agent is appointed and such replacement accepts such appointment within such period; or (~~h~~g) a “Change of Control” (as defined in any Subordinated Loan Agreement shall occur).

“Claims” shall have the meaning set forth in the definition of Environmental Claims.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans or Revolving Loans, and, when used in reference to any Commitment, refers to whether such Commitment is an Incremental Term Loan Commitment (to the extent any such amounts are so committed) or a Revolving Loan Commitment.

“Closing Date” shall mean October 2, 2018.

“Closing Date Acquisition” shall have the meaning set forth in the recitals to this Agreement.

“Closing Date Acquisition Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Closing Date Acquisition Documents” shall mean, collectively, the Closing Date Acquisition Agreement, and all other documents, agreements and instruments executed or delivered in connection with the Closing Date Acquisition.

“Closing Date EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of EBS Enterprises and its Subsidiaries on a consolidated basis, determined using the financial information contained in the Historical Financial Statements for the period ending on June 30, 2018 and for the period of twelve consecutive fiscal months ending on such date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any assets of any Credit Party or other collateral upon which Agent has been granted a Lien in connection with the Credit Documents.

“Collateral Assignment of PC Documents” means a collateral assignment of the PC Documents in respect of the PC Documents of a given PC Entity, in form and substance reasonably satisfactory to the Agent, which Collateral Assignment of PC Documents shall be made by a Credit Party in favor of the Agent, and acknowledged by the applicable PC Entity.

“Collateral Assignment of R&W Insurance” means a collateral assignment of the representation and warranty insurance policy obtained by the Borrower in connection with the Closing Date Acquisition, in form and substance reasonably satisfactory to Agent.

“Collateral Sale” shall have the meaning set forth in Section 11.14.

“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Credit Parties.

“Commitment” shall mean, with respect to each Lender, such Lender’s Term Loan Commitment or Revolving Loan Commitment.

“Commodity Exchange Act” shall mean, the Commodity Exchange Act (7 U.S.C.§ 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning set forth in Section 12.24.

“Compliance Certificate” shall mean a certificate duly completed and executed by an Authorized Officer of the Borrower substantially in the form of Exhibit C-1, together with such changes thereto or departures therefrom as Agent may from time to time reasonably request or approve for the purpose of monitoring the Credit Parties’ compliance with the Financial Covenants, certain other calculations or as otherwise agreed to by Agent.

“Confidential Information” shall have the meaning set forth in Section 12.17.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” shall mean, for any specified period, the sum of, without duplication, all expenditures made, directly or indirectly, by Holdings and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, that are capital expenditures in accordance with GAAP, including expenditures that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries, or have a useful life of more than one year and including any deposits reported as current assets that constitute capital expenditures in accordance with GAAP.

“Consolidated EBITDA” shall mean, for a specified period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum of:

(a)            Consolidated Net Income,

plus

(b)            to the extent (and in the same amount) deducted in calculating Consolidated Net Income for such period, the sum of, without duplication, amounts for:

(i)            Consolidated Interest Expense (net of interest income),

(ii)           (x) provision for Taxes based on income, profits or capital and sales taxes, including federal, foreign, state, franchise, excise and similar Taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such Taxes or arising from any Tax examinations and (y) Permitted Tax Distributions with respect to such period, in each case, without duplication, net of any Tax refunds received,

(iii)          total depreciation expense,

(iv)          total amortization expense,

(v)           other non-cash charges or adjustments reducing Consolidated Net Income (excluding any such non-cash item (x) to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period or (y) relating to a write-down, write off or reserve with respect to Accounts Receivable or inventory),

(vi)          losses on asset sales, disposals or abandonments (other than (i) of current assets and (ii) asset sales, disposals or abandonments in the ordinary course of business),

(vii)         reported operating losses or expenses incurred with respect to de novo treatment facilities during the six (6) month period immediately prior to the opening thereof; provided, that (x) the amount added back to Consolidated Net Income pursuant to this clause (vii) shall not exceed, in the case of any individual de novo treatment facility, an amount in excess of $250,000 in the aggregate during the term of this Agreement, and (y) the aggregate amount added back to Consolidated Net Income pursuant to this clause (vii) for any period of twelve (12) consecutive fiscal months shall not exceed ten percent (10%) of Consolidated EBITDA (as calculated without giving effect to any addbacks under clause (vii) – (xv) hereof) for such period;

(viii)        Permitted Management Payments,

(ix)           reasonable, documented out-of-pocket fees, costs and expenses incurred in connection with the consummation of the Transactions (x) in an aggregate amount not to exceed $2,915,548.72 on the Closing Date, and (y) to the extent incurred within ninety (90) days after the Closing Date, such additional amounts approved by Agent in its reasonable discretion,

(x)            reasonable, documented out-of-pocket fees, costs and expenses incurred in connection with amendments, restatements, replacements, extensions, supplements, waivers or other modifications with respect to the Credit Documents, in each case to the extent paid within ninety (90) days after the date of such amendment, restatement, replacement, extension, supplement, waiver or other modification,

(xi)           to the limited extent set forth in Section 10.03, the amount of a Specified Equity Contribution made in respect of such period and applied in accordance with Section 10.03,

(xii)         the amount of (A) any net-after tax unusual or non-recurring costs, expenses or charges actually and directly incurred in cash by the Credit Parties and (B) any pro forma “run rate” cost savings, operating expense reductions, synergies and other adjustments (including the amount of any synergies, business optimization expenses, restructuring charges or integration charges directly attributable to the undertaking or implementation of any strategic initiatives, severance, retention, other employee related costs, recruiting, relocation, one-time compensation or bonus charges, closing and consolidation of facilities, reserves, consulting, cost-savings initiatives and contract termination costs), in each case, that are projected by the Credit Parties in good faith to be realized within nine (9) months after the consummation of the Closing Date Acquisition, a Permitted Acquisition, a permitted Disposition or any other non-ordinary course Specified Transaction permitted under the Credit Documents giving rise to such adjustments from actions taken or committed to be taken within such period (calculated on a Pro Forma Basis as though such cost savings, operational expense reductions, synergies and other adjustments were realized on the first day of such period for which the Consolidated EBITDA is being determined as if such cost savings, operational expense reductions, synergies and other adjustments were realized during the entirety of the period), net of the amount of actual benefits realized during such period from such actions; provided that any such amounts added back under this clause (xii) are identifiable, factually supportable, reasonably expected to have a continuing impact and directly related to such transaction; provided further that each compliance certificate delivered by an appropriate Authorized Officer of Borrower shall provide reasonable detail (and attach back-up documentation and calculations) evidencing the amounts to be added back under this clause (xii); provided further that (x) the aggregate amount added back pursuant to this clause (xii) for any period of twelve (12) consecutive fiscal months (i) ending on the Closing Date until the last day of the fourth Fiscal Quarter ending after the Closing Date shall not exceed twenty-five percent (25%) of Consolidated EBITDA (as calculated without giving effect to any addbacks under clause (vii) – (xiii) hereof) for such period and (ii) ending after the last day of the fourth Fiscal Quarter ending after the Closing Date shall not exceed twenty percent (20%) of Consolidated EBITDA (as calculated without giving effect to any addbacks under clause (vii) – (xiii) hereof) and (y) such cost savings and operational expense reductions must also be permitted to be included in financial statements prepared in accordance with Regulation S-X,

(xiii)        the documented and out-of-pocket fees, costs and expenses incurred in connection with a Qualified IPO, all as described in the Form 10-Q filed by Parent with respect to such period, and

(xiv)      ~~(xiii)~~  other add-backs or adjustments from time to time approved in writing by the Agent in its sole discretion,

minus

(c)            to the extent (and in the same amount) included in calculating Consolidated Net Income for such period, the sum of, without duplication, amounts for:

(i)            (A) other non-cash income or gains or adjustments increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual of a reserve for a potential cash item in any prior period), and (B) cash and non-cash gains from adjustments of earnout and deferred purchase price amounts in connection with a Permitted Acquisition and described in clause (d) of the definition of “Indebtedness.”

(ii)           gains on asset sales, disposals or abandonments (other than (A) of current assets and (B) asset sales, disposals or abandonments in the ordinary course of business),

(iii)          extraordinary, unusual or non-recurring gains and income,

(iv)          income of any Person that is not a Credit Party.

Notwithstanding anything to the contrary contained herein, for each of the calendar months ending on the dates set forth below, “Consolidated EBITDA” shall be deemed to be the amount set forth below opposite such date (and if any period of determination includes additional calendar months not set forth below, then Consolidated EBITDA shall be determined by taking the sum of the portion of the period that may be determined by reference to the table below plus the remaining portion determined in accordance with the definition above):

Calendar Month	Consolidated EBITDA
April 30, 2020	-$	86,000
May 31, 2020		$505,000
June 30, 2020		$1,121,000
July 31, 2020		$2,072,000
August 31, 2020		$2,325,000
September 30, 2020		$2,379,000
October 31, 2020		$2,531,000
November 30, 2020		$2,887,000
December 31, 2020		$2,505,000
January 31, 2021		$3,227,000
February 28, 2021		$3,422,000
March 31, 2021		$4,165,000

“Consolidated Excess Cash Flow” shall mean, for a specified period, the excess (if any), of: (a) the sum of (i) Consolidated EBITDA for such period (which, for the avoidance of doubt, shall not be calculated on a Pro Forma Basis for such period) plus (ii) the amount of tax refund payments received by Holdings and its Subsidiaries in cash during such period, less (b) the sum for such period (without duplication and to the extent that the following amounts have not already been deducted in determining Consolidated EBITDA for such period) of (i) Consolidated Interest Expense paid in cash, (ii) scheduled principal payments made in cash during such period, (iii) Permitted Tax Distributions and Taxes based on income paid in cash by Holdings and its Subsidiaries, (iv) Consolidated Capital Expenditures made in cash during such period (and not financed, other than with the proceeds of Revolving Loans), (v) Permitted Management Payments to the extent paid in cash and added back to Consolidated EBITDA during such period, (vi) any other costs, expenses and/or charges described in clause (b) of the definition of Consolidated EBITDA to the extent paid in cash during such period, (vii) increases (or minus decreases) in Consolidated Working Capital for such period, (viii) the amount of cash consideration paid during such period by Holdings and its Subsidiaries in connection with Permitted Acquisitions and other Investments permitted under the Credit Documents to the extent that such Permitted Acquisitions and other permitted Investments were not financed with the proceeds of long-term Indebtedness (other than any Revolving Loans) of Holdings or its Subsidiaries, (ix) any pro forma adjustments, pro forma cost savings, operating expense reductions and cost synergies included in the definition of Consolidated EBITDA in each case, related to Permitted Acquisitions, Dispositions or other transactions (including in respect of pro forma adjustments set forth in clause (b)(xii) of the definition of Consolidated EBITDA) consummated by the Credit Parties and (x) Restricted Payments paid in cash pursuant to Section 9.06(m) during such period (and not financed) (which amount under this clause (x), for the avoidance of doubt, shall be $8,316,401.12 in the fiscal year ending December 31, 2021).

“Consolidated Interest Expense” shall mean, for any specified period, for Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, the sum of: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), plus (b) commitment fees and other scheduled, recurring fees paid or payable to Agent or any Lender under the Credit Documents, to the extent treated as interest under GAAP, plus (c) the net amount payable (or minus the net amount receivable) in respect of Hedging Obligations relating to interest during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” shall mean, for any specified period, the consolidated net income (or loss) of Holdings and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP; provided that there shall be excluded from such consolidated net income (or loss) (to the extent otherwise included therein), without duplication: (i) the income (or loss) of any Person (other than any consolidated wholly-owned Subsidiary of Holdings) in which any Person (other than Holdings or any of its consolidated wholly-owned Subsidiaries) has an ownership interest, except to the extent of the amount of any dividends or other distributions actually paid in cash to Holdings or any of its consolidated Subsidiaries by such Person during such specified period, (ii) the income (or loss) of any Person accrued prior to the date on which it becomes a consolidated Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its consolidated Subsidiaries or such Person’s assets are acquired by Holdings or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or by any Applicable Laws or any agreement, (iv) the cumulative effect of a change in accounting principles during such period, (v) the net after Tax income (loss) for such period attributable to the early extinguishment of Indebtedness and the termination of associated Hedging Agreements and other derivative instruments and (vi) the revenue of any PC Entity that is not a Qualified PC Entity.

“Consolidated Total Debt” shall mean, as of any date of determination, the outstanding principal amount of all Funded Debt (which, in the case of the Revolving Loans, shall be deemed to equal the average daily amount of the Revolving Loans outstanding for the period of the then-current fiscal quarter of Holdings and its Subsidiaries elapsed to such date of determination, and which, in the case of Letter of Credit Outstandings, shall be deemed to equal the average daily amount of Letter of Credit Outstandings for the period of the then-current fiscal quarter of Holdings elapsed to such date of determination).

“Consolidated Working Capital” shall mean, as of any date of determination, the excess of (a) the sum of all amounts permitted hereunder (other than Qualified Cash) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of the Loans and Obligations in respect of Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income Taxes.

“Consulting Agreements” shall mean each consulting agreement (or similar agreement) between a Credit Party and the consultant party thereto, in form and substance reasonably acceptable to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuing Directors” means the directors of New Parent immediately following the consummation or a Qualified IPO, whether or not such directors have been elected by the stockholders of New Parent on the date of such consummation, and each other director of New Parent, if such other director’s nomination for election to the board of directors of New Parent is recommended by a majority of the then Continuing Directors of New Parent.

“Continuity Agreements” shall mean each continuity agreement, membership interest transfer restriction agreement, stock transfer restriction agreement or other similar agreement between the applicable Credit Party, the applicable PC Entity and the applicable equity holder(s) of such PC Entity, in form and substance reasonably satisfactory to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Contractual Obligation” shall mean, as to any Person, any obligation of such Person under any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, in each case, other than the Obligations.

“Control Agreement” shall mean a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the applicable Credit Party, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent “control” over the applicable securities accounts, deposit accounts or investment property, as the case may be.

“Controlled Affiliate” shall mean, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such Person (or any person Controlling such Person) primarily for making equity or debt investments in portfolio companies.

"Controlled Investment Affiliate" shall mean (1) funds or investment vehicles managed and controlled by the Sponsor or (2) as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Credit Documents” shall mean this Agreement, the Security Documents, any Note, the Fee Letter, the Fourth Amendment Fee Letter, the Collateral Assignment of PC Documents, the Collateral Assignment of R&W Insurance, the Management Subordination Agreement, and any agreement creating or perfecting rights in Cash Collateral pursuant to this Agreement, any intercreditor or subordination agreements in favor of Agent with respect to this Agreement or any other agreement, document or instrument entered into now, or in the future, by any Credit Party or any Affiliate thereof, on one hand, and Agent, any Lender and/or any other Secured Party, on the other hand, in connection with any of the foregoing.

“Credit Extension” shall mean and include the making (but not the conversion or continuation) of a Loan or the issuance of a Letter of Credit.

“Credit Facility” shall mean any of the Initial Term Loan Facility, the Fourth Amendment Term Loan Facility or the Revolving Credit Facility, as applicable, and collectively, the Initial Term Loan Facility, the Fourth Amendment Term Loan Facility and the Revolving Credit Facility.

“Credit Party” shall mean the Borrower, each of the Guarantors and each other Person that becomes a Credit Party hereafter pursuant to the execution of joinder documents.

“Cure Amount” shall have the meaning set forth in Section 10.03.

“Cure Right” shall have the meaning set forth in Section 10.03.

“Debtor Relief Law” shall mean title 11 of the United States Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent transfer, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Push Down” shall have the meaning set forth in the recitals to this Agreement.

“Declined Amounts” shall have the meaning set forth in Section 5.02(c).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund any portion of the Term Loans, Revolving Loans or Letter of Credit Participations required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its Letter of Credit Participation) within one (1) Business Day of the date when due, (b) has notified the Borrower, the Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it has committed to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within one (1) Business Day after written request by the Agent or the Borrower, to confirm in writing in a manner satisfactory to the Agent or the Borrower, as applicable, that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent or the Borrower, as applicable), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding or any other proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Deficit Funding Agreement” shall mean each deficit funding loan agreement (or similar agreement) between a Credit Party and a PC Entity, in form and substance reasonably acceptable to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement, pursuant to which security agreement such PC Entity shall grant a security interest in favor of such Credit Party to secure the payment and performance of such PC Entity’s obligations to such Credit Party.

“Disposition” shall mean, with respect to any Person, any sale, transfer, lease, sub-lease, contribution, assignment, disposition or other conveyance (including by way of merger, consolidation, division, liquidation or distribution) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Total Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination of the Total Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary other than a Foreign Subsidiary.

“Drawing” shall have the meaning set forth in Section 3.04(b).

“EBS Parent” shall mean EBS Parent LLC, a Delaware limited liability company.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning set forth in Section 12.24.

“Electronic Record” shall have the meaning set forth in Section 12.24.

“Electronic Signature” shall have the meaning set forth in Section 12.24.

“Eligible Assignee” shall mean any Person other than a Defaulting Lender, Borrower, any other Credit Party, any of their respective Subsidiaries or Affiliates (including the Sponsor or any Affiliate thereof), or any natural person.

“Employee Benefit Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), program or arrangement that is sponsored, maintained or contributed to (or to which there is an obligation to contribute or to make payments) by any Credit Party or any Subsidiary of a Credit Party, or in respect of which any Credit Party or any Subsidiary of a Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise, in each case, other than any Pension Plan and any Multiemployer Plan.

“Environmental Claims” shall mean any and all administrative, regulatory, adjudicatory or judicial actions, suits, demands, demand letters, claims, liens, fines, penalties, requests for information, inquiries, notices of noncompliance or violation, investigations (other than internal reports prepared by the Credit Parties in the ordinary course of such Person’s business) or proceedings (“Claims”) relating in any way to any Environmental Law, any Hazardous Material, or any permit issued, or any approval given, under any such Environmental Law, including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial, investigation, monitoring or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release of, threat of Release of, or exposure to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state, foreign, regional, county or local statute, law, rule, regulation, directive, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, decree or judgment, relating to the protection of human health, safety or the environment or natural resources, including laws relating to the Release, threat of Release, manufacture, processing, distribution, use, presence, production, treatment, storage, disposal, transport, labeling or handling of, or exposure to, Hazardous Materials, including the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Clean Air Act and CERCLA, and other similar state and local statutes, and any regulations promulgated thereto.

“Equity Documents” shall mean the documents executed and/or delivered in connection with the Equity Investment.

“Equity Investment” shall have the meaning set forth in the recitals to this Agreement.

“Equity Percentage” shall mean the percentage of the purchase price paid with cash of the Credit Parties (other than from the cash proceeds of Indebtedness) for the acquisition consummated by any Credit Party under (x) the Closing Date Purchase Agreement or (y) with respect to any other acquisition permitted hereunder consummated after the Closing Date, under the relevant purchase agreement (it being understood that the purchase price of any acquisition will be deemed paid with the cash proceeds of any Indebtedness incurred at the time of (or substantially concurrently with) the consummation of such acquisition).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that, together with any Credit Party or a Subsidiary thereof is treated as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 11.17(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.17(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.17(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.17(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.17(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Article X.

“Excess Amount” shall have the meaning set forth in Section 9.13(c).

“Excluded Accounts” shall have the meaning set forth in Section 8.12(b).

“Excluded Equity Issuance” shall mean (a) any issuance of Capital Stock of Holdings to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time which are permitted under this Agreement, (b) any issuance of Capital Stock or receipt of a capital contribution by a wholly-owned Subsidiary of a Credit Party to a Credit Party or to another wholly-owned Subsidiary of a Credit Party constituting an Investment permitted hereunder, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom (including the occurrence of a Change of Control), any issuance of Capital Stock or receipt of a capital contribution by Holdings to Sponsor or any other equityholder of Holdings as of the Closing Date and (d) the receipt of a capital contribution by Holdings of the Net Equity Proceeds of a Qualified IPO; provided that notwithstanding the foregoing, Specified Equity Contributions shall not constitute Excluded Equity Issuances.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.04(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Target Debt Agreements” shall mean any Indebtedness of the Credit Parties and their Subsidiaries for borrowed money immediately prior to the consummation of the Closing Date Acquisition and related Transactions on the Closing Date.

“Extraordinary Receipts” shall mean any cash or other receipts received by any Credit Party or any Subsidiary thereof not in the ordinary course of business (other than tax refunds and the proceeds of any Excluded Equity Issuance), including (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnification payments received by any Credit Party or Subsidiary in respect of or on account of (x) the Closing Date Acquisition or (y) any Permitted Acquisition, other Investment or Disposition, in the case of this clause (y), financed in whole or in part by the proceeds of any Loan, (c) any (x) purchase price adjustment or (y) working capital adjustment in excess of $250,000 received by any Credit Party or Subsidiary pursuant to the Closing Date Acquisition Agreement or any purchase agreement or related documentation (less, with respect to each of the foregoing clauses (c)(x) and (y) above, an amount equal to the product of (x) the amount of such purchase price adjustment or working capital adjustment in excess of $250,000 multiplied by (y) the Equity Percentage), (d) any pension plan reversions received by any Credit Party or Subsidiary or (e) the proceeds of any Assigned Life Insurance Policies received the Credit Parties after the Closing Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into among Governmental Authorities in connection with the implementation of such sections of the Code.

“Federal Flood Insurance” shall mean federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated as of the Closing Date by and among Holdings, Intermediate Holdings, EBS Enterprises and First Eagle.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.01, the Fee Letter or the Fourth Amendment Fee Letter.

“FEMA” shall mean the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenant Amendment” shall have the meaning set forth in Section 12.05.

“Financial Covenants” shall mean the covenants set forth in Section 9.13; provided that, other than for the purpose of delivering a Compliance Certificate and evidencing compliance with 9.13(a) in relation to a quarterly or annual test date as required pursuant to Section 8.01(d), all references to and compliance with the Total Leverage Ratio shall mean and be references to the Total Leverage Ratio as calculated in accordance with clause (b) of the definition of “Total Leverage Ratio”, applying the applicable Total Leverage Ratio levels set forth in Section 9.13(a).

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Eagle” shall have the meaning set forth in the preamble to this Agreement.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any specified Test Period, the ratio of: (a) (i) Consolidated EBITDA for the Test Period ending on such date minus (ii) Consolidated Capital Expenditures made for such Test Period in cash (and not financed, other than with proceeds of the Revolving Loans), to (b) the sum (for such period) of (i) Consolidated Interest Expense paid in cash for such Test Period plus (ii) principal payments of Indebtedness scheduled to have been made during such Test Period plus (iii) Taxes based on income paid in cash for such Test Period and Permitted Tax Distributions with respect to such period plus (iv) any management fees paid in cash pursuant to the Management Agreement during such Test Period plus (v) any earnouts paid in cash during such Test Period plus (vi) any Restricted Payments paid in cash during such Test Period (other than any Restricted Payments paid pursuant to Section 9.06(m)); provided, that, for purposes of calculating the Fixed Charge Coverage Ratio as of any date on and after the Fourth Amendment Effective Date and on or prior to March 31, 2022, the amounts in clauses (b)(i) and (ii) shall be calculated on an Annualized Basis. For the purposes of this definition, “Annualized Basis” shall mean with respect to calculating an amount (i) for the period ending June 30, 2021, such amount from the Fourth Amendment Effective Date until the fiscal quarter ending June 30, 2021 divided by the number of calendar days in such period from and after the Fourth Amendment Effective times 365, (ii) for the period ending September 30, 2021, such amount for the fiscal quarter ending September 30, 2021 times four (4), (iii) for the period ending December 31, 2021, such amount for the two (2) fiscal quarter period ending December 31, 2021 times two (2) and (iv) for the period ending March 31, 2022, such amount for the three (3) fiscal quarter period ending March 31, 2022 times four-thirds (4/3).

“Flood Insurance” shall mean, for any Real Property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.  Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loan and any prior liens on the Real Property up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) primarily for the benefit of individuals who reside outside of the United States that is maintained, contributed to, or required to be contributed to, by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate or in respect of which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Foreign Subsidiary” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Fourth Amendment” shall mean the Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Holdings, the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date” shall mean May 5, 2021

“Fourth Amendment Fee Letter” shall mean the Fourth Amendment Fee Letter dated as of the Fourth Amendment Effective Date by and among Holdings, the Borrower and First Eagle.

“Fourth Amendment Term Loan” shall have the meaning set forth in Section 2.01(b).

“Fourth Amendment Term Loan Commitment” shall mean, with respect to each Lender that is a Lender on the Fourth Amendment Effective Date, such Lender’s obligation to make the Fourth Amendment Term Loan on the Fourth Amendment Effective Date pursuant to Section 2.01(b) in the amount set forth opposite such Lender’s name on Schedule 1.01 as such Lender’s “Fourth Amendment Term Loan Commitment”.

“Fourth Amendment Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Fourth Amendment Transaction Documents” shall mean the Fourth Amendment and each of the documents executed and/or delivered in connection with the Fourth Amendment Transactions, including without limitation, the Credit Documents entered into on the Fourth Amendment Effective Date.

“Fourth Amendment Transactions” shall mean, collectively, the transactions to occur on the Fourth Amendment Effective Date pursuant to the Fourth Amendment Transaction Documents, including (a) the execution and delivery of the Credit Documents and the Credit Extensions hereunder by the Borrower on the Fourth Amendment Effective Date, (b) the making of Restricted Payments permitted under Section 9.06(m) and (c) the payment of all fees, costs and expenses incurred or paid by Holdings, the Borrower or any of their Subsidiaries in connection with the foregoing.

“Freely Assignable” means, with respect to any PC Document, such contract or agreement if (i) it does not contain express restrictions or conditions (including, without limitation, the payment of any fee) on the assignment, sale, disposition or other transfer by the applicable Credit Party party thereto (and any of its successors and assigns) of, or the granting of any Lien by the applicable Credit Party (and its successors and assigns) in, its rights, title and interest thereunder, to any other Person (including any such transfer as a result of the exercise of any such Lien therein, whether by foreclosure or otherwise), (ii) under which, without obtaining the consent of any Person, no default will occur, no penalty will accrue and no violation of breach of any terms thereof will result or arise due to (x) any such granting of a Lien in such rights, title and interest of the applicable Credit Party (or any of its successors or assigns) or upon any such assignment, sale, disposition or other transfer, or (y) any Change of Control or change in ownership of the applicable Credit Party, and (iii) otherwise, under Applicable Law, it is freely assignable to third parties (or Affiliates) by the applicable Credit Party (and its successors or assigns).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Letter of Credit Exposure other than Letter of Credit Exposure that has been Cash Collateralized in accordance with the terms hereof.

“Fronting Fee” shall have the meaning set forth in Section 4.01(a)(i).

“Funded Debt” shall mean, as of any date of determination, all then outstanding Indebtedness of Holdings and its Subsidiaries, on a consolidated basis, of the type described in clauses (a), (b), (d), (e), (g) and (j) of the defined term “Indebtedness”.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, that if Borrower notifies the Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Agent, the Lenders and the Credit Parties shall negotiate in good faith to effect such amendment and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governing Body” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers, managing member, sole member or other governing members or board of such Person, (c) in the case of any partnership, the general partner or the board of directors of the general partner of such Person or (d) in any other case, the functional equivalent of the foregoing.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date, entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantor” and “Guarantors” shall have the meanings set forth in the preamble to this Agreement.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any Environmental Law; and (c) any other chemical, material or substance, which is classified, prohibited, limited or regulated by, or forming the basis of liability under any Environmental Law.

“Health Care Laws” shall mean (i) all applicable federal and state fraud and abuse laws, including but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b) and any similar state laws), any state physician self-referral prohibitions, and the regulations promulgated pursuant to such statues; (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated under such acts; (iii) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended, and all applicable rules and regulations issued by the Federal Food and Drug Administration; (iv) the Controlled Substances Act, as amended, and all applicable rules and regulations issued thereunder by the U.S. Drug Enforcement Administration; (v) all applicable state health care laws or regulations, including those related to the corporate practice of medicine and fee-splitting; (vi) all applicable health care licensure, permitting or certification laws and regulations; (vii) all applicable health care laws or regulations regulating billing for physician services and (viii) all applicable health care licensure, permitting or certification laws, including those related to medical professional licensing; each of (i) through (viii) as may be amended from time to time.

“Hedging Agreement” shall mean (a) any and all agreements or documents that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, and (b) any and all agreements and documents (and the related confirmations) entered into in connection with any transactions of any kind, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“HIPAA” means all laws governing or regulating the privacy or security of patient, medical or individual healthcare information, including the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, all as amended from time to time, including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E (the “Privacy Rule”), the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C (the “Security Rule”), the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162 (the “Standard Transaction Rule”), and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D (the “Breach Notification Rule”), all as amended from time to time.

“Historical Financial Statements” shall mean (a) the unaudited balance sheets of EBS Enterprises as of December 31, 2016 and December 31, 2017 (for 2017, the “Balance Sheet”) and the related statements of operations, statements of members’ equity and statements of cash flows for the fiscal years then ended; and (b) the unaudited balance sheet of EBS Enterprises as of June 30, 2018 and the related statement of operations, statement of members’ equity and statement of cash flows for the six (6) months then ended, in each case prepared consistently in accordance with EBS Enterprises’ past practice (except as set forth in Section 1.1 of the disclosure schedules to the Closing Date Acquisition Agreement), applied on a consistent basis subject to normal year-end adjustments, consistently applied throughout the periods presented (which are consistent with the Balance Sheet and none of which would, in the aggregate, be materially adverse to EBS Enterprises).

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Holdings Parent” shall mean any direct or indirect parent company of Holdings.

“Incremental Effective Date” shall have the meaning set forth in Section 2.01(e).

“Incremental Facility” shall have the meaning set forth in Section 2.01(e).

“Incremental Facility Request” shall have the meaning set forth in Section 2.01(e).

“Incremental Term Loan” shall have the meaning set forth in Section 2.01(e).

“Incremental Term Loan Commitment” shall have the meaning set forth in Section 2.01(e).

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)            net Hedging Obligations of such Person;

(d)            all obligations of such Person to pay the deferred purchase price of property or services, including earnout obligations solely to the extent such obligations are required to be accounted for as a liability on the consolidated balance sheet of Holdings in accordance with GAAP (other than trade accounts payable in the ordinary course of business not more than ninety (90) days past the due date set forth in the original invoice therefor);

(e)            all Capitalized Lease Obligations;

(f)             indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g)            all Attributable Indebtedness;

(h)            all obligations of such Person in respect of Disqualified Capital Stock;

(i)             all obligations of such Person under or in respect of a synthetic lease, tax retention operating lease, off-balance sheet loan or other off-balance sheet financing product; and

(j)             all Guarantee Obligations of such Person in respect of any of the foregoing,

provided, that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business and (iv) preferred Capital Stock to the extent not constituting Disqualified Capital Stock.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (f) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Borrower” shall mean EBS Intermediate LLC, a Delaware limited liability company.

“Initial Term Loan” shall have the meaning set forth in Section 2.01(a).

“Initial Term Loan Commitment” shall mean, with respect to each Lender that is a Lender on the Closing Date, such Lender’s obligation to make the Initial Term Loan on the Closing Date pursuant to Section 2.01(a) in the amount set forth opposite such Lender’s name on Schedule 1.01 as such Lender’s “Initial Term Loan Commitment”.

“Initial Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“Intermediate Holdings” shall have the meaning set forth in the recitals to this Agreement.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) Contingent Liabilities in favor of any other Person; (c) the ownership by such Person of any Capital Stock or other investment in such other Person, including the purchase by such Person of any Capital Stock of such other Person, the issuance by such other Person of any Capital Stock to such Person or the making of a capital contribution or other equity investment by such Person in such other Person; (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all assets of a Person that constitute a business unit or all or a substantial part of the business of such Person; (e) the opening of any de novo treatment facility; (f) the creation or formation of a Subsidiary or (g) the opening or acquisition of any PC Entity. The amount of any Investment at any time shall be the original principal or capital amount thereof and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, but reduced by the amount of any dividends, distributions, return of capital and other amounts received in cash by the Credit Parties in respect of such Investment, up to the original amount of such Investment.

“IRS” means the United States Internal Revenue Service.

“Lender” shall have the meaning set forth in the preamble to this Agreement.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has not made Revolving Loans pursuant to Section 3.04(a) at such time and (b) such Lender’s Revolving Loan Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made Revolving Loans pursuant to Section 3.04(a)).

“Letter of Credit Fee” shall have the meaning set forth in Section 4.01(a)(i).

“Letter of Credit Issuer” shall mean a Lender or Affiliate thereof or other financial institution designated by the Agent to issue one or more Letters of Credit hereunder for the Borrower or its Subsidiaries’ account.

“Letter of Credit Maturity Date” shall mean the date that is five (5) Business Days prior to the Maturity Date.

“Letter of Credit Participant” shall have the meaning set forth in Section 3.03(a).

“Letter of Credit Participation” shall have the meaning set forth in Section 3.03(a).

“Letter of Credit Request” shall have the meaning set forth in Section 3.02(a).

“Letter of Credit Sub-Commitment” shall mean $0.

“Letters of Credit” shall mean any letter of credit issued pursuant to Article III hereof.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit with respect to which Revolving Loans have not been made in repayment thereof.

“LIBOR Loan” shall mean any LIBOR Term Loan or LIBOR Revolving Loan.

“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (0.01%) equal to the greater of (x) (i) one percent (1.00%) or (ii) the rate of interest per annum determined by the Agent in good faith on the basis of the rate published by Bloomberg Professional Service Page LIBOR01 (or such successor page) as the offered rate for loans in Dollars for the applicable Interest Period administered by ICE Benchmark Administration (or its successor) as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used) if not so appearing, then as published in the “Money Rates” section of The Wall Street Journal or another national publication selected by the Agent (or a LIBOR Replacement Rate agreed between Borrower and Agent in accordance with Section 2.10(c)). Each change in LIBOR shall become effective each Business Day that the Agent determines such rate of interest has changed in accordance with Section 2.08. The establishment of LIBOR Rate by the Agent shall be final and binding, absent manifest error.

“LIBOR Replacement Rate” shall have the meaning set forth in Section 2.10(c).

“LIBOR Revolving Loan” shall mean any Revolving Loan calculated based on LIBOR.

“LIBOR Term Loan” shall mean any Term Loan calculated based on LIBOR.

“LIBOR Scheduled Unavailability Date” shall have the meaning set forth in Section 2.10(c).

License Agreement” shall mean each license agreement (or similar agreement) between a Credit Party and a PC Entity, in form and substance reasonably acceptable to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee be deemed to be a Lien.

“Loan” shall mean, individually, any Revolving Loan or Term Loan made by any Lender hereunder, and collectively, the Revolving Loans and the Term Loans made by the Lenders hereunder.

“Management Agreement” shall mean that certain Management Agreement, by and among the Credit Parties and the Sponsor.

“Management Services” shall mean any and all non-clinical management and administrative services including, without limitation, billing and collection services, space, equipment or staffing provided by a Credit Party to a PC Entity.

“Management Services Agreements” shall mean each management agreement (or similar agreement) between a Credit Party and a PC Entity pursuant to which the applicable Credit Party provides Management Services and such Credit Party is paid for such Management Services, in each case, in form and substance reasonably satisfactory to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Management Subordination Agreement” shall mean the Management Subordination Agreement, dated as of the Closing Date, entered into by the Sponsor and Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to Agent.

“Master Agreement” shall have the meaning set forth in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, properties, condition (financial or otherwise), or results of operations of Holdings and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Credit Documents, (c) the rights or remedies of the Secured Parties or the Lenders hereunder or thereunder, or (d) the priority of any Liens granted to Agent by any Credit Party under the Credit Documents.

“Material Contracts” shall mean, with respect to any Credit Party, ~~(a)~~ each of the PC Documents~~, (b) each of the contracts listed on Schedule 1.01(a) and (c) each other contract with which the failure to maintain or comply could reasonably be expected to have a Material Adverse Effect~~.

“Material Leased Property” shall have the meaning set forth in Section 8.11(f).

“Maturity Date” shall mean October 2, 2023.

“Maximum Lawful Rate” shall have the meaning set forth in Section 2.08(g).

“Maximum Reserve Amount” shall have the meaning set forth in Section 8.12(a).

“Minimum Borrowing Amount” shall mean $100,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed or other security document entered into by any applicable Credit Party and the Agent for the benefit of the Secured Parties in respect of any owned interest in Real Property of such Credit Party, in form and substance reasonably satisfactory to the Agent.

“Mortgage Documents” shall have the meaning set forth in Section 8.11(d).

“Mortgaged Property” shall mean each parcel of Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to the Credit Documents.

“Multiemployer Plan” shall mean a “multiemployer plan” within the meaning of Section 3(37) of ERISA to which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate makes, is making, is obligated, or within the last six (6) years has been obligated, to make contributions, or with respect to which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has any liability, actual or contingent.

“National Flood Insurance Program” shall mean the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Casualty Proceeds” shall mean, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Credit Party or any of its Subsidiaries in connection with such Casualty Event (net of all reasonable and customary collection fees and expenses thereof (including, without limitation, any legal or other professional fees), to the extent paid to Persons that are not Affiliates of any Credit Party or any of its Subsidiaries), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien permitted by Section 9.02(c) on the property which is the subject of such Casualty Event, and less any Taxes payable by a Credit Party or Subsidiary of Credit Party on account of, and any Permitted Tax Distributions attributable to, such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next twelve (12) months in cash in connection with such Casualty Event; provided, that if, after the expiration of such twelve (12) month period, the amount of such estimated or assessed Taxes, if any, exceeded the Taxes and Permitted Tax Distributions actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute Net Casualty Proceeds under Section 5.02(a)(iv) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(b).

“Net Disposition Proceeds” shall mean, with respect to any Disposition by any Credit Party or any of its Subsidiaries, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all reasonable and customary legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition which have not been paid and are not payable to Affiliates of such Person, and (ii) all Taxes payable by a Credit Party or Subsidiary of a Credit Party on account of, and any Permitted Tax Distributions attributable to, proceeds from such Disposition, actually paid, assessed or estimated by such Person (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds, (iii) the amount of such cash or Cash Equivalents required to repay any Indebtedness (other than the Obligations), so long as such Indebtedness is permitted under this Agreement and is permitted to be senior to or pari passu with the Obligations in right of payment) and no Event of Default shall have occurred and be continuing at the time of payment of such Indebtedness or would arise after giving effect to such payment and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within ninety (90) days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (v) are (1) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent and (2) paid to Agent and to be applied as Net Disposition Proceeds in prepayment of the applicable Obligations in accordance with Section 5.02(a)(iii) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve; provided, that if, after the expiration of the twelve (12) month period referred to in clause (b)(ii) and (iv) above, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) and (iv) above exceeded the Taxes and Permitted Tax Distributions actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Section 5.02(a)(iii) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(b).

“Net Equity Proceeds” shall mean, with respect to the sale, issuance or exercise after the Closing Date by any Credit Party or any of its Subsidiaries (or by New Parent in connection with a Qualified IPO) of any Capital Stock or any capital contribution by any Person to any such Credit Party or Subsidiary, the excess of: (a) the gross cash proceeds received by such Credit Party ~~or~~, Subsidiary or New Parent from such sale, issuance or exercise, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid and are not payable to Affiliates of such Credit Party ~~or~~, Subsidiary or New Parent in connection therewith.

“Net Extraordinary Proceeds” shall mean, with respect to any Extraordinary Receipt by any Credit Party or any of its Subsidiaries, the excess of: (a) any cash amount (and any cash proceeds of any non-cash amount) received by or paid to any Credit Party or any Subsidiary on account thereof, over (b) the sum of: (i) all reasonable and customary legal and other professional fees and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Extraordinary Receipt which have not been paid and are not payable to Affiliates of such Person, and (ii) all Taxes payable by a Credit Party or Subsidiary of a Credit Party on account of, and any Permitted Tax Distributions attributable to, proceeds from such Disposition, actually paid, assessed or estimated by such Person (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds (after taking into account any available tax credits or deductions) (provided, that if, after the expiration of the twelve (12) month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes and Permitted Tax Distributions actually paid in cash in respect of proceeds from such Extraordinary Receipt, the aggregate amount of such excess shall constitute Net Extraordinary Proceeds under Section 5.02(a)(v) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(b)(v)); provided however, that Net Extraordinary Proceeds shall not include cash receipts to the extent such proceeds have been previously used to repair or replace the assets giving rise to such proceeds or that such indemnity payments or other payments in respect of judgments or settlement of claims, litigation or proceeds to the extent that such payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly paid or applied to pay (or to reimburse such person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“New Parent” means AirSculpt Technologies, Inc., a Delaware corporation.

“Non-Consenting Lender” shall have the meaning set forth in Section 12.07(b).

“Note” shall mean, as the context may require, a Term Loan Note or a Revolving Loan Note.

“Notice of Borrowing” shall have the meaning set forth in Section 2.03.

“Notice of Conversion or Continuation” shall have the meaning set forth in Section 2.06.

“Obligations” shall mean all Loans, advances, debts, liabilities, obligations, covenants and duties (including any Erroneous Payment Subrogation Rights) owing by any Credit Party to any Lender, Agent, Letter of Credit Issuer or any other Person required to be indemnified hereunder, that arise under any Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including all fees, expenses and other amounts accruing during the pendency of any proceeding of the type described in Section 10.01(h), whether or not allowed in such proceeding.

“OFAC” shall have the meaning set forth in Section 7.25(b).

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except that any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.07).

“Parent” means (i) prior to the date of consummating a Qualified IPO, EBS Parent ~~LLC, a Delaware limited liability company~~and (ii) on and after the date of consummating a Qualified IPO, New Parent.

“Parent Company” means Holdings, Parent and any other Person of which the Borrower is an indirect wholly-owned Subsidiary.

“Participant” shall have the meaning set forth in Section 12.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 12.06(c)(ii).

“Patriot Act” shall have the meaning set forth in Section 12.20.

“Payment Recipient” has the meaning assigned to it in Section 11.17(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“PC Affiliate” shall mean any PC Entity and any director, officer or beneficial owner of Capital Stock of any PC Entity.

“PC Documents” means the Management Services Agreements, the Deficit Funding Agreements, the Continuity Agreements, the License Agreements, the Consulting Agreements and, as applicable, the Business Associate Agreements.

“PC Entity” shall mean any Person (other than a natural person) providing professional medical services if and to the extent Applicable Law provides that the direct or indirect ownership of such Person shall be limited to appropriately licensed professionals (natural persons) who are duly licensed or otherwise legally authorized to render the specific professional services for which the Person was organized and which Person is party to a Management Services Agreement that is in full force and effect.

“Pension Plan” shall mean an “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan), and subject to Title IV of ERISA, Section 412 of the Code or Sections 302 or 303 of ERISA, that is sponsored, maintained or contributed to (or to which there is or was an obligation to contribute or to make payments) by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate, or in respect of which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Perfection Certificate” shall mean, individually and collectively, the certificates, substantially in the form of Exhibit P-1 or otherwise in form and substance satisfactory to the Agent, delivered by the Credit Parties to the Agent.

“Permitted Acquisition” shall mean any acquisition by a Credit Party (other than Holdings) of (i) all or substantially all of the assets of a target, which assets are located in the United States or (ii) one hundred percent (100%) of the Capital Stock of a target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)            to the extent the proposed acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 6.02 shall have been satisfied;

(b)           the Borrower shall have notified the Agent of such proposed acquisition at least fifteen (15) days prior to the consummation thereof and furnished to the Agent and the Lenders at least ten (10) days prior to the consummation thereof: (i) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such acquisition) and, at the request of the Agent or Required Lenders, such other information and documents that the Agent or Required Lenders may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith), (ii) pro forma financial statements of Holdings and its Subsidiaries after giving effect to the consummation of such proposed acquisition, (iii) a quality of earnings report as to the target and its subsidiaries, to the extent the Consolidated EBITDA (calculated with reference to the target and its subsidiaries instead of Holdings and its Subsidiaries) is greater than $4,000,000 or unless otherwise obtained by a Credit Party, from a nationally recognized accounting or financial advisory firm, (iv) a certificate of an Authorized Officer of the Borrower demonstrating that, on a Pro Forma Basis immediately after giving effect to the consummation of such acquisition, (A) the Credit Parties and their Subsidiaries shall be in compliance with the Financial Covenants (in each case recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01), and (B) the Total Leverage Ratio, recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, shall not exceed 4.00 to 1.00 and (v) copies of such other agreements, instruments and other documents as the Agent reasonably shall request;

(c)            the Credit Parties and their Subsidiaries (including any new Subsidiary acquired in connection therewith) shall execute and deliver the agreements, instruments and other documents to the extent required by Section 8.11 and, to the extent requested by Agent, the Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of (x) the seller’s representations, warranties and indemnities to the Credit Parties or any of their Subsidiaries under the acquisition documents, or (y) any representation and warranty insurance policy obtained by the Borrower or any Affiliate thereof in connection therewith;

(d)            such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target;

(e)            no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f)            immediately after giving effect to such acquisition, the Available Revolving Loan Amount shall be not less than $2,000,000;

(g)            the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such acquisition, and the maximum amount of all deferred payments, including earnouts) (x) in connection with any individual Permitted Acquisition (or series of related Permitted Acquisitions) shall not exceed $9,000,000, and (y) in connection with all Permitted Acquisitions during the term of this Agreement shall not exceed $35,000,000 in the aggregate; and

(h)            the target or assets to be acquired shall be engaged in a business of the type permitted by Section 9.12; and

(i)             the target has earnings before interest, taxes, depreciation and amortization for the most recently ended twelve (12) month period prior to the acquisition date for which financial statements are available (after giving effect to any pro forma adjustments acceptable to the Agent) of greater than zero.

“Permitted Earnouts” means unsecured obligations of the Borrower or any Subsidiary arising from a Permitted Acquisition which (a) are payable based on the achievement of specified financial results over time and (b) are subject to subordination terms (or a subordination agreement in favor of the Agent and Lenders) reasonably satisfactory to the Agent.

“Permitted Holders” means (a) the Sponsor and its Controlled Investment Affiliates and (b) Hauser Private Equity, Ft. Washington Capital, SEDCO Capital, Commonfund, Vinik Family Office, Thrivent Financial and Morgan Stanley AIP.

“Permitted Liens” shall have the meaning set forth in Section 9.02.

“Permitted Management Payments” shall mean payments paid to Sponsor in accordance with Section 9.06(e)(i).

“Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness of any Credit Party or any of its Subsidiaries permitted hereunder (the “Refinanced Indebtedness”); provided that (i) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness shall not exceed the principal amount of such Refinanced Indebtedness plus the amount of any interest, premiums or penalties required to be paid thereon plus fees and expenses associated therewith, in each case, in an amount not to exceed ten percent (10%) of the principal amount of such Refinanced Indebtedness, (ii) such refinancing, refunding, extending, renewing or replacing Indebtedness shall have the same or a later final maturity and longer weighted average life to maturity than the final maturity and remaining weighted average life to maturity of the Refinanced Indebtedness and (iii) the terms of any such refinancing, refunding, extending, renewing or replacing Indebtedness shall not be, taken as a whole, materially more onerous to the Credit Parties than the Refinanced Indebtedness and shall not have defaults, rights or remedies that are, taken as a whole, materially more burdensome to the Credit Parties than the Refinanced Indebtedness, (iv) the sole obligors on such refinancing, refunding, extending, renewing or replacing Indebtedness shall be the original obligors on such Refinanced Indebtedness, and (v) if such Refinanced Indebtedness is Subordinated Indebtedness, such refinancing, refunding, extending, renewing or replacing Indebtedness shall be subordinated to the Obligations to at least the same extent as such Refinanced Indebtedness is so subordinated and shall be subject to subordination terms that are no less favorable to the Lenders than the subordination terms that are applicable to such Refinanced Indebtedness.

“Permitted Tax Distributions” shall mean, with respect to each Tax year, (i) distributions by any Credit Party to Holdings to permit Holdings to make the distributions described in clause (ii) below and (ii) (A) with respect to any taxable year (or portion thereof) with respect to which Parent is a partnership or disregarded entity for U.S. federal income tax purposes, distributions by Holdings to ~~EBS~~ Parent in an amount equal to the sum, for each member of ~~EBS~~  Parent, of the excess, if any of (x) (1) the aggregate taxable income of the Borrower allocable (through ~~EBS~~ Parent) to such member with respect to a current or just-completed fiscal year minus any taxable loss of ~~EBS~~ Parent allocated to the member by ~~EBS~~  Parent in respect of any prior fiscal year and not previously taken into account in determining tax distributions by ~~EBS~~ Parent to such member to the extent that such loss would be available under the Code to offset income of the member (or, as appropriate, the direct or indirect partners, members or shareholders of the member) in such fiscal year and all prior fiscal years (determined as if income or loss of ~~EBS~~ Parent attributable to Borrower and its direct or indirect Subsidiaries was then only income or loss of such members), in each case determined under U.S. federal income tax principles and determined without taking into account adjustments pursuant to Section 704(c) of the Code, multiplied by (2) the highest combined marginal U.S. federal, state and local income tax rates applicable to an individual or corporate resident in New York City or California, whichever is greater, taking into account any surtax, any reduced rate on long-term capital gains (to the extent that the allocated income would be so taxed) for such current or just-completed fiscal year and, in the reasonable discretion of Holdings based upon the reasonable and good faith determinations of the board of managers of ~~EBS~~ Parent, Section 199A of the Code (such rate, the “Assumed Tax Rate”) (and, for the avoidance of doubt, the Assumed Tax Rate shall be the same for all members of ~~EBS~~ Parent for each fiscal year) over (y) the aggregate distributions, other than tax distributions, previously made by ~~EBS~~ Parent to such member with respect to such current or just-completed fiscal year; provided, however, that allocations from ~~EBS~~ Parent in respect of items not attributable to Borrower or its direct or indirect Subsidiaries shall be disregarded in determining Permitted Tax Distributions. Permitted Tax Distributions may be made on a quarterly basis not earlier than five (5) days prior to the original due date for quarterly U.S. federal estimated tax payments based upon estimates made in good faith by Holdings or Borrower; provided that the total of such estimated quarterly distributions along with any distribution made with respect to the due date of Holdings’ or its (direct or indirect) members’, as applicable, U.S. federal, state, and local income tax return for such Tax year do not exceed the what the Permitted Tax Distributions with respect to such tax year would have been had they been based upon actual allocation, except to the extent any excess is applied to an estimated tax distribution for the following Tax year, and (B) with respect to any taxable year (or portion thereof) with respect to which Parent is a corporation for U.S. federal income tax purposes, distributions by Holdings to Parent in an amount equal to (x) the aggregate net taxable income (if any) of the Borrower with respect to a current or just-completed fiscal year, minus any taxable loss of the Borrower in respect of any prior fiscal year and not previously taken into account in determining tax distributions by Borrower to the extent that such loss would be available under the Code to offset income of the Parent in such fiscal year and all prior fiscal years, in each case determined under U.S. federal income tax principles, multiplied by (y) the highest combined marginal U.S. federal, state and local income tax rates applicable to a corporate resident in New York City or California, whichever is greater, taking into account any surtax, for such current or just-completed fiscal year and, in the reasonable discretion of Holdings based upon the reasonable and good faith determinations of the board of managers of Parent. Permitted Tax Distributions shall be reduced by any prior distributions (other than Permitted Tax Distributions) from Holdings to such member with respect to such current or just-completed tax period. Where the amount of Permitted Tax Distributions is referred to elsewhere in this Agreement, such amount shall, to avoid double-counting, be determined solely by reference to amounts described in clause (ii) above.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean a Pension Plan or a Multiemployer Plan.

“Pledged Stock” shall have the meaning given to such term in the Security Agreement.

“Prepayment Premium” shall have the meaning set forth in Section 5.01(g).

“Pricing Table” means the following table:

		Revolving Loans, Term Loans and all other Obligations (other than Incremental Term Loans)
Tier Level	Total Leverage Ratio	Base Rate Margin	LIBOR Margin
1	Greater than or equal to 4.25 to 1.00	5.00%	6.00%
2	Less than 4.25 to 1.00, but greater than or equal to 2.50 to 1.00	4.50%	5.50%
3	Less than 2.50 to 1.00	4.00%	5.00%

For purposes of the Pricing Table, if the Borrower shall at any time fail to deliver financial statements for any fiscal quarter when due pursuant to Section 8.01(b) or the related Compliance Certificate for such fiscal quarter pursuant to Section 8.01(d), then from and after the immediately following Adjustment Date, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the first day of the calendar month immediately following the date of delivery of such financial statements and Compliance Certificate.

In the event either the Borrower or Agent determines in good faith that the calculation of the Total Leverage Ratio on which the applicable interest rate for any particular period was determined is inaccurate, and as a consequence thereof, the applicable interest rate was lower that it would have been, (i) the Borrower shall promptly deliver to Agent a corrected Compliance Certificate for such period upon discovery by Borrower or notice to Borrower by Agent thereof, (ii) Agent shall notify the Borrower in writing of the amount of interest that would have been due in respect of any outstanding Obligations during such period had the applicable rate been calculated based on the correct Total Leverage Ratio during such period and (iii) Borrower shall promptly pay to Agent the difference, if any, between the amount that would have been due and the amount actually paid in respect of such period. Notwithstanding anything in this definition to the contrary, the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table shall apply at all times after the occurrence and during the continuance of an Event of Default under Section 10.01, Section 10.01(c) (with respect to any violation of Section 9.13) or Section 10.01(h).

“Prime Rate” shall mean a variable per annum rate, as of any date of determination, equal to the rate as of such date published in The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

“Pro Forma Basis” shall mean, for purposes of calculating the Total Leverage Ratio and the Fixed Charge Coverage Ratio:

(a)            Investments, acquisitions (including the Closing Date Acquisition and other Permitted Acquisitions), mergers, consolidations and dispositions of any Subsidiary, line of business or division, or other Specified Transaction that have been made by the specified Person or any of its Subsidiaries, or any Person or any of its Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Subsidiaries, and including any related financing transactions and incurrences of Indebtedness, and including increases in ownership of Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable reference period;

(b)            any Person that is a Subsidiary on the date of determination will be deemed to have been a Subsidiary at all times during such reference period;

(c)            any Person that is not a Subsidiary on the date of determination will be deemed not to have been a Subsidiary at any time during such reference period; and

(d)            all of the charges described in clause (b) of the definition of Fixed Charge Coverage Ratio shall be annualized for the applicable reference period by multiplying the product of (i)(A) the applicable components of such charges made from and after the closing date of the applicable transaction through the last day of such reference period divided by (B) the number of calendar days in such post-closing period, times (ii) 365.

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and shall be reasonably satisfactory to the Agent. Any such pro forma calculation may include adjustments appropriate, in the good faith determination of the Borrower as set forth in an officers’ certificate, to reflect operating expense reductions (but not revenue increases) expected to result from the applicable pro forma event if such adjustments are reasonably satisfactory to the Agent.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrower that is in deposit accounts or in securities accounts, or any combination thereof, which deposit accounts and securities accounts are the subject of Control Agreements and are maintained by a branch office of the applicable bank or securities intermediary located within the United States of America.

“Qualified IPO” means the issuance and sale by New Parent of its common Capital Stock in an initial underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, and pursuant to which one hundred percent (100%) of the Net Equity Proceeds received by New Parent from such issuance and sale are contributed to Holdings, and thereafter by Holdings to Borrower, within two Business Days of receipt by New Parent and in which such contributed Net Equity Proceeds are no less than $5,000,000.

“Qualified PC Entity” shall mean a PC Entity (a) which pursuant to the PC Documents between such PC Entity and the applicable Credit Party, all of the collected revenue of such PC Entity is deposited in a deposit account of a Credit Party subject to a Control Agreement or a deposit account of such PC Entity and such collected revenue is swept and deposited into a deposit account of a Credit Party which is subject to a Control Agreement within one (1) Business Day of the date on which such revenue is deposited in an account of such PC Entity, free and clear of all Liens other than Permitted Liens and Liens arising under any Deficit Funding Agreement), (b) with respect to which (i) no material breach or default shall have occurred and be continuing under the PC Documents to which such PC Entity is a party which such breach or default has not been cured within thirty (30) days of the Borrower obtaining knowledge of such breach or default, and (ii) no Credit Party shall have waived any provision of the Continuity Agreement (if applicable) to which such PC Entity is a party in a manner adverse to the Lenders, (c) with respect to which the Management Services Agreement to which such PC Entity is a party has not been terminated, (d) which does not have any Lien on any of its assets or property (other than any Lien imposed by law consisting of a landlord’s lien or banker’s lien in the ordinary course of business, any Lien arising under the Deficit Funding Agreement to which such PC Entity is a party and any other Liens securing obligations which do not exceed (x) $100,000 for any individual PC Entity and (y) $250,000 in the aggregate for all PC Entities), and (e) which, to the extent permitted under Applicable Law, is party to a Continuity Agreement (unless, based on the written advice of experienced healthcare counsel, the applicable Credit Party determines after consultation with the Agent that such Continuity Agreement is not legally advisable) and a Deficit Funding Agreement with a Credit Party, in each case, that is in full force and effect.

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment to be made by or on account of any Obligation of the Borrower.

“Refinanced Indebtedness” shall have the meaning set forth in the definition of “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning set forth in Section 12.06(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning set forth in Section 3.04(a).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of Hazardous Materials in, into, onto or through the indoor or outdoor environment.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder (excluding any such event for which the notice requirement has been waived by the PBGC).

“Required Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (a) the outstanding principal amount of the Term Loans and (b) (i) the Total Revolving Loan Commitment or (ii) if the Total Revolving Loan Commitment has been terminated, the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Exposures; provided that (x) if at any time of determination, more than one Lender (it being understood that for purposes of this proviso, Lenders that are Affiliates or Approved Funds of a Lender shall constitute a single Lender) holds at least twenty-five percent (25%) of the sum of (a) the outstanding principal amount of the Term Loans and (b) (i) the Total Revolving Loan Commitment or (ii) if the Total Revolving Loan Commitment has been terminated, the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Exposures, then Required Lenders shall include at least two (2) such Lenders; and (y) the Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Revolving Loans and Term Loans and the Letters of Credit Outstanding held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (i) the Total Revolving Loan Commitment or (ii) if the Total Revolving Loan Commitment has been terminated, the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Exposures; provided that the Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Revolving Loans and the Letters of Credit Outstanding held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution (whether in cash, securities or other property) by any Credit Party or any Subsidiary with respect to any Capital Stock of such Credit Party or such Subsidiary, (b) any payment by any Credit Party or any Subsidiary (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to such Credit Party or Subsidiary’s stockholders, partners or members (or the equivalent of any thereof), (c) any option, warrant or other right to acquire any such dividend or other distribution or payment, (d) any management fee, advisory fee, consulting fee, transaction fee and similar fees and arrangements and any costs and expenses due and owing in connection therewith that are paid by any Credit Party or Subsidiary to any holder of its Capital Stock or any Affiliate thereof, or (e) the payment, prepayment or redemption of principal of, or premium or interest or any other amount in respect of, any earnout or Indebtedness subordinated to the Obligations.

“Retained Excess Cash Flow Amount” shall mean, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the amount of Consolidated Excess Cash Flow for the prior fiscal years ending after the Closing Date (beginning with the fiscal year ended December 31, 2021) that is not (and, in each case of any such fiscal year where the respective date of required prepayment has not yet occurred pursuant to Section 5.02(a)(i), will not on such date of required prepayment be) required to be applied in accordance with Section 5.02(a)(i).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Loans of such Lender outstanding at such time and (b) such Lender’s Letter of Credit Exposure at such time.

“Revolving Credit Facility” shall have the meaning set forth in the recitals to this Agreement.

“Revolving Loan” shall have the meaning set forth in Section 2.01(c).

“Revolving Loan Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on and after the Closing Date, on Schedule 1.01 as such Lender’s “Revolving Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Revolving Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Loan Commitment, in each case as the same may be increased or decreased from time to time pursuant to terms hereof. For the avoidance of doubt, with respect to each Lender that is a Lender on the Fourth Amendment Effective Date, Schedule 1.01 sets forth the Revolving Loan Commitment of such Lender opposite such Lender’s name as of the Fourth Amendment Effective Date.

“Revolving Loan Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Loan Commitment by (b) the Total Revolving Loan Commitment as in effect at such time; provided, that at any time when the Total Revolving Loan Commitment shall have been terminated, each Lender’s Revolving Loan Commitment Percentage shall be its Revolving Loan Commitment Percentage as in effect immediately prior to such termination.

“Revolving Loan Note” shall mean a promissory note substantially in the form of Exhibit R-1.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Agent, (c) the Letter of Credit Issuer, (d) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents and (e) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder from time to time in effect.

“Security Agreement” shall mean that certain Security Agreement, by and among each Credit Party and the Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to Agent.

“Security Documents” shall mean, collectively, the Security Agreement, any Control Agreement, any intellectual property security agreements, any Collateral Assignment of PC Documents, any Mortgage, any landlord waiver or collateral access agreement, and each other security agreement or other instrument or document executed and delivered pursuant to Section 8.11 or pursuant to any of the Credit Documents to secure any of the Obligations.

“Seller” shall have the meaning set forth in the recitals to this Agreement.

“Solvency Certificate” shall mean a solvency certificate, duly executed and delivered by the chief financial officer of Holdings to Agent, in form and substance satisfactory to Agent.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Flood Hazard Area” shall mean an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Equity Contribution” shall have the meaning set forth in Section 10.03.

“Specified Transaction” means (a) the Transactions, the Fourth Amendment Transactions, any acquisition, any Disposition, any sale, transfer or other Disposition that results in a Person ceasing to be a Subsidiary, and any Investment that results in a Person becoming a Subsidiary, or any incurrence or repayment of Indebtedness or (b) any other event that by the terms of the Credit Documents requires pro forma compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall have the meaning set forth in the recitals to this Agreement.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to Drawing could then be met.

“Stated Rate” shall have the meaning set forth in Section 2.08(g).

“Subordinated Indebtedness” shall mean any Indebtedness that is subordinated in right of payment to the Obligations or that is secured by a Lien that is subordinated in priority to the Lien securing the Obligations.

“Subordination Agreement” shall mean the Management Subordination Agreement and any agreement by and between the Agent and the holder or holders of any Subordinated Indebtedness or other obligation or liability of any Credit Party entered into from time to time which provides for the subordination of such Subordinated Indebtedness, obligation or liability to the Obligations (or the subordination of the Lien securing such Subordinated Indebtedness, obligation or liability to the Lien securing the Obligations) and contains subordination and other provisions with respect to such Subordinated Indebtedness, obligation or liability that are reasonably satisfactory to the Agent in all respects.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns more than fifty percent (50%) of the Capital Stock at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of a Holdings.

“Succeeding Fiscal Year” shall have the meaning set forth in Section 9.13(c).

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or an Affiliate of a Lender).

“Tax Affiliate” shall mean (a) Holdings and its Subsidiaries and (b) any Affiliate of Holdings with which Holdings files or is required to file income tax returns on a consolidated, combined, unitary or similar group basis. For the avoidance of doubt, no PC Entity shall be treated as a Tax Affiliate of Holdings.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the Initial Term Loan, the Fourth Amendment Term Loan and any Incremental Term Loan.

“Term Loan Commitment” shall mean the Initial Term Loan Commitment, the Fourth Amendment Term Loan Commitment and/or a Lender’s commitment to make Incremental Term Loans pursuant to Section 2.01(e), as the context may require.

“Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement; provided that following the establishment of any Incremental Term Loans, such Incremental Term Loans shall be considered a separate Term Loan Facility hereunder.

“Term Loan Note” shall mean a promissory note substantially in the form of Exhibit T-1.

“Term Loan Repayment Amount” shall have the meaning set forth in Section 2.05(b).

“Term Loan Repayment Date” shall have the meaning set forth in Section 2.05(b).

“Test Period” shall mean, for any date of determination under this Agreement, the four (4) consecutive fiscal quarters of Holdings most recently ended as of such date of determination.

“Third Party Payor” means Medicare, Medicaid, TRICARE, state government insurers, private insurers (including Blue Cross and/or Blue Shield) and any other person or entity which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all third party payor programs in which any Credit Party or any PC Entity participates or is enrolled (including, without limitation, Medicare, Medicaid, TRICARE, CHAMPUS, CHAMPVA or any other federal or state health care programs, as well as private insurers (including Blue Cross and/or Blue Shield), managed care plans, or any other Third Party Payor that reimburses for health care items or services).

“THL” shall have the meaning set forth in the preamble to this Agreement.

“Total Commitment” shall mean the sum of the Total Initial Term Loan Commitment, the Total Fourth Amendment Term Loan Commitment and the Total Revolving Loan Commitment.

“Total Credit Exposure” shall mean, as of any date of determination (a) with respect to each Lender, (i) prior to the termination of the Commitments, the sum of such Lender’s Total Commitment plus such Lender’s Term Loans or (ii) upon the termination of the Commitments, the sum of such Lender’s Term Loans and Revolving Credit Exposure and (b) with respect to all Lenders, (i) prior to the termination of the Commitments, the sum of all of the Lenders’ Total Commitments plus all Term Loans and (ii) upon the termination of the Commitments, the sum of all Lenders’ Term Loans and Revolving Credit Exposures.

“Total Fourth Amendment Term Loan Commitment” shall mean the sum of the Fourth Amendment Term Loan Commitments. On the Fourth Amendment Effective Date, the Total Fourth Amendment Term Loan Commitment shall be $52,000,000 as set forth on Schedule 1.01.

“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments. On the Closing Date, the Total Initial Term Loan Commitment shall be $34,000,000 as set forth on Schedule 1.01.

“Total Leverage Ratio” shall mean, as of the last day of any Test Period:

(a)            solely for purposes of determining compliance with Section 9.13(a), the ratio of (x) the amount equal to (i) Consolidated Total Debt as of such date minus (ii) the amount of Qualified Cash in an aggregate amount not to exceed $7,500,000 to (y) Consolidated EBITDA for such Test Period and

(b)            for all other purposes under this Agreement (including, for the avoidance of doubt, the calculation of the Applicable Margin and any incurrence or similar tests based on leverage that refer to the Financial Covenants, the Total Leverage Ratio and/or to Section 9.13(a)), the ratio of (x) Consolidated Total Debt as of such date to (y) Consolidated EBITDA for such Test Period.

“Total Revolving Loan Commitment” shall mean the sum of the Revolving Loan Commitments. On the Closing Date, the Total Revolving Loan Commitment shall be $5,000,000, as set forth on Schedule 1.01.

“Transaction Documents” shall mean each of the documents executed and/or delivered in connection with the Transactions, including without limitation, the Credit Documents entered into on the Closing Date, the Equity Documents and the Closing Date Acquisition Documents.

“Transactions” shall mean, collectively, the transactions to occur on the Closing Date pursuant to the Transaction Documents, including (a) the execution and delivery of the Credit Documents on the Closing Date, the creation of the Liens pursuant to the Security Documents on the Closing Date, the initial Credit Extensions hereunder by the Initial Borrower, and the Debt Push Down and accession of EBS Enterprises as the Borrower and the merger of Intermediate Holdings with and into EBS Enterprises, with EBS Enterprises being the surviving entity and becoming a wholly-owned subsidiary of Holdings, (b) the consummation of the Closing Date Acquisition in accordance with the Closing Date Acquisition Documents and (c) the payment of all fees, costs and expenses incurred or paid by Holdings, Intermediate Holdings, the Borrower or any of their Subsidiaries in connection with the foregoing.

“Type” shall mean, as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unasserted Contingent Obligations” shall have the meaning given to such term in the Security Agreement.

“Unfunded Current Liability” shall mean, with respect to any Pension Plan, the amount, if any, by which the present value of all accumulated benefit obligations under such Pension Plan as of the close of its most recent plan year, determined in accordance with FASB Accounting Standards Codification 715: Compensation - Retirement Benefits, as in effect on the Closing Date, exceeds the fair market value of the assets of such Pension Plan allocable to such accrued benefits.

“Unpaid Drawing” shall have the meaning set forth in Section 3.04(a).

“Unused Commitment Fee” shall have the meaning set forth in Section 4.01(a)(i).

“U.S.” and “United States” shall mean the United States of America.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (f) of Section 5.04.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under or suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02       Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)            Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)            The term “including” is by way of example and not limitation.

(e)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)            Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

SECTION 1.03       Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein. For purposes of determining compliance with any incurrence or expenditure tests set forth in Article VIII and Article IX, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provisions of Article IX unless the Borrower, the Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied (ii) with respect to accounting for revenue recognition from contracts with customers and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (iii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, other than, in each case, as it applies to the delivery of financial statements in accordance with the provisions of Sections 8.01(b) or (c). A breach of any Financial Covenant shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

SECTION 1.04       Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05       References to Agreements, Applicable Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.06       Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07       Timing of Payment or Performance. When the payment of any obligation is stated to be due on a day which is not a Business Day, the date of such payment shall be the immediately preceding Business Day. When the performance of any covenant, duty or obligation (other than a payment obligation) is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

SECTION 1.08       Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other Credit Document with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

SECTION 1.09       Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Total Leverage Ratio and the Fixed Charge Coverage Ratio or component definition thereof shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Total Leverage Ratio and the Fixed Charge Coverage Ratio or component definition thereof for purposes of determining whether any Specified Transaction is permitted under this Agreement, the numerator of such ratio shall be calculated as of the date of such Specified Transaction (after giving effect to all transactions occurring on such date and any related pro forma calculations shall be made giving effect to any adjustments on a Pro Forma Basis to be made in good faith by a responsible financial or accounting officer of the Borrower and reasonably satisfactory to the Agent, subject to the final sentence of the definition of “Pro Forma Basis”); provided, further, that when calculating the Total Leverage Ratio and the Fixed Charge Coverage Ratio or component definition thereof for purposes of determining (x) compliance with Section 9.13 and/or (y) the applicable percentage of Consolidated Excess Cash Flow for purposes of Section 5.02(a)(i), the permissibility of any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable four quarter period shall not be given pro forma effect. When determining pro forma compliance with Section 9.13 for any purpose hereunder during any period ending prior to the first testing date under Section 9.13, the required Total Leverage Ratio and Fixed Charge Coverage Ratio or component definition thereof shall be the applicable ratio for the first testing date thereunder.

SECTION 1.10       Uniform Commercial Code. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

ARTICLE II

AMOUNT AND TERMS OF CREDIT FACILITIES

SECTION 2.01       Loans.

(a)           Initial Term Loans. Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan (each such term loan are referred to individually as an “Initial Term Loan” and collectively as the “Initial Term Loans”) to the Borrower, which Initial Term Loans (i) shall not exceed, for any such Lender, the Initial Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Initial Term Loan Commitment, (iii) shall be made on the Closing Date, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Term Loans; provided, that all such Initial Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Initial Term Loans of the same Type, and (v) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(b)           Fourth Amendment Term Loans. Subject to and upon the terms and conditions herein set forth, each Lender having a Fourth Amendment Term Loan Commitment severally agrees to make a loan (each such term loan are referred to individually as a “Fourth Amendment Term Loan” and collectively as the “Fourth Amendment Term Loans”) to the Borrower, which Fourth Amendment Term Loans (i) shall not exceed, for any such Lender, the Fourth Amendment Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Fourth Amendment Term Loan Commitment, (iii) shall be made on the Fourth Amendment Effective Date, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Term Loans; provided, that all such Fourth Amendment Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Fourth Amendment Term Loans of the same Type and with the same Interest Period as the outstanding Initial Term Loans and (v) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(c)           Revolving Loans. Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Loan Commitment severally agrees to make a loan or loans (each such loan, a “Revolving Loan”) to the Borrower, which Revolving Loans (i) shall not exceed, for any such Lender, the Revolving Loan Commitment of such Lender, (ii) shall not, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Loan Commitment at such time, (iii) shall not, after giving effect thereto and to the application of the proceeds thereof, at any time result in the aggregate amount of all Lenders’ Revolving Credit Exposures exceeding the Total Revolving Loan Commitment then in effect, (iv) shall be made at any time and from time to time after the Closing Date and prior to the Maturity Date (other than on the Fourth Amendment Effective Date), (v) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Revolving Loans; provided, that all Revolving Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, and (vi) may be repaid and reborrowed in accordance with the provisions hereof. No Revolving Loans shall be borrowed on the Closing Date or the Fourth Amendment Effective Date.

(d)           LIBOR Loans. Each Lender may, at its option, make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such LIBOR Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such LIBOR Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to such Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it, and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(e)           Incremental Facilities.

(i)            Requests. The Borrower, may, by written notice to the Agent (each, an “Incremental Facility Request”), request increases in the Term Loan Commitments (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”); each Incremental Term Loan Commitment are each sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) in Dollars in an aggregate amount not to exceed $7,500,000; provided that no commitment of any Lender shall be increased without the consent of such Lender; provided further that, for the avoidance of doubt, the Fourth Amendment Term Loan Facility shall not constitute an Incremental Facility and the Fourth Amendment Term Loans shall not constitute Incremental Term Loans. Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment (which shall be in a minimum amount of $1,000,000 and multiples of $100,000 in excess thereof) being requested, (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by the Agent, shall not be less than ten (10) Business Days (or such shorter period agreed to by Agent in its sole discretion) nor more than sixty (60) days after the date of such notice), and (C) whether the Incremental Term Loans shall initially consist of Base Rate Loans and/or LIBOR Loans and, if the Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto.

(ii)           Lenders. Upon delivery of the applicable Incremental Facility Request, such Incremental Facility shall be offered to all Lenders pro rata according to the respective outstanding principal amounts of the Term Loans held by each Lender. If any Lenders do not accept the offered Incremental Facility in its entirety on a pro rata basis within five (5) Business Days of such offer, then, subject to the prior written approval of the Agent, that portion of the Incremental Facility not accepted by such Lenders shall be offered to the other Lenders who hold Term Loans on a non pro rata basis.

(iii)          Conditions. No Incremental Facility shall become effective under this Section 2.01(e) unless, (a) immediately before and immediately after giving effect to such Incremental Facility, the Loans to be made thereunder, and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing, (b) on a Pro Forma Basis immediately after giving effect to such Incremental Facility, the Loans to be made thereunder, and the application of the proceeds therefrom, (A) the Credit Parties and their Subsidiaries shall be in compliance with the Financial Covenants (in each case recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01), and (B) the Total Leverage Ratio, recomputed as of, and for the four fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, shall not exceed the lesser of (x) 4.00 to 1.00 and (y) the maximum Total Leverage Ratio permitted under Section 9.13 as of the end of such fiscal quarter (or, in the case of any date of determination occurring prior to the end of the first fiscal quarter for which the Total Leverage Ratio has not yet been tested under Section 9.13, the maximum Total Leverage Ratio permitted thereunder as of such first test date), less 0.25, (c) the proceeds of such Incremental Facility shall be used solely to finance or refinance the purchase price of a Permitted Acquisition consummated substantially concurrently with the incurrence thereof or within thirty (30) days prior to or after the date of incurrence, and (d) the Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to the foregoing.

(iv)          Terms. The final maturity date of any Incremental Term Loan shall be no earlier than the maturity date of the initial Term Loans and the weighted average life to maturity of any such Incremental Term Loan shall not be shorter than the remaining weighted average life to maturity of the initial Term Loans (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of Term Loans prior to such date of determination). The all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees paid or payable to First Eagle or any of its Affiliates with respect to such Incremental Term Loan) applicable to any Incremental Term Loan shall not be more than one half of one percent (0.50%) per annum higher than the corresponding all-in yield (determined on the same basis) applicable to the then outstanding initial Term Loans, or any outstanding prior Incremental Term Loan unless the interest rate margin (and the interest rate floor, if applicable) with respect to the Revolving Loans, the then-outstanding initial Term Loans, and each outstanding prior Incremental Term Loan, as the case may be, is increased by an amount equal to the difference between the all in-yield with respect to the Incremental Term Loan and the all-in yield on the then outstanding initial Term Loans and any outstanding prior Incremental Term Loan minus one half of one percent (0.50%) per annum. Except with respect to amortization, pricing and final maturity as set forth in this clause (iv), any Incremental Term Loan shall be on the same terms as the initial Term Loans.

(f)            Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement may be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effectuate the provisions of this Section 2.01(f), and, for the avoidance of doubt, this Section 2.01(f) shall supersede any provisions in Section 12.01. From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 2.01(f) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Security Documents. The Credit Parties shall take any actions reasonably required by the Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments, including, without limitation, compliance with Section 8.01(c).

SECTION 2.02       Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Revolving Credit Loans shall be in multiples of $100,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto. More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than four (4) Borrowings of LIBOR Loans under this Agreement. Not more than four (4) Borrowings of Revolving Loans shall be made in any fiscal quarter.

SECTION 2.03       Notice of Borrowing. (a) The Borrower shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) (i) prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be initially LIBOR Loans (or such shorter period agreed to by the Required Lenders in their sole discretion), and (ii) prior to 12:00 noon (New York time) on the date of each Borrowing of Term Loans which are to be Base Rate Loans. Such notice in the form of Exhibit N-1 (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.03(b), a “Notice of Borrowing”), shall be irrevocable and shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which shall be, in the case of (x) Initial Term Loans, the Closing Date and (y) Fourth Amendment Term Loans, the Fourth Amendment Effective Date) and (C) whether the Term Loans shall consist of Base Rate Loans and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto (which Type and Interest Period shall, in the case of any Fourth Amendment Term Loans, be the same as any outstanding Initial Term Loans). The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b)           Whenever the Borrower desires to incur Revolving Loans hereunder (other than Borrowings to repay Unpaid Drawings under Letters of Credit), the Borrower shall give the Agent a Notice of Borrowing (or telephonic notice thereof promptly confirmed by delivery of a Notice of Borrowing) prior to 1:00 p.m. (New York time) at least five (5) Business Days prior to each Borrowing of Revolving Loans. Each such Notice of Borrowing, shall be irrevocable and shall specify (A) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (B) the date of Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of Base Rate Loans or LIBOR Revolving Loans and, if LIBOR Revolving Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c)           Borrowings of Revolving Loans to reimburse Unpaid Drawings under Letters of Credit shall be made upon the notice specified in Section 3.04(a).

(d)           Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent’s record of the terms of any such telephonic notice.

SECTION 2.04       Disbursement of Funds. (a) No later than (i) 2:00 p.m. in the case of each Borrowing of Revolving Loans for which a Notice of Borrowing has been delivered in accordance with Section 2.03, each Lender will make available its pro rata portion, if any, of each Borrowing (calculated in accordance with Section 2.07) requested to be made on such date in the manner provided in clause (b) of this Section 2.04, (ii) 4:00 p.m., in the case of the making of the Initial Term Loans on the Closing Date, if the conditions set forth in Article VI to the effectiveness of this Agreement are met prior to 3:00 p.m. on the Closing Date, each Lender will make available its pro rata portion, if any (calculated in accordance with Section 2.07), of the Initial Term Loan in the manner provided in clause (b) of this Section 2.04 and (iii) 4:00 p.m., in the case of the making of the Fourth Amendment Term Loans on the Fourth Amendment Effective Date, if the conditions set forth in Section 2 of the Fourth Amendment to the effectiveness of the Fourth Amendment are met prior to 3:00 p.m. on the Fourth Amendment Effective Date, each Lender will make available its pro rata portion, if any (calculated in accordance with Section 2.07), of the Fourth Amendment Term Loan in the manner provided in clause (b) of this Section 2.04.

(b)           Each Lender shall make available all amounts it is to fund to the Borrower, in immediately available funds to the Agent, and the Agent will (except in the case of Borrowings to repay Unpaid Drawings under Letters of Credit) make available to the Borrower, by depositing in an account designated by the Borrower to the Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available the same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower in writing and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower, to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Rate or (ii) if paid by the Borrower, the rate of interest then applicable to Base Rate Loans pursuant to Section 2.08. If the Borrower or such Lender shall pay interest to the Agent for the same (or a portion of the same) period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

(c)           Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

SECTION 2.05      Payment of Loans; Evidence of Debt. (a) The Borrower agrees to repay to the Lenders, on the Maturity Date, all then outstanding Term Loans, Incremental Term Loans and Revolving Loans.

(b)           The Borrower agrees to pay to the Agent, for the benefit of the Lenders of the Term Loans, quarterly on the last day of each calendar quarter ending prior to the Maturity Date (each, a “Term Loan Repayment Date”), the principal of the Term Loans in an amount equal to (i) for each Term Loan Repayment Date on or prior to June 30, 2021 (x) $100,000 in the case of any Term Loan Repayment Date on which the Total Leverage Ratio as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, was less than 4.25 to 1.00, and (y) $250,000 in the case of any Term Loan Repayment Date on which the Total Leverage Ratio as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, was greater than or equal to 4.25 to 1.00 and (ii) for each Term Loan Repayment Date on or after June 30, 2021 (x) $212,500 in the case of any Term Loan Repayment Date on which the Total Leverage Ratio as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, was less than 4.25 to 1.00, and (y) $531,250 in the case of any Term Loan Repayment Date on which the Total Leverage Ratio as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01, was greater than or equal to 4.25 to 1.00 (the amount of each payment under the foregoing clauses (i) and (ii), each a “Term Loan Repayment Amount”) (in each case, which Term Loan Repayment Amount may be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 5.01 and Section 5.02(b)):

For the avoidance of doubt, the Borrower agrees to pay to the Agent, for the benefit of the applicable Lenders, on the Maturity Date, all then outstanding Term Loans. Scheduled installments for Incremental Term Loans shall be as specified in the applicable Incremental Facility amendment or joinder agreement establishing the terms thereof.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d)           Borrower agrees that from time to time on and after the Closing Date, upon the request to Agent by any Lender, at the Borrower’s own expense, the Borrower will execute and deliver to such Lender a Note, evidencing the Loans made by, and payable to such Lender or registered assigns in a maximum principal amount equal to such Lender’s applicable Term Loan, Incremental Term Loans, or Revolving Loan Commitment, as the case may be. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party. The Agent shall maintain the Register pursuant to Section 12.06(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, an Incremental Term Loan or a Revolving Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by Agent from the Borrower and each Lender’s share thereof.

(e)           The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.05 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

SECTION 2.06       Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to not less than the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Loans of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans or LIBOR Revolving Loans as LIBOR Term Loans or LIBOR Revolving Loans, as the case may be, for an additional Interest Period; provided, that (i) no partial conversion of LIBOR Term Loans or LIBOR Revolving Loans shall reduce the outstanding principal amount of LIBOR Term Loans or LIBOR Revolving Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the proposed conversion and the Agent has, or the Required Lenders in respect of the Credit Facility that is the subject of such conversion have, determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans if an Event of Default is in existence on the date of the proposed continuation and the Agent has, or the Required Lenders in respect of the Credit Facility that is the subject of such conversion have, determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion or continuation shall be effected by the Borrower by giving the Agent written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York time) at least five (5) Business Days (or one (1) Business Day in the case of a conversion into Base rate Loans) (and in either case on not more than ten (10) Business Days) prior to such proposed conversion or continuation, in the form of Exhibit N-2 (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)           If any Event of Default has occurred and is continuing at the time of any proposed continuation of any LIBOR Loans and the Agent has, or the Required Lenders in respect of the Credit Facility that is the subject of such conversion have, determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically continued on the last day of the current Interest Period into Base Rate Loans. If, upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in Section 2.06(a), the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

SECTION 2.07      Pro Rata Borrowings. Each Borrowing of Initial Term Loan under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments. Each Borrowing of Fourth Amendment Term Loan under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Fourth Amendment Term Loan Commitments. Each Borrowing of Revolving Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then applicable Revolving Loan Commitments. Each Borrowing of Incremental Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Incremental Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

SECTION 2.08      Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof at a rate per annum that shall at all times (subject to Section 2.08(c)) be the Applicable Margin plus the Base Rate in effect from time to time.

(b)           The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof at a rate per annum that shall at all times (subject to Section 2.08(c)) be the Applicable Margin in effect from time to time plus the relevant LIBOR Rate.

(c)           From and after the occurrence and during the continuance of any Event of Default, upon written notice by the Agent or the Required Lenders to the Borrower (or automatically while any Event of Default under Section 10.01(h) exists), the Borrower shall pay interest on the principal amount of all Loans and all other due and unpaid Obligations, to the extent permitted by Applicable Law, at the rate described in Section 2.08(a) or Section 2.08(b), as applicable, plus two percentage points (2.00%) per annum. All such interest shall be payable on demand of the Agent or the Required Lenders and in cash.

(d)           Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable monthly in arrears on the last day of each calendar month, with the first such payment due on October 31, 2018, and in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)           All computations of interest hereunder shall be made in accordance with Section 5.05.

(f)            The Agent, upon determining the interest rate for any Borrowing, shall promptly notify in writing the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g)           In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any other Credit Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any Applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Applicable Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

SECTION 2.09       Interest Periods.

(a)           At the time the Borrower gives a Notice of Borrowing or a Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 p.m. (New York time) on the fifth Business Day (and in any event, on not more than ten (10) Business Days’ notice) prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have, by giving the Agent written notice (or telephonic notice promptly confirmed in writing) the right to elect the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period.

(b)           The initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires.

(c)           If any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period.

(d)           If any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day.

(e)           The Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

SECTION 2.10      Increased Costs, Illegality, etc.

(a)           In the event that:

(i)            Agent shall have reasonably determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate with respect to a proposed Loan does not adequately and fairly reflect the cost of funding such Loan, then Agent shall give written notice of such determination to Borrower. If such notice is given, any portion of the Loans which were accruing interest with reference to the LIBOR Rate shall bear interest with reference to the Base Rate beginning on the date such notice is provided to Borrower; or

(ii)           any Lender reasonably determines that any laws or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for any Lender in good faith to make or maintain the portion of the Loans bearing interest by reference to the LIBOR Rate, the Loan shall automatically bear interest with reference to the Base Rate on the next succeeding interest payment date or within such earlier period as required by Applicable Laws. Borrower hereby agrees promptly to pay each Lender (within ten (10) days of such Lender’s written demand therefor), any additional amounts necessary to compensate such Lender for any reasonable costs incurred by such Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the Loans hereunder;

(iii)          any Lender reasonably determines that any Change in Law regarding liquidity or capital requirements with which such Lender is required to comply, in each case after the Closing Date, would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender to a level below that which such Lender or the corporation controlling such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of any corporation controlling such Lender with respect to capital adequacy) as a consequence of such Lender’s obligations hereunder, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; or

(iv)          any Change in Law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b)           Upon (A) any failure by the Borrower in making any Borrowing of any Loan bearing interest by reference to the LIBOR Rate following the Borrower’s delivery to the Agent of any applicable Notice of Borrowing or (B) any payment of a Loan bearing interest by reference to LIBOR Rate on any day that is not the last day of the interest period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower agrees that within ten (10) days of receipt of a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail (a copy of which shall be furnished to the Agent by the applicable Lender), the Borrower will pay and indemnify such Lender against any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such failure or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that Loan and having a maturity and repricing characteristics comparable to the relevant interest period; provided, however, that each Lender may fund each of its Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.10(b).

(c)           Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, but without limiting Section 2.10(a) and (b) above, if the Agent shall have determined (which determination shall, in the absence of manifest error, be final and conclusive and binding upon all parties hereto), or the Required Lenders notify the Agent (with in the case of the Required Lenders, a copy to the Borrower) that the Required Lenders shall have reasonably determined (which determination likewise shall, in the absence of manifest error, be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 2.10(a) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of the London Interbank Offered Rate or a Governmental Authority having or purporting to have jurisdiction over the Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 2.10(c), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace the London Interbank Offered Rate for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement to replace the London Interbank Offered Rate with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative rates of interest (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.10(c) (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than one percent (1.00%) for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have provided written notice of such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Agent, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by the Agent in consultation with the Borrower. For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of this Section 2.10(c), if the circumstances under clauses (i) and (ii) of this Section 2.10(c) exist, the provisions of Section 2.10(a) and (b) shall apply.

SECTION 2.11      Compensation for Losses. If (a) any payment of principal of a LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.05, Section 2.06, Section 2.10, Section 5.01 or Section 5.02, as a result of acceleration of the maturity of the Loans pursuant to Article X or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any Base Rate Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.01 or Section 5.02, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan.

SECTION 2.12      Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or Section 5.04.

SECTION 2.13      Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, Section 2.11 or Section 5.04 is given by any Lender more than one hundred eighty (180) days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, Section 2.11 or Section 5.04, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

SECTION 2.14      Cash Collateral.

(a)           Certain Credit Support Events. Upon the request of the Agent or the Letter of Credit Issuer if, as of the Letter of Credit Maturity Date, any Letter of Credit Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of Letter of Credit Exposure. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Agent or the Letter of Credit Issuer, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv)) and any Cash Collateral provided by the Defaulting Lender.

(b)           Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at an institution reasonably acceptable to Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the Letter of Credit Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of Section 2.14, Section 2.15, Article III, Section 5.02 or Section 10.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.06)) or (ii) the Agent’s and the Letter of Credit Issuer’s determination, in their sole discretion, that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 5.02(g)), and (y) the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.15      Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.01.

(ii)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 5.02(g) or Article X or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 12.09), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer hereunder; third, if so determined by the Agent or requested by the Letter of Credit Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of Letter of Credit Participations; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Letter of Credit Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Exposure in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or a Revolving Loan to reimburse a Drawing were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Revolving Loans to reimburse a Drawing owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Revolving Loans to reimburse a Drawing owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees. A Lender that is a Defaulting Lender pursuant to clause (a) of the definition of Defaulting Lender shall not be entitled to receive any Unused Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). In the event that a reallocation of Revolving Loan Commitment Percentages occurs pursuant to clause (iv) below, during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all non-Defaulting Lenders with Revolving Loan Commitments based on their pro rata share of such reallocation or (B) to the Letter of Credit Issuer for any remaining portion not reallocated to other Lenders pursuant to the immediately preceding clause (A).

(iv)          Reallocation of Revolving Credit Commitment Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations hereunder, the Revolving Loan Commitment Percentage of each non-Defaulting Lender shall, at the Agent’s election, be computed without giving effect to the Revolving Loan Commitment of that Defaulting Lender; provided, that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations shall not exceed the positive difference, if any, of (1) the Revolving Loan Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender.

(v)           Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)           Defaulting Lender Cure. If the Borrower, the Agent and the Letter of Credit Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded Letter of Credit Participations to be held on a pro rata basis by the Lenders in accordance with their Revolving Loan Commitment Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

LETTERS OF CREDIT

SECTION 3.01       Issuance of Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, at any time from time to time from and including the Closing Date and prior to the Maturity Date, Agent agrees to cause a Letter of Credit Issuer to issue, upon the request of the Borrower, and for the account of the Borrower or any of its Subsidiaries, a Letter of Credit in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided, that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of any Subsidiary. Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Sub-Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding and the Revolving Loans outstanding at such time, would exceed the Total Revolving Loan Commitment then in effect, (iii) the Agent shall not have any liability hereunder in the event that the Agent is unable to cause any Letter of Credit Issuer to issue Letters of Credit hereunder, and (iv) each Letter of Credit shall have an expiration date occurring no later than the earlier of (A) one year after the date of issuance thereof, unless otherwise agreed upon by the Agent and the Letter of Credit Issuer, and (B) the date that is five (5) Business Days prior to the Maturity Date; provided, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date). The Letter of Credit Issuer shall not be under any obligation to issue a Letter of Credit if any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Exposure as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b)           (i) Each Letter of Credit shall be denominated in Dollars, (ii) no Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, and (iii) the Agent shall not cause the Letter of Credit Issuer to issue any Letters of Credit after the Agent has received a written notice from the Borrower, the Agent or any Lender stating that a Default or an Event of Default has occurred and is continuing until such time as the Agent shall have received a written notice of (A) rescission of such notice from the party or parties originally delivering such notice or (B) the waiver of such Default or Event of Default in accordance with the provisions of Section 12.01 or that such Default or Event of Default is no longer continuing.

SECTION 3.02      Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Agent at least three (3) Business Days’ (or such lesser number as may be agreed upon by the Agent and the Letter of Credit Issuer) written notice thereof. Each notice shall be executed by the Borrower and shall be substantially in the form of Exhibit L-1 (each, a “Letter of Credit Request”) or such other form as may be agreed by the Borrower, the Letter of Credit Issuer and the Agent. The Agent shall promptly transmit copies of each Letter of Credit Request to each Lender that has a Revolving Loan Commitment and to the Letter of Credit Issuer.

(b)           The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.01.

SECTION 3.03      Letter of Credit Participations. (a) Each Lender that has a Revolving Loan Commitment (other than the Letter of Credit Issuer) (each such other Lender, in its capacity under this Section 3.03(a), a “Letter of Credit Participant”) irrevocably agrees to accept and purchase and hereby accepts and purchases, on the terms and conditions set forth below, for such Letter of Credit Participant’s own account and risk an undivided interest and participation (each, a “Letter of Credit Participation”), to the extent of such Letter of Credit Participant’s Revolving Loan Commitment Percentage, in such Letter of Credit and the amount of each draft paid by the applicable Letter of Credit Issuer thereunder (which shall include the Lender’s obligation to reimburse such applicable Letter of Credit Issuer for the amount of such Drawing), each substitute letter of credit, each Drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to Agent for the ratable account of the Letter of Credit Participants as provided in Section 4.01(a)(i) and the Letter of Credit Participants shall have no right to receive any portion of any Fronting Fees).

(b)           In determining whether to pay under any Letter of Credit, Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for Letter of Credit Issuer any resulting liability.

(c)           Whenever Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Letter of Credit Participants, Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Letter of Credit Participant that has paid its Revolving Loan Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Letter of Credit Participant’s share (based upon the proportionate aggregate amount originally funded or deposited by such Letter of Credit Participant to the aggregate amount funded or deposited by all Letter of Credit Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations.

(d)           The obligations of the Letter of Credit Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents; (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit); (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or (v) the occurrence of any Default or Event of Default; provided, that no Letter of Credit Participant shall be obligated to pay to the Agent for the account of the Letter of Credit Issuer its Revolving Loan Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of Letter of Credit Issuer.

SECTION 3.04      Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse Letter of Credit Issuer, by making payment to the Agent for the account of Letter of Credit Issuer, in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one (1) Business Day after the date on which the Borrower receives notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 p.m. on the Reimbursement Date, from and including the Reimbursement Date to but excluding the date Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the rate then applicable to Revolving Loans under Section 2.08(c); provided, that (i) unless the Borrower shall have notified the Agent prior to 10:00 a.m. on the Reimbursement Date that Borrower intends to reimburse the Lenders for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders with Revolving Loan Commitments make Revolving Loans (which shall be Base Rate Loans) on the Reimbursement Date in an amount equal to the amount of such drawing, and (ii) the Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Revolving Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Revolving Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Loan Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon on the Reimbursement Date by making the amount of such Revolving Loan available to the Agent. Such Revolving Loans shall be made without regard to the Minimum Borrowing Amount. The Agent shall use the proceeds of such Revolving Loans solely for purpose of reimbursing the applicable Lenders for the related Unpaid Drawing.

(b)           The obligations of the Borrower under this Section 3.04 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Agent or any Lender (including in its capacity as a Letter of Credit Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse the Lenders for any wrongful payment made by the Lenders under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Lender.

SECTION 3.05      Indemnity. Without limiting any other provision hereof, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Lender, the Letter of Credit Issuer and each Letter of Credit Participant from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Person may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, other than as a result of the gross negligence, bad faith or willful misconduct of such Person or (b) the failure of the Letter of Credit Issuer to honor a Drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

ARTICLE IV

FEES AND COMMITMENT TERMINATIONS

SECTION 4.01      Fees. (a)

(i)            Letter of Credit Fees.

(A)         The Borrower agrees to pay the Agent for the account of each Lender having a Revolving Loan Commitment, pro rata according to the Revolving Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to (A) the Applicable Margin for LIBOR Revolving Loans then in effect times (B) the average daily Stated Amount of such Letter of Credit; provided, however, any Letter of Credit Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer pursuant to Section 3.01 shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Revolving Loan Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.14(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. The Letter of Credit Fee will be payable in arrears on the last day of each calendar month (with the first such payment being due on October 31, 2018).

(B)          The Borrower agrees to pay the Agent for the account of the Letter of Credit Issuer a fee in respect of each applicable Letter of Credit Issued hereunder (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate agreed in writing between the Borrower and the Letter of Credit Issuer. The Fronting Fee shall be due and payable monthly in arrears on the last day of each calendar month (with the first such payment being due on October 31, 2018) and on the Letter of Credit Maturity Date. In addition to the foregoing fee, the Borrower shall pay or reimburse the Letter of Credit Issuer for such normal and customary costs and expenses as are incurred or charged by the Letter of Credit Issuer in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(C)          The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under and/or amendment of a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(ii)           Unused Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender having a Revolving Loan Commitment in accordance with their respective Revolving Loan Commitment Percentages, as applicable, a commitment fee (the “Unused Commitment Fee”) calculated at the rate of one half of one percent (0.50%) on the average daily Available Revolving Loan Amount during each fiscal quarter or portion thereof from the Closing Date to the Maturity Date. The Unused Commitment Fee shall be payable monthly in arrears on the last day of each calendar month (with the first such payment being due on October 31, 2018) and on the Maturity Date or any earlier date on which the Revolving Loan Commitments shall terminate.

(b)           The Borrower agrees to pay all the Fees set forth in the Fee Letter and the Fourth Amendment Fee Letter.

SECTION 4.02      Mandatory Termination of Commitments. (a) The Total Initial Term Loan Commitment shall terminate on the Closing Date immediately after giving effect to the consummation of the Transactions.

(b)           The Total Fourth Amendment Term Loan Commitment shall terminate on the Fourth Amendment Effective Date immediately after giving effect to the consummation of the Fourth Amendment Transactions.

(c)           The Total Revolving Loan Commitment shall terminate at 12:01 a.m. on the Maturity Date.

ARTICLE V

PAYMENTS

SECTION 5.01      Voluntary Prepayments and Optional Commitment Reductions. (a) The Borrower shall have the right to prepay (i) Revolving Loans without premium or penalty, in whole or in part from time to time and (ii) Term Loan or Incremental Term Loan, in whole or in part, together with payment of the applicable Prepayment Premium, if any, in accordance with Section 5.01(g), plus accrued and unpaid interest on the principal amount being prepaid to the prepayment date.

(b)           The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) of (i) its intent to make such prepayment, (ii) the amount of such prepayment and (iii) no later than 1:00 p.m. two (2) Business Days prior to the date of such prepayment and such prepayment shall promptly be transmitted by the Borrower to each of the relevant Lenders, as the case may be. Any such notice of prepayment with respect to the Term Loans shall be irrevocable; provided that any such notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur.

(c)           Each partial prepayment of (i) any Term Loan shall be in a multiple of $250,000 and in an aggregate principal amount of at least $250,000, and (ii) any Revolving Loans shall be in a multiple of $100,000 and in aggregate principal amount of at least $100,000; provided, that no partial prepayment of LIBOR Loans outstanding under a single Borrowing shall reduce the outstanding LIBOR Loans outstanding under such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans.

(d)           With respect to each prepayment of Term Loans pursuant to this Section 5.01, the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e)           Each prepayment in respect of any Term Loans pursuant to this Section 5.01 shall be applied as directed by the Borrower or, in the absence of such direction, first, to the remaining Term Loan Repayment Amounts (including the scheduled installment to be made on the Maturity Date) in inverse order of maturity, and thereafter to outstanding Revolving Loans (without a corresponding permanent reduction of the Total Revolving Loan Commitment). Each such prepayment shall be accompanied by all accrued interest on the Loans so prepaid, through the date of such prepayment.

(f)            The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to the Agent) prior written notice to the Agent, which notice shall be irrevocable (provided that any such notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur), permanently reduce the Total Revolving Loan Commitment; provided, that such reductions shall be in an amount greater than or equal to $250,000, subject to Section 5.02(d). All reductions of the Total Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment. A permanent reduction of the Total Revolving Loan Commitment shall require a corresponding pro rata reduction in the Letter of Credit Sub-Commitment.

(g)           Notwithstanding any provision of this Agreement to the contrary, in connection with (i) any voluntary prepayment of Term Loans pursuant to Section 5.01 (excluding voluntary prepayments in an aggregate principal amount, for all such prepayments, not in excess of $6,000,000), (ii) all permanent reductions of Revolving Loan Commitments pursuant to Section 5.01, (iii) any mandatory prepayment of Term Loans pursuant to clauses (ii), (iii), (vi) and (vii) of Section 5.02(a), or (iv) any payment of Term Loans after the occurrence of an Event of Default or after acceleration of the Obligations hereunder, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, the prepayment premium set forth in the table below (expressed as a percentage of the principal amount of the Term Loans being prepaid or Revolving Loan Commitments being reduced, the “Prepayment Premium”), plus accrued and unpaid interest on the principal amount of the Loans being prepaid to the date of such prepayment, if such Term Loans are prepaid or Revolving Loan Commitments are reduced during the six (6) month period ending on the applicable monthly anniversary of the Fourth Amendment Effective Date set forth in the table below:

Monthly Anniversary of Fourth Amendment Effective Date	Prepayment Premium
Sixth	103.0%
Twelfth	102.0%
Eighteenth	101.0%
Thereafter	100.0%

SECTION 5.02      Mandatory Prepayments and Commitment Reductions; Application of Payments.

(a)            Mandatory Prepayments of Term Loans.

(i)            On or prior to the fifth (5th) Business Day after the date on which annual audited financial statements for a fiscal year are required to be delivered in accordance with Section 8.01(c), commencing with the fiscal year ending December 31, 2019 but excluding the fiscal year ending December 31, 2020, the Borrower shall prepay the Loans in an amount equal to (x) seventy-five percent (75%) of Consolidated Excess Cash Flow (if any) for such fiscal year, less (y) all voluntary prepayments of Term Loans made during such fiscal year (or period thereof) pursuant to Section 5.01, to be applied as set forth in Section 5.02(b); provided, that (A) if, with respect to any fiscal year in which a mandatory prepayment pursuant to this Section 5.02(a)(i) is otherwise due, the Total Leverage Ratio as of the end of such fiscal year is less than 4.25 to 1.00 but greater than or equal to 2.50 to 1.00, then the Borrower shall prepay the Loans in an amount equal to (x) fifty percent (50%) of Consolidated Excess Cash Flow (if any) for such fiscal year, less (y) all voluntary prepayments of Term Loans made during such fiscal year pursuant to Section 5.01, to be applied as set forth in Section 5.02(b), and (B) if, with respect to any fiscal year in which a mandatory prepayment pursuant to this Section 5.02(a)(i) is otherwise due, the Total Leverage Ratio as of the end of such fiscal year is less than 2.50 to 1.00, then the Borrower shall prepay the Loans in an amount equal to (x) twenty-five percent (25%) of Consolidated Excess Cash Flow (if any) for such fiscal year, less (y) all voluntary prepayments of Term Loans made during such fiscal year pursuant to Section 5.01, to be applied as set forth in Section 5.02(b).

(ii)            Concurrently with the incurrence of any Indebtedness by any Credit Party or any of its Subsidiaries (other than Indebtedness permitted under Section 9.01), the Borrower shall (A) notify the Agent of such incurrence (which notice shall include a reasonably detailed calculation of the amount of the proceeds of such Indebtedness to be received by such Credit Party or Subsidiary) and (B) prepay the Loans in an amount equal to one hundred percent (100%) of such proceeds, together with the applicable Prepayment Premium, to be applied as set forth in Section 5.02(b). Nothing in this Section 5.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any incurrence of Indebtedness not permitted under the terms of this Agreement.

(iii)            Concurrently with the receipt by any Credit Party or any of its Subsidiaries of any proceeds from any Disposition (other than any Dispositions permitted under Section 9.04(c), (d), (e) or (f)) in excess of $500,000 in any fiscal year (individually or in the aggregate with all other Dispositions over the course of a fiscal year), the Borrower shall (A) notify the Agent of such Disposition (which notice shall include a reasonably detailed calculation of the amount of Net Disposition Proceeds received or to be received by such Credit Party or Subsidiary) and (B) prepay the Loans in an amount equal to one hundred percent (100%) of the Net Disposition Proceeds from such Disposition, together with the applicable Prepayment Premium, to be applied as set forth in Section 5.02(b); provided, that the Borrower may, at its option by notice in writing to the Agent on or prior to the Disposition giving rise to such Net Disposition Proceeds, within one hundred eighty (180) days after such event (or, in the event such reinvestment is subject to a binding commitment to reinvest during such one hundred eighty (180) day period, one hundred eighty (180) days after such binding commitment is entered into), reinvest such Net Disposition Proceeds in assets to be used in the business of the Credit Parties so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of such Disposition and at the time of such reinvestment, in each case as certified by the Borrower in writing to the Agent, and (y) such Net Disposition Proceeds are held in an account of the Borrower that is subject to a Control Agreement pending such reinvestment. In the event that the reinvestment period described in the immediately preceding sentence expires prior to the completion of any intended reinvestment by the Credit Parties, the Borrower shall promptly notify the Agent and prepay the Loans in an amount equal to one hundred percent (100%) of such Net Disposition Proceeds (or, if less, the aggregate amount of Net Disposition Proceeds that has not been reinvested as of such date). Nothing in this Section 5.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Agreement.

(iv)            Concurrently with the receipt by any Credit Party or any of its Subsidiaries of any proceeds from any Casualty Event in excess of $500,000 in any fiscal year (individually or in the aggregate with all other Casualty Events over the course of a fiscal year), the Borrower shall (A) notify the Agent of such Casualty Event (which notice shall include a reasonably detailed calculation of the amount of Net Casualty Proceeds to be received by such Credit Party or such Subsidiary) and (B) prepay the Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds, to be applied as set forth in Section 5.02(b); provided, that the Borrower may, at its option by notice in writing to the Agent no later than thirty (30) days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds, apply such Net Casualty Proceeds to the rebuilding or replacement with similar assets of such damaged, destroyed or condemned assets or property so long as (x) such Net Casualty Proceeds are in fact used to rebuild or replace the damaged, destroyed or condemned assets or property within one hundred eighty (180) days following the receipt of such Net Casualty Proceeds (or, in the event such reinvestment is subject to a binding commitment to reinvest during such one hundred eighty (180) day period, one hundred eighty (180) days after such binding commitment is entered into), (y) no Default or Event of Default shall have occurred and be continuing at the time of such Casualty Event and at the time of such application, in each case, as certified by the Borrower in writing to the Agent and (z) such Net Casualty Proceeds are held in an account of the Borrower that is subject to a Control Agreement pending such application. In the event that the reinvestment period described in the immediately preceding sentence expires prior to the completion of any intended rebuilding or replacement by the Credit Parties, the Borrower shall promptly notify the Agent and prepay the Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds (or, if less, the aggregate amount of Net Casualty Proceeds that has not been reinvested as of such date).

(v)            Within five (5) Business Days after the receipt by any Credit Party of any proceeds from any Extraordinary Receipt, the Borrower shall (A) notify the Agent of such Extraordinary Receipt (which notice shall include a reasonably detailed calculation of the amount of proceeds received or to be received by such Credit Party or Subsidiary) and (B) prepay the Loans in an amount equal to one hundred percent (100%) of the Net Extraordinary Proceeds received in respect of such Extraordinary Receipt, to be applied as set forth in Section 5.02(b).

(vi)            Concurrently with the receipt by any Credit Party or any of its Subsidiaries of any Net Equity Proceeds ~~from the issuance of any Capital Stock (~~(other than proceeds from an Excluded Equity Issuance), the Borrower shall (A) notify the Agent of such issuance of Capital Stock (which notice shall include a reasonably detailed calculation of the amount of proceeds received or to be received by such Credit Party or Subsidiary) and (B) prepay the Loans in an amount equal to one hundred percent (100%) of such Net Equity Proceeds, together with the applicable Prepayment Premium, to be applied as set forth in Section 5.02(b). Nothing in this Section 5.02(a)(vi) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, ~~from any such issuance of Capital Stock~~in connection with the receipt of such Net Equity Proceeds.

(vii)            Immediately upon a Change of Control, Borrower shall repay the Loans in full in cash together with the applicable Prepayment Premium.  Nothing in this Section 5.02(a)(vii) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, from any such Change of Control.

(b)            Amounts to be applied in connection with prepayments made pursuant to Section 5.02(a) shall be applied first, to the remaining Term Loan Repayment Amounts (including the scheduled installment to be made on the Maturity Date) in inverse order of maturity, second, to outstanding Revolving Loans (without a corresponding permanent reduction of the Total Revolving Loan Commitment), and thereafter, to the repayment of any other outstanding Obligations. Each prepayment of the Loans under Section 5.02 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(c)            Notwithstanding the foregoing, any payment in respect of a mandatory prepayment may be declined by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of a mandatory prepayment. If a Lender chooses to decline payment in respect of a mandatory prepayment, such Lender shall provide written notice thereof to the Agent and the Borrower and the other Lenders that accept such mandatory prepayment shall have the right (at their election) to share such proceeds on a pro rata basis. In the event all Lenders decline such mandatory prepayment, the Borrower shall be entitled to retain such proceeds (the “Declined Amounts”) and shall not be required to use the Declined Amounts to make a mandatory prepayment under this Section 5.02.

(d)            Repayment of Revolving Loans. If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall forthwith repay within one (1) Business Day the principal amount of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Lenders’ Revolving Credit Exposures exceed the Total Revolving Loan Commitment, the Borrower shall pay to the Agent an amount in cash equal to such excess and the Agent shall hold such payment for the benefit of the Lenders as security for the Obligations of the Borrower hereunder (including obligations in respect of Letters of Credit Outstanding) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent (which shall permit certain investments in accordance with Section 9.05, satisfactory to the Agent, until the proceeds are applied to the secured obligations).

(e)            Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.02, the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that the Borrower pays the amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f)            Application to Revolving Loans. With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.01 or required by Section 5.02, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid; provided, that (A) LIBOR Revolving Loans may be designated for prepayment pursuant to this Section 5.02 only on the last day of an Interest Period applicable thereto unless all LIBOR Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; and (B) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(g)            Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 5.01 or this Section 5.02, all proceeds of Collateral received by Agent pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of any of the Obligations shall be, subject to the provisions of Section 2.14 and Section 2.15, applied as set forth in this clause (e), as follows:

(i)            first, to pay any costs and expenses of the Agent under the Credit Documents, including any indemnities then due to Agent under the Credit Documents, until paid in full,

(ii)            second, to pay and fees or premiums then due to the Agent or any of the Lenders under the Credit Documents until paid in full,

(iii)            third, ratably to pay any costs or expense reimbursements of Lenders and indemnities then due to any of the Lenders under the Credit Documents until paid in full,

(iv)            fourth, ratably to pay interest due in respect of the outstanding Revolving Loans and the Term Loans until paid in full,

(v)            fifth, (i) ratably to pay the principal of all outstanding Revolving Loans until paid in full, (ii) to Agent, to be held by Agent for the ratable benefit of the Letter of Credit Issuer and those Lenders having a Revolving Loan Commitment to Cash Collateralize all issued and outstanding Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.01 and Section 2.14, and (iii) ratably to pay the outstanding principal balance of the Term Loan until the Term Loan is paid in full,

(vi)            sixth, to pay any other Obligations, and

(vii)            seventh, to Borrower or such other Person entitled thereto under Applicable Law.

Subject to Section 3.03, Section 3.04 and Section 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause fifth above shall be applied to satisfy Drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

SECTION 5.03      Payment of Obligations; Method and Place of Payment. (a) The obligations of Borrower hereunder and under each other Credit Document are not subject to counterclaim, set-off, rights of rescission, or any other defense. Subject to Section 5.04, and except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, rights of rescission, counterclaim or deduction of any kind, to the Agent for the ratable account of the Secured Parties entitled thereto, not later than 2:00 p.m. on the date when due and shall be made in immediately available funds in Dollars to the Agent. The Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Agent prior to 2:00 p.m. on such day) like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.

(b)            For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.

SECTION 5.04      Net Payments. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.04, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.04(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax,

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable,

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(II)            executed copies of IRS Form W-8ECI,

(III)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit U-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit U-2 or U-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit U-4 on behalf of each such direct and indirect partner,

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made,

(D)            if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date, and

(E)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.04 (including by the payment of additional amounts pursuant to this Section 5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i)            Defined Terms. For purposes of this Section 5.04, the term “Applicable Law” includes FATCA.

SECTION 5.05      Computations of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of three hundred and sixty (360) days. Payments due on a day that is not a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.01      Conditions Precedent to Initial Credit Extension. The obligation of the Lenders to fund the initial Credit Extension on the Closing Date is subject to the prior or concurrent satisfaction of the following conditions precedent:

(a)            Credit Documents. The Agent shall have received the following documents, duly executed by an Authorized Officer of each Credit Party and each other relevant party and, in each case, in form and substance reasonably satisfactory to the Agent:

(i)            this Agreement;

(ii)           the Fee Letter;

(iii)          the Security Agreement;

(iv)          the Collateral Assignment of PC Documents;

(v)           the Collateral Assignment of R&W Insurance;

(vi)          [reserved;]

(vii)         the Management Subordination Agreement;

(viii)        a Notice of Borrowing with respect to the Term Loan to be made on the Closing Date;

(ix)          the Perfection Certificate; and

(x)           each other Credit Document required by Agent to be entered into as of the Closing Date.

(b)            Collateral. (i) All Capital Stock owned by each Credit Party shall have been pledged to the Agent to the extent required by the Security Agreement and the Agent shall have received all original certificates representing such securities pledged under the Security Agreement, accompanied by executed instruments of transfer or stock powers, undated and endorsed in blank.

(ii)            All Indebtedness owed to any of the Credit Parties that is evidenced by one or more promissory notes shall have been pledged to the Agent to the extent required by the Security Agreement, and the Agent shall have received all such original promissory notes, together with executed instruments of transfer or note allonges with respect thereto, undated and endorsed in blank.

(iii)            The Agent shall have received the results of a search of the UCC filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Credit Party, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to the Agent that the Liens indicated in any such financing statement and other filings (or similar document) are Permitted Liens or have been released or will be released substantially simultaneously with the initial Credit Extensions hereunder.

(iv)            The Agent shall have received UCC financing statements with respect to each Credit Party, in appropriate form for filing under the UCC in each applicable jurisdiction, and such other documents under Applicable Law in each jurisdiction as may be necessary or appropriate or, in the discretion of the Agent, desirable to perfect the Liens created, or purported to be created, in favor of the Agent pursuant to the Security Documents.

(c)            Legal Opinions. The Agent shall have received an executed legal opinion of Lowenstein Sandler LLP, counsel to the Credit Parties, which opinion shall be addressed to the Agent and the Lenders and shall be in form and substance reasonably satisfactory to the Agent.

(d)            Structure and Terms of the Transactions. (i) The Agent shall have received duly executed copies of the Closing Date Acquisition Agreement and each of the other material Closing Date Acquisition Documents, which shall, in each case, be in form and substance reasonably satisfactory to Agent, and the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent that, substantially simultaneously with the initial Credit Extension hereunder, the Closing Date Acquisition shall have been consummated in accordance with the Closing Date Acquisition Agreement, and no provision of the Closing Date Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders, and no consent or approval therefor shall have been given on terms that are materially adverse to the Lenders, without the prior written consent of the Agent and in accordance with all applicable requirements of Applicable Laws.

(ii)            The representations and warranties contained in the Closing Date Acquisition Agreement shall be true and correct in all material respects on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(iii)            The Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent, that the Equity Investment shall have been made and the Borrower shall have received proceeds from the Equity Investment (including cash and rollover equity) in an aggregate amount of not less than seventy percent (70%) of the cash consideration for the Closing Date Acquisition; provided that an aggregate amount of not less than sixty-five percent (65%) of the Equity Investment shall consist of an equity contribution by the Sponsor and its Controlled Investment Affiliates, it being understood that the terms and amounts of all rollover equity and all investments in preferred equity securities must be on terms and conditions reasonably satisfactory to Agent.

(iv)            The Agent and the Lenders shall be reasonably satisfied with all aspects with the Transactions, including without limitation (i) the capital and corporate structure of the Credit Parties and their respective Subsidiaries after giving effect to the Transactions, and (ii) the terms and provisions of each of the Transaction Documents.

(e)            Credit Party Certificates. The Agent shall have received a certificate for each Credit Party, dated the Closing Date, duly executed and delivered by such Credit Party’s secretary, managing member or general partner, as applicable, which certificates shall be in form and substance reasonably satisfactory to the Agent, attaching (as applicable) and certifying as to:

(i)            resolutions of each such Person’s Governing Body, then in full force and effect, expressly and specifically authorizing, to the extent relevant, all aspects of the Credit Documents applicable to such Person and the execution, delivery and performance of each Credit Document to be executed by such Person;

(ii)            the incumbency and signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act for such Person with respect to each Credit Document to be executed by such Person;

(iii)            each such Person’s Organization Documents, as amended, restated, supplemented or otherwise modified as of Closing Date, and then in full force and effect, certified, as applicable, by the appropriate officer or official body of the jurisdiction of organization of such Person, as of a recent date prior to the Closing Date; and

(iv)            (A) certificates of good standing with respect to each Credit Party, each dated within a recent date prior to the Closing Date, such certificates to be issued by the appropriate officer or official body of the jurisdiction of organization of such Credit Party, which certificate shall indicate that such Credit Party is in good standing in such jurisdiction and (B) certificates of good standing with respect to each Credit Party, each dated within a recent date prior to the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions where such Credit Party is required to be qualified to do business as a foreign entity, which certificate shall indicate that such Credit Party is in good standing in such jurisdictions, which certificates shall provide that each Secured Party may conclusively rely thereon until it shall have received a further certificate of the secretary, assistant secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person as provided in Section 8.01(j).

(f)            Other Documents and Certificates. The Agent shall have received a certificate for each Credit Party, dated the Closing Date, duly executed and delivered by an Authorized Officer of each such Credit Party, which certificates shall expressly permit Agent and each Lender to conclusively rely thereon and shall be in form and substance satisfactory to the Agent in all respects, certifying as to:

(i)            The consummation of the Closing Date Acquisition and the other Transactions, all in accordance with Applicable Laws and the Transaction Documents;

(ii)            the receipt of all required approvals and consents of all Governmental Authorities and other third parties with respect to the consummation of the Transactions (if any);

(iii)            on a Pro Forma Basis immediately after giving effect to the consummation of the Transactions, Closing Date EBITDA shall not be less than $10,300,000, demonstrated by calculations in reasonable detail supporting such certification; and

(iv)            the names of each of the officers and directors of each Credit Party immediately after giving effect to the Transactions on the Closing Date; and

(v)            the Management Agreement, an executed copy of which shall be attached thereto and certified as being a true, complete and correct copy thereof.

(g)            Solvency Certificate. The Agent shall have received a solvency certificate, dated the Closing Date, duly executed and delivered by an appropriate Authorized Officer of the Borrower, on behalf of the Credit Parties, which certificate shall expressly permit Agent and each Lender to conclusively rely thereon and shall be in form and substance reasonably satisfactory to the Agent in all respects, certifying that, immediately before and immediately after giving effect to the Transactions (including the making of the initial Credit Extension hereunder and the application of proceeds thereof), (x) Intermediate Holdings individually is Solvent, (x) EBS Enterprises individually is Solvent and (z) the Credit Parties and their Subsidiaries are Solvent on a consolidated basis.

(h)            Financial Information. The Agent shall have received the following, each of which shall be true, complete and correct as of the Closing Date:

(i)            the Historical Financial Statements;

(ii)            the forecasted financial projections of the Credit Parties (including adjustments to Consolidated EBITDA and projections for Consolidated Capital Expenditures) for the fiscal years 2018 through 2023 as of the Closing Date along with a pro forma balance sheet giving effect to the Transactions;

(iii)            a pro forma equity ownership table of Holdings and a pro forma organizational chart of Holdings and its Subsidiaries; and

(iv)            a detailed sources and uses statement which reflects (A) the sources of all funds to be used by the Credit Parties to consummate the Transactions and to pay all transaction fees, costs and expenses incurred in connection therewith and (B) the uses of all such funds.

The documents and reports delivered in clauses (iii) and (iv) above shall be certified by such Authorized Officer to be true, complete and correct as of the Closing Date and the documents and reports delivered in clauses (i) and (ii) above shall be certified in a manner consistent with the representations and warranties set forth in Section 7.09.

(i)            Insurance. The Agent shall have received customary insurance certificates, together with drafts of the endorsements thereto, in each case, as to the insurance required by Section 8.03, in form and substance reasonably satisfactory to Agent, naming the Agent as an additional insured with respect to all liability policies of the Credit Parties and their Subsidiaries and naming the Agent as lender loss payee with respect to all casualty or property policies of the Credit Parties and their Subsidiaries.

(j)            Payment of Outstanding Indebtedness. (i) On the Closing Date, the Credit Parties and each of their respective Subsidiaries shall have no outstanding Indebtedness other than the Loans hereunder and as otherwise permitted pursuant to Section 9.01, and the Agent shall have received copies of all documentation and instruments evidencing the discharge of all Indebtedness paid off in connection with the Transactions, including the Existing Target Debt Agreements, and (ii) all Liens (other than Permitted Liens) securing payment of any such Indebtedness shall have been released, and the Agent shall have received payoff letters, UCC-3 termination statements and such other instruments of satisfaction and release as may be reasonably requested by the Agent in connection therewith, in each case in form and substance reasonably satisfactory to the Agent.

(k)            Material Adverse Effect. Since December 31, 2017, there shall have been no Material Adverse Effect, and there has been no circumstance, event or occurrence, and no fact is known to the Credit Parties that could reasonably be expected to result in a Material Adverse Effect.

(l)            Fees and Expenses. Each of the Agent and each Lender shall have received, for its own respective account, (i) all fees and expenses due and payable to such Person under the Fee Letter, and (ii) the reasonable fees, costs and expenses due and payable to such Person pursuant Section 4.01 and Section 12.05 (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented prior to the Closing Date.

(m)            Patriot Act Compliance and Reference Checks. The Agent and the Lenders shall have received (i) completed reference checks with respect to each Credit Party’s senior management, and (ii) at least five (5) days prior to the Closing Date (to the extent requested by the Agent in writing at least ten (10) days prior to the Closing Date), all customary documentation and other information reasonably requested by the Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(n)            PC Documents. Agent shall have received copies of each PC Document, together with a certificate of an Authorized Officer of the Borrower certifying each such document as being a true, correct, and complete copy thereof, in each case in form and substance reasonably satisfactory to the Agent.

(o)            No Adverse Actions. The Agent shall be reasonably satisfied that there is no litigation, investigation or proceeding (judicial or administrative), injunction, writ or restraining order pending or threatened in writing against any Credit Party or any of their respective Subsidiaries by any Governmental Authority or any other Person (i) which could reasonably be expected to result in a Material Adverse Effect, or (ii) which challenges, contests or otherwise calls into question (A) the validity, legality or enforceability of this Agreement, the other Credit Documents or any of the other Transaction Documents, (B) the consummation of the Transactions by any Credit Party or any of their respective Subsidiaries or Affiliates or (C) the performance by any Credit Party of its obligations under any of the Credit Documents.

SECTION 6.02      Conditions Precedent to all Credit Extensions.

(a)            No Default; Representations and Warranties. The agreement of each Lender to make any Loan requested to be made by it on any date and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the condition precedent that at the time of each such Credit Extension and also after giving effect thereto, and in the case of the Credit Extensions on the Closing Date, both before and after giving effect to the consummation of the Transactions, except to the extent waived in writing by the Required Revolving Lenders: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except in the case of the initial Credit Extensions to occur on the Closing Date, in which case all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all respects), in each case, with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (iii) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, such Credit Extension shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender or the Letter of Credit Issuer. The acceptance of the benefits of each Credit Extension shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

(b)            Notice of Borrowing. Prior to the making of each Term Loan and each Revolving Loan (other than any Revolving Loan pursuant to Section 3.04(a)), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03. Each delivery of a Notice of Borrowing and the acceptance of such Loan or other credit extension shall constitute a representation and warranty by the Borrower and each other Credit Party that on the date of such Loan or other Credit extension (both immediately before and immediately after giving effect to such Loan or other Credit Extension and the application of the proceeds thereof) the conditions contained in the Section 6.02(a) and 6.02(d) have been satisfied.

(c)            Letter of Credit Request. Prior to the issuance of each Letter of Credit, the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.02(a).

(d)            Available Revolving Loan Amount. After giving effect to the making of each Revolving Loan and the issuance of each Letter of Credit, the Available Revolving Loan Amount shall be greater than zero.

(e)            Consent of Required Revolving Lenders. Notwithstanding anything set forth in the Credit Agreement or the Credit Documents, the agreement of each Lender to make any Revolving Loan requested to be made by it on any date and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the consent of the Required Revolving Lenders in their sole discretion; provided that the Required Revolving Lenders hereby consent to a Borrowing of $2,500,000 of Revolving Loans on April 3, 2020; provided further that no such consent shall be required up to the Dollar amount of payments for the Capital Stock of Holdings made in cash or capital contributions to Holdings made in cash, in each case, after April 3, 2020, so long as (1) the members of Holdings purchase Capital Stock (which shall be in the form of common equity or other equity having terms reasonably acceptable to the Required Revolving Lenders) of Holdings or contribute additional capital in respect of their existing Capital Stock of Holdings, (2) such cash purchases or contributions occur prior to, and otherwise within four (4) Business Days of, any requested Credit Extension; and (3) Holdings provides evidence reasonably satisfactory to the Required Revolving Lenders that the Borrower has received such cash purchases or contributions prior to, and otherwise within four (4) Business Days of, any requested Credit Extension.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, make the Loans and issue or participate in the Letters of Credit as provided for herein, each Credit Party jointly and severally represents and warrants to the Agent and Lenders on the Closing Date, on the Fourth Amendment Effective Date, on the date of each other Credit Extension and as of each other date required under any Credit Document, on behalf of itself and its Subsidiaries, as follows:

SECTION 7.01      Corporate Status. Each Credit Party and each Subsidiary of each Credit Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the conduct of its business or its ownership, lease or operation of its properties require such qualification, authorization or license under Applicable Law, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.02      Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents and the Fourth Amendment Transaction Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Transaction Documents and the Fourth Amendment Transaction Documents to which it is a party. Each Credit Party has duly executed and delivered the Credit Documents and each other Transaction Document and Fourth Amendment Transaction Document to which it is a party and such Transaction Documents and Fourth Amendment Transaction Documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 7.03      No Violation. None of the execution, delivery and performance by any Credit Party of the Transaction Documents and Fourth Amendment Transaction Documents to which it is a party and compliance with the terms and provisions thereof, the consummation of the Transactions and the Fourth Amendment Transactions, or the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (a) contravene any applicable provision of any Applicable Law of any Governmental Authority, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to, (i) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (ii) any other material Contractual Obligation, in the case of either clause (i) and (ii) to which any Credit Party is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organization Documents of any Credit Party, except with respect to any conflict, breach or contravention or default (but not creation of Liens) referred to in clauses (b)(i) or (b)(ii), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.04      Litigation, Labor Controversies, etc. (a) There is no pending or threatened litigation, investigation, action or proceeding at law or in equity by or before any Governmental Authority or any other Person that affects any Credit Party, any Subsidiary or any of their respective businesses, properties or assets which (i) pertains to, or arises in connection with, any of the Credit Documents or any of the Transactions or any of the Fourth Amendment Transactions, (ii) could reasonably be expected to result in a Material Adverse Effect or (iii) challenges, contests or otherwise calls into question (A) the validity, legality or enforceability of this Agreement or any of the other Credit Documents, (B) the consummation of the Transactions or the Fourth Amendment Transactions by any Credit Party or any of their respective Subsidiaries or Affiliates or (C) the performance by any Credit Party of its obligations under any of the Credit Documents. Except as set forth on Schedule 7.04(a), as of the Fourth Amendment Effective Date, there is no litigation, investigation, action or proceeding pending or threatened in writing against any of the Credit Parties, any Subsidiary of any Credit Party or any of their respective businesses, properties or assets, except as could not reasonably be expected to have a Material Adverse Effect.

(b)            As of the Closing Date and the Fourth Amendment Effective Date, there are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any Subsidiary.  Except as set forth on Schedule 7.04(b), as of the Fourth Amendment Effective Date, (i) no Credit Party or Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor union, labor organization, works council or similar labor representative, (ii) no petition for certification or election of any labor union, labor organization, works council or similar labor representative is pending against any Credit Party or any Subsidiary, (iii) to the knowledge of any Credit Party, no labor union, labor organization, works council or similar labor representative is seeking certification or recognition with respect to any employee of any Credit Party or any Subsidiary, (iv) to the knowledge of any Authorized Officer of any Credit Party, no union organization campaign is in progress or has been threatened with respect to any employees of any Credit Party or any Subsidiary, (v) no claims or proceedings relating to labor, labor relations, employment or employment practices (including wage and hour claims or charges (whether pursuant to the Fair Labor Standards Act or other Applicable Laws), federal, state or city discrimination claims or charges (including any charge filed with the Equal Employment Opportunity Commission (EEOC) or similar state or local agency), unfair labor practice charges or complaints, and/or any occupational safety and health or immigration claims or charges) are pending before any Governmental Authority, court, arbitration tribunal or administrative body or, to the knowledge of any Credit Party, threatened in writing against any Credit Party or any Subsidiary which, in each of the foregoing cases described in this clause (v), would reasonably be expected to result in material liability to the Credit Parties or their Subsidiaries and (vi) within the past three (3) years, there has been no investigation or proceeding by any Governmental Authority relating to labor or employment practices (including wage and hour, discrimination, occupational safety and health, or immigration) of any Credit Party or any Subsidiary that would reasonably be expected to result in material liability to the Credit Parties or their Subsidiaries. Except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect, (x) each Credit Party is (and has been since the Closing Date) in compliance with all Applicable Laws relating to labor, labor relations, employment, and employment practices, including wage and hour and other terms and conditions of employment, (y) no Credit Party and no Subsidiary is liable for any arrearage or any costs or penalties for failure to comply with any such Applicable Laws and (z) with respect to each individual who renders services to any Credit Party or any Subsidiary, the Credit Parties and their Subsidiaries have accurately classified each such individual as an employee, independent contractor or otherwise under any and all Applicable Laws and, for each such individual classified as an employee, the Credit Parties have accurately classified such employee as exempt or nonexempt under any and all Applicable Laws.

SECTION 7.05      Use of Proceeds; Regulations T, U and X. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 8.10. The Letters of Credit are intended to be and shall be issued solely for the purposes set forth in Section 8.10. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Regulation T, Regulation U or Regulation X, and the pledge of any Capital Stock owned by any Credit Party in any Subsidiary pursuant to the Security Agreement does not violate any such regulations. As of the Closing Date and as of the Fourth Amendment Effective Date, no Credit Party and no Subsidiary of any Credit Party owns any margin stock.

SECTION 7.06      Approvals, Consents, etc. (a) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (b) the filing of UCC financing statements and other equivalent filings for foreign jurisdictions) is required for the consummation of the Transactions or the Fourth Amendment Transaction or the due execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, or for the due execution, delivery or performance of the Transaction Documents or the Fourth Amendment Transaction Documents, in each case by any Credit Party party thereto. There does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Transaction Documents or the Fourth Amendment Transaction Documents, the consummation of the Transactions or the Fourth Amendment Transaction, the making of any Credit Extension or the performance by the Credit Parties or any of their respective Subsidiaries of their Obligations under the Credit Documents.

(b)            No consent of any Person, including any general or limited partner, member, manager, shareholder or trust beneficiary, is necessary in connection with the creation, perfection or first priority status of the Lien of the Agent in any Capital Stock pledged to the Agent pursuant to the Security Agreement or the exercise by the Agent of any remedies, including any voting or other rights to control or receive distributions, in respect of any such Pledged Capital Stock.

SECTION 7.07      Investment Company Act. No Credit Party is, or will be after giving effect to the Transactions or the Fourth Amendment Transactions, (a) registered or required to register as an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940 or (b) subject to any federal or state statute or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Credit Documents.

SECTION 7.08      Full Disclosure. (a) The Credit Parties and their Subsidiaries have disclosed to the Agent and the Lenders all matters, facts or other information known to such Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the factual information and data at any time furnished by any Credit Party, any of their respective Subsidiaries or any of their respective authorized representatives in writing to Agent or any Lender (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any of the Transactions or the Fourth Amendment Transactions contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole) not materially misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished.

(b)            The Budget and pro forma financial information provided to Agent pursuant to this Agreement were prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

SECTION 7.09      Financial Condition; No Material Adverse Effect.

(a)            The Historical Financial Statements have been prepared in accordance with the books and records of EBS Enterprises (which books and records are correct and complete in all material respects) and fairly present in all material respects the financial condition and results of operations of the EBS Entities (as defined in the Closing Date Acquisition Agreement) as of the dates and for the periods indicated. All of the balance sheets, all statements of income and cash flows, and all other financial information furnished pursuant to Section 8.01 will, for all periods following the Closing Date, be prepared in accordance with GAAP applied on a basis consistent with the manner in which all such financial information is prepared following the Closing Date. All of the financial information furnished pursuant to Section 8.01 presents fairly in all material respects the financial position and results of operations of Holdings and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(b)            There are no material liabilities of any Credit Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than those liabilities provided for or disclosed in the most recently delivered financial statements pursuant to Section 8.01.

(c)            Since June 30, 2018, there has been no Material Adverse Effect, and there has been no circumstance, event or occurrence and no fact is known to the Credit Parties that could reasonably be expected to result in a Material Adverse Effect.

SECTION 7.10      Tax Returns and Payments. Each Credit Party and each of its Subsidiaries has filed all U.S. federal and state income Tax returns and all other material Tax returns required to be filed by it and has paid all U.S. federal and state income Taxes and all other material Taxes and assessments payable by it that have become due, other than those not yet delinquent or being diligently contested in good faith by appropriate proceedings with respect to which such Credit Party has maintained adequate reserves in accordance with GAAP. Each Credit Party and each of its Subsidiaries has paid, or has provided adequate reserves in accordance with GAAP for the payment of, all applicable federal, state and foreign income Taxes applicable for all prior fiscal years and for the current fiscal year. No Lien for Taxes has been filed, and no claim is being asserted by any Governmental Authority in any jurisdiction, with respect to any material Tax, fee, or other charge of any Credit Party. No Credit Party, and, to the knowledge of any Credit Party, no Tax Affiliate or PC Entity is currently the subject of any audit, assessment or other proceeding with respect to Taxes, and no such audit, assessment or other proceeding is currently proposed or threatened by any Governmental Authority.

SECTION 7.11      Compliance with ERISA. Each Pension Plan is in compliance in all material respects in form and operation with its terms and with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Pension Plan; each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received or is the subject of a favorable determination or opinion letter from the Internal Revenue Service on which it may currently rely, and nothing has occurred subsequent to the issuance of such determination or opinion letter which would reasonably be expected to prevent, or cause the loss of, such qualification. No Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Section 432 of the Code or Section 4245 of Title IV of ERISA (or to the knowledge of any Credit Party is reasonably likely to be insolvent or endangered or critical status), and no written notice of any such insolvency or endangered or critical status has been received by any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate. No Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); no Pension Plan has failed to satisfy the minimum funding standard of Sections 412 or 430 of the Code or Section 302 of ERISA, including, without limitation, any obligation to make any required installment under Section 430(j) of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA), (or is reasonably likely to do so); no failure by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan when due has occurred; none of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212(c) of ERISA or Section 4971 of the Code or under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceeding has been instituted (or is reasonably likely to be instituted), and no event or condition has occurred that would reasonably be expected to constitute grounds for the institution of proceedings, to terminate any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been received by any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate; no Pension Plan has been terminated and no notice of intent to terminate a Pension Plan has been provided by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate; and no Lien imposed under the Code or ERISA on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate exists (or is reasonably likely to exist) nor have the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of any Plan. None of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur liability to the PBGC except for any liability for premiums due in the ordinary course. No Pension Plan has an Unfunded Current Liability that exceeds $1,000,000. No employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA of any Credit Party or any of their respective Subsidiaries or any ERISA Affiliate, provides benefit coverage subsequent to termination of employment except as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or applicable state insurance laws other than (i) death or disability benefits attributable to deaths or disabilities that occur at or prior to termination of service or (ii) benefits through the end of the month of termination of employment in accordance with the terms of the applicable employee welfare benefit plan. No liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred. With respect to any Foreign Plan, except as would not be reasonably likely to result in material liability to any Credit Party or any Subsidiary of a Credit Party, (a) all employer and employee contributions required by Applicable Law or by the terms of such Foreign Plan have been timely made or, if applicable, accrued in accordance with normal accounting practices; (b) the accrued benefit obligations of each Foreign Plan that provides retirement or retiree welfare benefits (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the current value of the assets of such Foreign Plan; (c) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (d) each Foreign Plan is in compliance with all Applicable Laws and regulations and with the terms of such Foreign Plan. Each Employee Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all Applicable Laws, including, without limitation, ERISA and the Code; and no non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Employee Benefit Plan that has resulted in, or is reasonably expected to result in, material liability to any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate. There are no actions, suits or claims pending or, to the best knowledge of each Credit Party, threatened against or involving an Employee Benefit Plan (other than routine claims for benefits).

SECTION 7.12      Capitalization and Subsidiaries. Schedule 7.12 sets forth, in each case, as of the Fourth Amendment Effective Date and after giving effect to the Fourth Amendment Transactions, (a) an organizational structure chart of Holdings and its Subsidiaries, (b) a list of all officers and directors of the Credit Parties and their Subsidiaries, (c) the number of authorized shares and outstanding shares of each class of Capital Stock of the Credit Parties and their Subsidiaries and (d) the number of shares of each class of Capital Stock of the Credit Parties and their Subsidiaries covered by outstanding options, warrants, rights of conversion or purchase and similar rights. All of the issued and outstanding Capital Stock of the Borrower is owned directly by Holdings. Except as set forth on Schedule 7.12 as of the Fourth Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 8.01, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries or (b) is engaged in any joint venture or partnership with any other Person. All of the issued and outstanding Capital Stock of each of the Credit Parties and their Subsidiaries is validly issued, fully paid and non-assessable, free and clear of all Liens except those created under the Credit Documents. All such securities were issued in material compliance with all Applicable Laws concerning the issuance of securities. Except as set forth in Schedule 7.12, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements (other than stock options granted to employees) pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Capital Stock or any Capital Stock of its Subsidiaries.

SECTION 7.13      Intellectual Property; Licenses, etc. Each Credit Party, and each of its Subsidiaries owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. Neither the use of any intellectual property, nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by such Credit Party, or any of such Credit Party’s Subsidiaries infringes, misappropriates or otherwise violates upon any intellectual property rights held by any other Person to the extent, in each case, that could either individually or in the aggregate not reasonably be expected to have a Material Adverse Effect. Except as specifically set forth on Schedule 7.04, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of such Credit Party threatened.  No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Credit Party proposed, in each case, that could either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14      Environmental. (a) Except as could, either individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect, the Credit Parties and each of their respective Subsidiaries are and have been in compliance with all Environmental Laws in all jurisdictions in which the Credit Parties or such Subsidiary, as the case may be, are currently doing, or have done, business (including obtaining, maintaining in full force and effect, and complying with all permits, approvals, certificates, licenses and other authorizations required under Environmental Laws). Except as could, either individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties or any of their respective Subsidiaries has become subject to any pending or threatened in writing Environmental Claim or any other liability under any Environmental Law. Except as could, either individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect, there are no conditions relating to any currently or formerly owned, leased or operated Real Property that could reasonably be expected to give rise to any Environmental Claim against any of the Credit Parties or any of their Subsidiaries. No Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Claims has attached to any Real Property of any of the Credit Parties or any of their Subsidiaries and, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such Real Property.

(b)            Except as could, either individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties or any of their respective Subsidiaries has treated, stored, transported, released or disposed of Hazardous Materials at, from, on or under any currently or formerly owned, leased or operated Real Property, facility relating to its business, or, to the knowledge of any Credit Party, any other location in a manner that could reasonably be expected to constitute a violation of any Environmental Law or that could give rise to an Environmental Claim.

(c)            Each Credit Party has made available to the Agent copies of all existing environmental assessment reports, assessments, reviews, audits, correspondence and other documents and data that have a material bearing on actual or potential Environmental Claims or compliance with Environmental Laws or the environmental condition of any currently or formerly owned, leased or operated Real Property, in each case to the extent such reports, assessments, reviews, audits and documents and data are in their possession, custody or reasonable control.

SECTION 7.15      Ownership of Properties. Set forth on Schedule 7.15 is a list of all of the Real Property owned, leased, subleased or operated by any of the Credit Parties or their respective Subsidiaries as of the Fourth Amendment Effective Date, indicating in each case whether the respective property is owned, leased, subleased or operated, the identity of the owner, lessor or sublessor and the location of the respective property. Each Credit Party owns (a) in the case of owned Real Property, good, indefeasible and marketable fee simple title to such Real Property, (b) in the case of owned personal property, good and valid title to such personal property, and (c) in the case of leased Real Property or personal property, valid, subsisting, marketable, insurable and enforceable (except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity) leasehold interests (as the case may be) in such leased property, in each case, free and clear in each case of all Liens or claims, except for Permitted Liens. All personal property owned or leased by the Credit Parties and their Subsidiaries is in good working order, condition and repair (ordinary wear and tear excepted). Each Credit Party owns or has rights to use all of its property that constitutes Collateral that is necessary or material for the conduct of the Credit Parties’ business.

SECTION 7.16      No Default. None of the Credit Parties or any of their respective Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation (other than any such Contractual Obligation in respect of Indebtedness) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Credit Parties or any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation in respect of Indebtedness that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continued or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

SECTION 7.17      Solvency. Immediately prior to, and immediately after giving effect to, each Credit Extension, the Transactions, the Fourth Amendment Transaction and the other transactions contemplated hereby (including, without limitation, (x) the making of the initial Credit Extension on the Closing Date and the application of the proceeds thereof and the Debt Push Down and (y) the making of the Credit Extension on the Fourth Amendment Effective Date and the application of the proceeds thereof), (a) the Borrower individually is Solvent, and (b) the Credit Parties and their Subsidiaries, on a consolidated basis, are Solvent. No transfer of property is being made and no obligation is being incurred in connection with such transactions with actual intent to hinder, delay or defraud any present or future creditors of any Credit Party.

SECTION 7.18      Security Documents. (a) The Security Agreement and each other Security Document delivered by any Credit Party pursuant to this Agreement or the Security Agreement is (or, to the extent executed after the Closing Date, shall, upon execution and delivery thereof, be) effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject only to Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to Applicable Laws) security interest in the Collateral described therein and proceeds thereof, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law and (ii) upon the taking of possession or control by the Agent of any such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required by any Security Document), the Liens created by each such Security Document will constitute perfected Liens on all right, title and interest of such Credit Party in such Collateral, in each case, free and clear of all Liens (other than Permitted Liens or, in the case of any Pledged Capital Stock, the Liens created under the Credit Documents).

(b)            Each Mortgage is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject only to Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to Applicable Laws) Lien on, and security interest in, all of the Credit Parties’ right, title and interest in and to the Real Property encumbered by a Mortgage thereunder and the proceeds thereof, and when the Mortgages are filed in the applicable recorder’s office (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 8.11(d), when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 8.11(d)), the Mortgages shall constitute fully perfected Liens on, and first priority (subject only to Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to Applicable Laws) security interests in, all right, title and interest of the Credit Parties in the Real Property encumbered by such Mortgage and the proceeds thereof, as security for the Obligations.

(c)            The PC Documents delivered by any PC Entity to any Credit Party pursuant to this Agreement are (or, to the extent executed after the Closing Date, shall, upon execution and delivery thereof, be) effective to create in favor of applicable Credit Party, a legal, valid and enforceable first priority security interest in the Collateral (as defined therein (or any similarly defined term as defined therein)) (including cash and deposit accounts) and proceeds thereof of such PC Entity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law and (ii) upon the taking of possession or control by the applicable Credit Party of any such Collateral (or such similarly defined term) with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the applicable Credit Party to the extent required by any PC Document), the Liens created by each such PC Document will constitute perfected Liens on all right, title and interest of such Credit Party in such Collateral (or such similarly defined term), in each case, free and clear of all Liens (other than the Liens created under the PC Documents).

SECTION 7.19      Compliance with Laws; Authorizations. (a) Each Credit Party and each of its Subsidiaries (i) is in compliance in all respects with all Applicable Laws and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted except, in the case of clause (i) and clause (ii), as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Credit Party and no Subsidiary is in violation of or default under, nor will the continued operation of its businesses and properties as currently conducted violate or result in a default under, any Applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date and as of the Fourth Amendment Effective Date, no Credit Party and no Subsidiary is the subject of an audit or any review or investigation by any Governmental Authority concerning the violation or possible violation in material respect of any Applicable Law.

(b)            Health Care Laws.

(i)            None of the Credit Parties, any Subsidiary or any of the PC Entities is in violation of any Health Care Laws, except where such violation would reasonably be expected to have a Material Adverse Effect.

(ii)            Each Credit Party, each Subsidiary and each of the PC Entities has, to the extent required by applicable Health Care Laws, all licenses, consents, certificates, permits, authorizations, approvals, franchises, registrations, qualifications and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities (each, an “Authorization”) necessary to engage in the business conducted by it, except where the failure to have such Authorization or make such declaration or filing would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Credit Parties, no Governmental Authority has threatened in writing to limit, suspend or revoke any such Authorization, in each case, except for such Authorizations with respect to which the failure to obtain would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Credit Parties, their Subsidiaries and the PC Entities are in compliance with the terms and conditions of all such Authorizations and with the laws and regulations of the Governmental Authority having jurisdiction with respect to such Authorizations, except where failure to be in such compliance or for an Authorization to be valid and in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(iii)            As of the Closing Date and as of the Fourth Amendment Effective Date, no Credit Party, nor any Subsidiary thereof or any PC Entity, as applicable, participates in or contracts with any Third Party Payor Program.

(iv)            Each Credit Party, each of their Subsidiaries and each PC Entity has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by applicable Health Care Laws.

(v)            Each Credit Party, each Subsidiary, each PC Entity and any physician or other licensed medical personnel employed or engaged by any Credit Party or PC Entity (collectively, their “Licensed Personnel”) who perform professional medical services for or on behalf of any of the Credit Parties, their Subsidiaries and the PC Entities currently are in compliance with all applicable Health Care Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. The Licensed Personnel hold in full force and effect all licenses, permits and other Authorizations that are required for such Licensed Personnel to provide the services provided by such Licensed Personnel to the Credit Parties and the PC Entities, and, to the knowledge of the Borrower, no suspension, revocation or cancellation of any such license, permit or other Authorization is threatened in writing, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(vi)            None of the Credit Parties nor, any PC Entity or any of the Licensed Personnel has received any written notice from any Governmental Authority (the subject of which notice is unresolved), nor to the knowledge of the Borrower, is there currently any actual or threatened in writing investigation, inquiry, or administrative or judicial action, hearing, or enforcement proceeding by any Governmental Authority against any Credit Party, any PC Entity or any of their respective Licensed Personnel, regarding any violation of applicable Health Care Laws, except for such investigations, inquiries, or administrative or judicial actions, hearings, or enforcement proceedings that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(vii)            No Credit Party, Subsidiary or PC Entity is in default of, or has breached, any provision of any PC Document to which it is a party which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(viii)            Each Credit Party, Subsidiary and PC Entity is in compliance with HIPAA (to the extent applicable to such Person), except where a failure to so comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.20      Contractual or Other Restrictions. Other than the Credit Documents or as otherwise expressly permitted by Section 9.10, no Credit Party or any of its Subsidiaries is a party to any agreement or arrangement or subject to any Applicable Law that limits its ability to pay dividends to, or make Investments in or other payments to any Credit Party, that limits its ability to grant Liens in favor of the Agent or that otherwise limits its ability to perform the terms of the Credit Documents.

SECTION 7.21      Transaction Documents. No default or event of default has occurred and is continuing under any Transaction Document or any Fourth Amendment Transaction Document. Each Transaction Document and Fourth Amendment Transaction Document is in full force and effect, enforceable against each of the parties thereto (except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity), no Transaction Document has been amended or modified except as disclosed to the Agent on or prior to the Closing Date or otherwise in accordance with Section 9.07 and no waiver or consent has been granted under any such document, except in accordance with Section 9.07. Except as permitted under Section 9.09, there are no agreements, contracts or other arrangements entered into by any Credit Party or Subsidiary of any Credit Party for the payment of fees, compensation or other similar amounts to any director, officer, employee or member of the management of any Credit Party.

SECTION 7.22      Insurance. Each Credit Party and its Subsidiaries and their respective properties are insured with financially sound and reputable insurance companies that are not Affiliates of any Credit Party in at least such amounts, with such deductibles and covering at least such risks as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where the Credit Parties, and their Subsidiaries, as applicable, operate, in each case as described, as of the Fourth Amendment Effective Date, on Schedule 7.22. All premiums with respect thereto that are due and payable have been duly paid and no Credit Party or any of its Subsidiaries has received or is aware of any notice of violation or cancellation thereof and each Credit Party and each of its Subsidiaries has complied in all material respects with the requirements of each such policy.

SECTION 7.23      Deposit Accounts and Securities Accounts. Set forth in Schedule 7.23 (as the same may be updated from time to time pursuant to Section 8.12) is a list of all of the deposit accounts and securities accounts of each Credit Party and of each PC Entity, including, with respect to each bank or securities intermediary at which such accounts are maintained by such Credit Party or PC Entity, as applicable, (a) the name and location of such bank or securities intermediary, (b) the account numbers of the deposit accounts or securities accounts maintained with such bank or securities intermediary and (c) a general description of the purpose of such account.

SECTION 7.24      Passive Holding Company. Holdings does not own any property, have any liabilities or obligations or engage in any business activities, in each case, except as expressly permitted under Section 9.15.

SECTION 7.25      Foreign Assets Control Regulations and Anti-Money Laundering. (a) Each Credit Party certifies that neither any Credit Party nor any of their Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Each Credit Party hereby acknowledges that Agent and Lenders seek to comply with all Applicable Laws concerning money laundering and related activities. In furtherance of those efforts, each Credit Party hereby represents, warrants and agrees that: (i) none of the cash or property that any Credit Party or any of their Subsidiaries will pay or will contribute to Agent for the benefit of the Lenders has been or shall be derived from, or related to, any activity by any Credit Party or any of its Subsidiaries that is criminal under United States law; and (ii) no contribution or payment by any Credit Party or any of their Subsidiaries to Agent for the benefit of the Lenders, to the extent that they are within any Credit Party’s and/or their Subsidiaries’ control shall cause Agent or the Lenders to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Borrower shall promptly notify Agent (and Agent shall promptly notify Lenders upon Borrower’s notification) if any of these representations ceases to be true and accurate regarding either any Credit Party or any of their Subsidiaries. Borrower agrees to provide Agent any additional information regarding either any Credit Party or any of their Subsidiaries that Agent deems necessary to ensure compliance with all Applicable Laws concerning money laundering and similar activities. Each Credit Party understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by Applicable Laws or regulation related to money laundering similar activities, Agent and/or the Lenders, may undertake appropriate actions to ensure compliance with Applicable Laws or regulation. Each Credit Party further understands that Agent and/or any Lender may release confidential information about either any Credit Party and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Agent and/or the Lenders, in their sole discretion, determines that it is necessary in light of relevant rules and regulations under the laws set forth in Section 7.25(a)(ii) above.

(b)            Neither any Credit Party nor any of their Affiliates (i) has violated any Anti-Terrorism Laws, (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, (iii) is a Blocked Person, (iv) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person, (v) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (vi) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (vii) will use any proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Person to fund any activities or business with any Blocked Person, or take any other action, that would result in a violation of any Anti-Terrorism Law by any Person (including any Person participating in the Term Loans, whether as underwriter, advisor, investor or otherwise). As used herein, (A) “Anti-Terrorism Law” shall mean any law related to money laundering or financing terrorism including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the International Emergency Economic Powers Act (Title II of Pub. L. 95–223), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001), and (B) “Blocked Person” shall mean any Person that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of Applicable Laws.

SECTION 7.26      Patriot Act. The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

SECTION 7.27      Status as Senior Debt; Subordinated Debt. The Obligations constitute “Senior Debt” or any similar designation under and as defined in any agreement governing Subordinated Indebtedness, and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

SECTION 7.28      Closing Date Acquisition Documents. The Credit Parties have delivered to Agent a complete and correct copy of the Closing Date Acquisition Agreement and the other material Closing Date Acquisition Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). As of the Closing Date, neither any Credit Party, nor, to the knowledge of any Credit Party, any other Person party thereto is in default in the performance or compliance with any provisions thereof. The Closing Date Acquisition Agreement complies with, and the Closing Date Acquisition has been consummated in accordance with, all Applicable Laws in all material respects. The Closing Date Acquisition Agreement is in full force and effect as of the Closing Date, and has not been terminated, rescinded or withdrawn. All approvals by Governmental Authorities having jurisdiction over the Seller thereunder, the Credit Parties and other Persons referenced therein necessary to the consummation of the transactions contemplated by the Closing Date Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Closing Date Acquisition Agreement or to the material conduct by the Credit Parties of their business thereafter.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized on terms and conditions satisfactory to the applicable Letter of Credit Issuer following the termination of the Total Commitments) and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

SECTION 8.01      Financial Information, Reports, Notices and Information. The Credit Parties will furnish Agent and each Lender copies of the following financial statements, reports, notices and information:

~~(a) Monthly Financial Statements. As soon as available and in any event within (i) forty-five (45) days after the end of the first six (6) fiscal months following the Closing Date of Holdings and its Subsidiaries (commencing with the fiscal month ending on October 31, 2018) and (ii) thirty (30) days after the end of each fiscal month of Holdings and its Subsidiaries thereafter (x) unaudited consolidated balance sheets of Holdings and its Subsidiaries as of end of such fiscal month, and (y) unaudited consolidated statements of income and cash flows, in each case, including, to the extent prepared after the Closing Date, in comparative from (both in Dollar and percentage terms) the figures for the corresponding fiscal month and corresponding portion of the fiscal year of the preceding fiscal year of Holdings and its Subsidiaries and the figures for such fiscal month and such portion of the fiscal year set forth in the Budget most recently delivered pursuant to Section 8.01(e) that includes such fiscal month, which financial statements and calculations shall be certified by an appropriate Authorized Officer of the Borrower.~~

(a)            [Reserved].

(b)            Quarterly Financial Statements. As soon as available and in any event within (i) sixty (60) days after the end of the fiscal quarter of Holdings and its Subsidiaries ending on December 31, 2018 and (ii) forty-five (45) days after the end of each fiscal quarter of Holdings and its Subsidiaries thereafter, (x) (A) unaudited consolidated balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter, and (B) unaudited consolidated statements of income and cash flows, including, in each case, including, to the extent prepared after the Closing Date, in comparative form (both in Dollar and percentage terms) the figures for the corresponding fiscal quarter and corresponding portion of the fiscal year of the preceding fiscal year of Holdings and its Subsidiaries and the figures for such fiscal quarter and such portion of the fiscal year set forth in the Budget most recently delivered pursuant to Section 8.01(e) that includes such fiscal quarter, (y) a calculation of Consolidated EBITDA for the portion of such fiscal year then-elapsed as of the end of such fiscal quarter, including in comparative form (both in Dollar and percentage terms) the calculation of Consolidated EBITDA for the corresponding portion of the fiscal year of the preceding fiscal year of Holdings and the calculation of Consolidated EBITDA for such portion of the fiscal year as set forth in the Budget most recently delivered pursuant to Section 8.01(e) that includes such fiscal quarter, and (z) a management discussion and analysis (with reasonable detail and specificity, including key performance metrics and a report as to any plans to open any de novo treatment facility) of the financial condition and results of operations for the fiscal periods reported, including as compared to the corresponding periods of the preceding fiscal year and the applicable Budget including a narrative report of any key performance metrics monitored by management of the Credit Parties, which financial statements and calculations under clause (x) and clause (y) shall be certified by an appropriate Authorized Officer of the Borrower~~.~~; provided that, on and after the date of consummating a Qualified IPO, the requirements set forth in this clause (b) (without, for the avoidance of doubt, limiting the requirements in the fourth quarterly period of each fiscal year or in clause (d) below) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by Parent with the SEC on Form 10-Q for the applicable quarterly period; provided that, to the extent the financial statements in such Form 10-Q relate to Parent, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a consolidated standalone basis, on the other hand, which consolidating information shall be certified by an appropriate Authorized Officer of the Borrower as complying with the applicable certifications set forth in Section 7.08 and Section 7.09;

(c)            Annual Financial Statements. As soon as available and in any event within (x) one hundred fifty (150) days after the end of the fiscal year ending December 31, 2018 (solely for the stub period commencing on October 1, 2018 and ending on December 31, 2018), (y) except as set forth in the following clause (z), one hundred twenty (120) days after the end of each fiscal year of Holdings and its Subsidiaries thereafter and (z) on or prior to the Fourth Amendment Effective Date with respect to the fiscal year ending December 31, 2020, (i) the consolidated balance sheet of Holdings and its Subsidiaries and the related consolidated statements of income and cash flows, including, to the extent prepared after the Closing Date, in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year and the figures for such fiscal year set forth in the Budget most recently delivered pursuant to Section 8.01(e) that includes such fiscal year, which consolidated financial statements shall be audited and accompanied by a report and unqualified opinion of Prager Metis or another independent firm of certified public accountants of nationally recognized standing reasonably acceptable to the Agent (which report and opinion shall (~~x~~I) state that such financial statements present fairly in all material respects the financial position of Holdings and its Subsidiaries as of the dates and for the periods covered thereby in conformity with GAAP in the manner in which all such financial statements are prepared following the Closing Date (~~y~~II) not be subject to any “going concern” or like qualifications or exceptions or any qualifications or exception as to the scope of the audit), together with a management discussion and analysis (with reasonable detail and specificity, including key performance metrics and a report as to any plans to open any de novo treatment facility) of the financial condition and results of operations for the fiscal periods reported, and (ii) a calculation of Consolidated EBITDA for such fiscal year, including in comparative form (both in Dollar and percentage terms) the calculation of Consolidated EBITDA for such fiscal year set forth in the Budget most recently delivered pursuant to Section 8.01(e) that includes such fiscal year, which calculation under this clause (ii) shall be certified by an appropriate Authorized Officer of the Borrower~~.~~; provided that, on and after the date of consummating a Qualified IPO, the requirements set forth in this clause (c) (without, for the avoidance of doubt, limiting the requirements in clause (II) above or in clause (d) below) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by Parent with the SEC on Form 10-K for the applicable fiscal year; provided further that, to the extent the financial statements in such Form 10-K relate to Parent, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a consolidated standalone basis, on the other hand, which consolidating information shall be certified by an appropriate Authorized Officer of the Borrower as complying with the applicable certifications set forth in Section 7.08 and Section 7.09;

(d)            Compliance Certificates. Concurrently with the delivery of financial statements pursuant to Sections 8.01(b) and 8.01(c), a Compliance Certificate, executed by an appropriate Authorized Officer of the Borrower, among other things, (i) setting forth in reasonable detail calculations demonstrating compliance with the Financial Covenants, (ii) certifying that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred and is continuing, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto), (iii) providing the applicable certifications set forth in Section 7.08 and Section 7.09 with respect to the financial statements provided with such Compliance Certificate, (iv) specifying any updates in the identity of the Subsidiaries as of the end of such period, as the case may be, since the Closing Date or, if later, the end of the most recent period with respect to which updated information has been provided pursuant to this clause (iv), (v) in the case of any Compliance Certificate delivered with respect to any fiscal year, setting forth in reasonable detail a calculation of Consolidated Excess Cash Flow for such fiscal year, (vi) including a written supplement substantially in the form of Schedules 1-7, as applicable, to the Security Agreement with respect to any additional assets and property acquired by any Credit Party after the Closing Date, all in reasonable detail and (vii) certifying that all documents and information required to be delivered under Section 8.17(c) and Section 9.18 have been delivered (or, to the extent not previously delivered, certifying as to such required information).

(e)            Budget. As soon as available and in any event within (i) seventy five (75) days after the commencement of the first fiscal year following the Closing Date and (ii) forty five (45) days after the commencement of each fiscal year thereafter of Holdings and its Subsidiaries, the forecasted financial projections for such fiscal year, including projections for Consolidated Capital Expenditures, a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto, in each case, as customarily prepared by management of the Credit Parties for their internal use consistent in scope with the financial statements provided pursuant to Section 8.01(c), setting forth and including a reasonably detailed discussion of the principal assumptions on which such projections are based and providing the applicable certifications set forth in Section 7.08 and Section 7.09 with respect to such projections (such projections and the projections delivered as of the Closing Date pursuant to Section 6.01(h)(ii), collectively, the “Budget”).

(f)            Defaults. As soon as possible and in any event within five (5) Business Days after an Authorized Officer of any Credit Party or any of their respective Subsidiaries obtains knowledge thereof, notice from an Authorized Officer of the Borrower of (i) the occurrence of any event that constitutes a Default or an Event of Default or (ii) the occurrence of a breach or non-performance of, or any default or event of default under, any Contractual Obligation of any Credit Party or any Subsidiary of a Credit Party, or any violation of, or non-compliance with any Applicable Laws, in each case, which would reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof and what action the applicable Credit Parties propose to take with respect thereto.

(g)            Litigation and Other Notices. As soon as possible and in any event within five (5) Business Days after an Authorized Officer of any Credit Party or any of their respective Subsidiaries obtains knowledge thereof, notice from an Authorized Officer of the Borrower of:

(i)            the filing or commencement (or threat in writing of the filing or commencement) of, or any material development in, any litigation, investigation, action or proceeding at law or in equity by or before any Governmental Authority or any other Person that affects any Credit Party, any Subsidiary of any Credit Party, any PC Entity or any of their respective businesses, properties or assets which (A) pertains to, or arises in connection with, any of the Credit Documents, any of the Transactions or any of the Fourth Amendment Transactions, (B) could reasonably be expected to result in a Material Adverse Effect or result in monetary liability in excess of $500,000 or (C) challenges, contests or otherwise calls into question (1) the validity, legality or enforceability of this Agreement, the other Credit Documents or any of the other Credit Documents, (2) the consummation of the Transactions or the Fourth Amendment Transactions by any Credit Party or any of their respective Subsidiaries or Affiliates or (3) the performance by any Credit Party of its obligations under any of the Credit Documents;

(ii)            the occurrence of any material adverse development with respect to any litigation, investigation, action or proceeding described on Schedule 7.04(a), in each case, which notice shall specify the nature thereof and what action the applicable Credit Parties or Subsidiaries propose to take with respect thereto;

(iii)            any Credit Party, any Subsidiary, any PC Entity or, to the knowledge of the Credit Parties, any of their respective Licensed Personnel is currently, or hereafter becomes, subject to any federal, state, local governmental civil or criminal investigations, inquiries or audits involving and/or related to its compliance with Health Care Laws which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv)            any written charges of licensing violations under applicable Health Care Laws involving any Credit Party, any Subsidiary or any PC Entity which, if not timely corrected, would reasonably be expected to have a Material Adverse Effect;

(v)            any fines or penalties imposed by any Governmental Authority under any Health Care Law against any Credit Party, any Subsidiary, any PC Entity or, to the knowledge of any Credit Party, any Licensed Personnel, which would reasonably be expected to have a Material Adverse Effect;

(vi)            any written allegations by any Governmental Authority (or any agent thereof) of fraudulent activities in violation of applicable Health Care Laws of any Credit Party, any Subsidiary, any PC Entity or, to the knowledge of any Credit Party, any Licensed Personnel, which if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(vii)            any enforcement action taken by or on behalf of any Credit Party or any Subsidiary under any Continuity Agreement, specifying the nature and extent thereof; and

(viii)            (A) the revenue of the Credit Parties in any fiscal year in any jurisdiction outside of the United States is greater than $250,000 or (B) the value, collectively, of all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights, in each case, in any jurisdiction outside of the United States is greater than $250,000.

(h)            Management Letters. Promptly upon, and in any event within five (5) Business Days after, receipt thereof, copies of all “management letters” submitted to any Credit Party by the independent public accountants referred to in Section 8.01(c) in connection with any interim, annual or special audit made by such accountants.

(i)            Bankruptcy, etc. Immediately upon the occurrence thereof, notice of the bankruptcy, insolvency, reorganization of any Credit Party or Subsidiary (whether involuntary or voluntary), or the appointment of any trustee in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence.

(j)            Corporate Information. Promptly upon, and in any event within five (5) Business Days after, the creation (or division) of any additional corporate or limited liability company information of the type contained in the secretary’s certificate delivered pursuant to Section 6.01(e), or of any change to such information delivered on or prior to the Closing Date or pursuant to this Section 8.01 or otherwise under the Credit Documents, a certificate, certified to the extent of any change from a prior certification, from the secretary, assistant secretary, managing member or general partner of such Credit Party notifying the Agent of such information or change and attaching thereto any relevant documentation in connection therewith.

(k)            Insurance Report. Concurrently with the delivery of financial statements pursuant to Section 8.01(c), a report of a reputable insurance broker with respect to the insurance policies maintained by the Credit Parties and such supplemental reports as the Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(l)            Material Events. As soon as possible and in any event within five (5) Business Days after the occurrence thereof, notice from an Authorized Officer of the Borrower of (i) any event, fact, circumstance or development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, and (ii) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary, and (iii) the creation or establishment of any new Subsidiary (provided that the Credit Parties shall give prior notice of a Permitted Acquisition in accordance with the definition thereof).

(m)            Qualified IPO. As soon as possible and in any event within two (2) Business Days after the occurrence thereof, notice from an Authorized Officer of the Borrower of the date in which a Qualified IPO is consummated.

(n)            ~~(m)~~ KYC. Promptly upon reasonable written request of the Agent or any Lender, such information and documentation for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Terrorism Laws.

(o)            ~~(n)~~  Other Information. Promptly, from time to time, such other information regarding the operations, assets, properties, business affairs and condition (financial or otherwise) of any Credit Party and any Subsidiary as the Agent or the Required Lenders may reasonably request.

SECTION 8.02      Books, Records and Inspections. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which true and correct entries, in conformity with GAAP applied on a basis consistent with the manner in which all such books of record are prepared following the Closing Date, shall be made of all financial transactions and matters involving the assets and businesses of the Credit Parties and their Subsidiaries. Each Credit Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and employees and with the Credit Parties’ independent public accountants, all at the expense of the Credit Parties and (unless an Event of Default then exists) at reasonable times during normal business hours and upon reasonable advance notice to the Credit Parties; provided the Agent and the Lenders shall not exercise such rights more often than two (2) times during any calendar year if no Event of Default has occurred and is continuing. Any information obtained by the Agent or any Lender pursuant to this Section 8.02 may be shared with any other Agent or any other Lender, as the case may be. The applicable Agent or Lender performing such inspection shall give the Credit Parties a reasonable opportunity to participate in any discussions with the Credit Parties’ independent public accountants.

SECTION 8.03      Maintenance of Insurance. (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect at all times, with financially sound and reputable insurance companies that are not Affiliates of any Credit Party, insurance policies in at least such amounts, with such deductibles and covering at least such risks as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where the Credit Parties operate, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) business interruption insurance (iv) worker’s compensation insurance, (v) medical malpractice insurance and (vi) such other insurance as may be required by any Applicable Law. Within 5 Business Days after receipt of any “key man” insurance policy on the life of Aaron Rollins, M.D., or any other owner of a PC Entity or any other key person obtained from time to time by or for the benefit of the Credit Parties, the Credit Parties shall notify the Agent of the extension of such insurance policy and the amount and other key terms thereto and shall take such additional steps reasonably requested or required by the Agent to maintain such insurance policy and to make such insurance policy an Assigned Life Insurance Policy within thirty (30) days (or such longer period as agreed to by Agent in its sole discretion) of receipt of such insurance policy.

(b)            All such insurance (including with respect to any Assigned Life Insurance Policies) shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof (or ten (10) days in the case of cancellation for nonpayment), (ii) name the Agent as additional insured with respect to all liability policies of the Credit Parties and their Subsidiaries, and (iii) name the Agent as lender loss payee with respect to all casualty or property policies of the Credit Parties, in each case, to be evidenced by one or more customary insurance certificates, together with related endorsements thereto, delivered to the Agent on or prior to the Closing Date and reasonably promptly following the effectiveness of any new insurance policy bound by the Credit Parties after the Closing Date.

(c)            With respect to each Mortgaged Property that is located in a Special Flood Hazard Zone, the Credit Parties shall obtain and maintain Federal Flood Insurance in such total amount as the Agent may from time to time reasonably require and otherwise comply with the National Flood Insurance Program.

(d)            If the Credit Parties fail to provide the Agent with the insurance coverage required by this Agreement (and evidence thereto), the applicable Agent may purchase insurance at the Credit Parties’ expense to protect the interests of the Agent and the Lenders in the Credit Parties’ businesses and properties, including any Mortgaged Property. This insurance may, but need not, protect the Credit Parties’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party makes or any claim that is made against such Credit Party in connection with said property. The applicable Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance, the Credit Parties shall be responsible for the costs of such insurance, including interest and any other charges that Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may exceed the cost of insurance that the Credit Parties may be able to obtain and, in any case, shall be added to the Obligations.

SECTION 8.04      Payment of Taxes. (a) The Credit Parties will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material Tax claims that, if unpaid, could reasonably be expected to become a Lien (other than Permitted Liens) upon any properties of the Credit Parties or any of their respective Subsidiaries; provided, that none of the Credit Parties or any of their respective Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim that is being diligently contested in good faith and by proper proceedings which stay the enforcement of any Lien and as to which such Credit Party has maintained adequate reserves with respect thereto in accordance with GAAP.

(b)            Each Credit Party shall, and shall cause each of its respective Subsidiaries to, timely and correctly file all Tax returns required to be filed by it (and shall cause all of its Tax Affiliates and contractually require the PC Entities to do the same). The Borrower does not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4. In the event that the Borrower determines to take any action inconsistent with such intention, it shall promptly notify the Agent thereof.

SECTION 8.05      Maintenance of Existence; Compliance with Laws, etc. (a) Each Credit Party will, and will cause its Subsidiaries to, (a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation as applicable, except as permitted by Section 9.03, (b) preserve and maintain its good standing under the laws of each state or other jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, (c) take all necessary actions to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its respective businesses, and (d) comply with all Applicable Laws, rules, regulations and orders, except, with respect to clauses (b), (c) and (d) above, where the failure to so preserve, maintain or comply, as applicable, could not reasonably be expected to have a Material Adverse Effect.

(b)            Each Credit Party shall, and shall cause each of its respective Subsidiaries to, pay and discharge when due all non-Tax obligations and other liabilities promptly and in accordance the terms thereof before the same shall become delinquent or in default, except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 8.06      Environmental Compliance.

(a)            Each Credit Party will, and will cause its Subsidiaries to, use and operate all of its and their facilities and Real Property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all Environmental Laws, and keep its and their Real Property free of any Lien imposed by any Environmental Law.

(b)            The Borrower will promptly give notice to the Agent upon any Credit Party or Subsidiary thereof becoming aware (i) of any violation by any Credit Party or any of its Subsidiaries of any Environmental Law, (ii) of any inquiry with respect to, proceeding against, investigation of or other action with respect to any alleged, potential or actual violation or liability of any Credit Party or Subsidiary under any Environmental Law, including without limitation a written request for information or a written notice of violation or potential environmental liability from any Governmental Authority or any other Person, (iii) of the occurrence or discovery of a Release or threat of a Release at, on, under or from any of the Real Property of any Credit Party or any facility or assets therein in excess of reportable or allowable standards or levels under any Environmental Law, or under circumstances, or in a manner or amount which could reasonably be expected to result in liability of any Credit Party or Subsidiary under any Environmental Law, or (iv) any Environmental Claim against any Credit Party or any of their Subsidiaries arising or existing on or after the Closing Date.

(c)            In the event of the presence of any Hazardous Material on any Real Property of any Credit Party which is in violation of, or which could reasonably be expected to result in material liability under, any Environmental Law, each Credit Party and its respective Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate that portion of any such violation or potential liability to the extent the same arises due to a failure of a Credit Party or their respective Subsidiaries to satisfy the obligations of Section 8.06(a), and shall keep the Agent informed on a regular basis of their actions and the results of such actions.

(d)            Each Credit Party shall provide the Agent with copies of any demand, request for information, notice, submittal, documentation or correspondence received or provided by any Credit Party or any of its Subsidiaries from or to any Governmental Authority or other Person with respect to any alleged, potential or actual violation of or liability under any Environmental Law. Such notice, submittal or documentation shall be provided to the Agent promptly and, in any event, within five (5) Business Days after such material is provided to any Governmental Authority or third party.

(e)            At the reasonable written request of the Agent, the Borrower shall obtain and provide, at its sole expense, environmental site assessments (including, without limitation, the results of any groundwater or other testing, conducted at the Agent’s reasonable request) concerning any Real Property now or hereafter owned, leased or operated by any Credit Party or any of its Subsidiaries, conducted by an environmental consulting firm approved by the Agent for the purpose of indicating, to the satisfaction of the Agent, the presence or absence of Hazardous Materials and the potential cost of any required response action required by Environmental Laws in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) circumstances exist that in the reasonable judgment of the Agent could reasonably be expected to result in a material violation or liability under any Environmental Law; provided further, if the Borrower fails to provide the same within sixty (60) days after such request was made, the Agent may but is under no obligation to conduct the same, and the Credit Parties shall promptly use best efforts to grant to the Agent and its agents access to such Real Property and specifically grants Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower’s sole cost and expense.

SECTION 8.07      ERISA. (a) Promptly after any Credit Party or any Subsidiary of any Credit Party knows or has reason to know of the occurrence of any of the following events (including such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), the Borrower will deliver to the Agent and each Lender a certificate of an Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, that such Credit Party, such Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Credit Party, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator and all documentation with respect thereto: that a Reportable Event has occurred with respect to any Pension Plan; that a failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) has occurred (or is reasonably likely to occur) or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412, 430 or 431 of the Code with respect to a Plan; the failure to make a required contribution to any Plan; that a Pension Plan has been or is to be terminated under Title IV of ERISA (including the giving of written notice thereof); the taking of any action with respect to a Plan which would be reasonably expected to result in the requirement that any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate furnish a bond or other security to the PBGC or such Plan; that a proceeding has been instituted against a Credit Party, a Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified any Credit Party, any Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; the “complete withdrawal” or “partial withdrawal” (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate from a Multiemployer Plan; that any Multiemployer Plan is in “critical” or “endangered” status (as such terms are defined in Section 305 of ERISA and Section 432 of the Code) or is or is expected to be “insolvent” (as such term is defined in Section 4245 of ERISA); that any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate has adopted, or commenced contributions to, any Plan subject to Section 412 of the Code; that an amendment has been adopted to any Plan that results in a material increase in contribution obligations of any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate; and/or that any of the representations in Section 7.11 have become untrue and would reasonably be expected to result in liability, individually or in the aggregate, in excess of $1,000,000 to the Credit Parties or their Subsidiaries

(b)            Promptly and in any event within thirty (30) days after any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate files a Schedule SB (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Plan with Unfunded Current Liability, the applicable Credit Party, the applicable Subsidiary or the applicable ERISA Affiliate shall provide a copy of such IRS Form 5500 (including the Schedule SB).

(c)            Promptly and in any event within thirty (30) days following any request therefor, copies of any documents or notices described in Sections 101(f), 101(k) or 101(l) of ERISA that any Credit Party, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Plan; provided, that if any Credit Party, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan, the applicable Credit Party, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 8.08      Maintenance of Properties. Each Credit Party will, and will cause its Subsidiaries to, maintain, preserve, protect and keep its properties and assets in good repair, working order and condition (ordinary wear and tear excepted and subject to dispositions permitted pursuant to Section 9.04), and make necessary repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties and assets, in each case so that the business carried on by such Person may be properly conducted at all times.

SECTION 8.09      End of Fiscal Years; Fiscal Quarters. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain a fiscal year ending December 31 and maintain fiscal quarters ending March 31, June 30, September 30 and December 31.

SECTION 8.10      Use of Proceeds. The proceeds of (a) the Initial Term Loan shall be used on the Closing Date solely (i) to fund a portion of the consideration payable in order to consummate the Closing Date Acquisition and to repay Indebtedness in respect of the Existing Target Debt Agreements, and (ii) to pay a portion of the related fees and expenses incurred in connection with the foregoing and the entry into this Agreement and the other Transaction Documents, (b) the Fourth Amendment Term Loan shall be used on the Fourth Amendment Effective Date solely (i) make Restricted Payments permitted under Section 9.06(m) and (ii) to pay a portion of the related fees and expenses incurred in connection with the foregoing and the entry into the Fourth Amendment and the other Fourth Amendment Transaction Documents, (c) any Revolving Loans drawn under the Revolving Credit Facility shall be used for working capital requirements and general corporate purposes of the Borrower and its Subsidiaries to the extent not prohibited by this Agreement, including for Permitted Acquisitions, capital expenditures and other Investments permitted hereunder, and (c) the Letters of Credit shall be used solely for working capital requirements and general corporate purposes of the Borrower and its Subsidiaries to the extent not prohibited by this Agreement.

SECTION 8.11      Further Assurances; Additional Guarantors and Grantors.

(a)            The Credit Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, domestic and foreign intellectual property filing, granting and perfection instruments and other documents (subject to the threshold set forth in Section 8.01(g)(viii)), which may be required under any Applicable Law, or which the Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Security Agreement, any Mortgage or any other Security Document, all at the sole cost and expense of the Credit Parties.

(b)            Subject to any applicable limitations set forth in the Security Agreement, the Credit Parties shall promptly upon the formation or acquisition of any new Subsidiary (and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as may be agreed by the Agent in its sole discretion)) cause any direct or indirect Domestic Subsidiary formed or otherwise acquired after the Closing Date, to execute a joinder to the Security Agreement in the form of Annex I to the Security Agreement and, in each case, cause such Subsidiary to comply with the applicable provisions of the Security Agreement.

(c)            Subject to any applicable limitations set forth in the Security Agreement, the Credit Parties shall (x) promptly upon the formation or acquisition of any new Subsidiary (and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as may be agreed by the Agent in its sole discretion)) pledge to the Agent for the benefit of the Secured Parties, (i) all the Capital Stock of each Domestic Subsidiary, (ii) sixty-five percent (65%) of the issued and outstanding Voting Stock and one hundred percent (100%) of the outstanding non-voting Capital Stock of each Foreign Subsidiary directly held by such Credit Party in each case, formed or otherwise purchased or acquired after the Closing Date and (iii) any promissory notes evidencing Indebtedness that is owing to any other Credit Party in excess of $500,000 and (y) promptly upon the formation, acquisition or entering into any contractual relationship with any PC Entity (and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as may be agreed by the Agent in its sole discretion)), perform, or cause to be performed, all actions necessary to, and otherwise reasonably required by Agent to, cause such PC Entity to become a Qualified PC Entity.

(d)            Subject to any applicable limitations set forth in any applicable Security Document, if any fee simple interest in Real Property with a fair market value in excess of $1,000,000 is acquired by any Credit Party after the Closing Date, the Borrower will notify the Agent and the Lenders thereof and, within sixty (60) days after such acquisition, will cause such assets to be subjected to a first priority Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and/or perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 8.11, all at the sole cost and expense of the Borrower. Any Mortgage delivered to the Agent in accordance with the preceding sentence shall be accompanied by (A) an extended coverage policy or policies (or unconditional binding commitment thereof) of title insurance in an amount at least equal to one hundred and ten percent (110%) of the fair market value of the Mortgaged Property issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 9.02, together with such endorsements and reinsurance as the Agent may reasonably request, (B) A.L.T.A. surveys, certified to the Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, (C) an opinion of local counsel to the applicable Credit Party or Credit Parties in form and substance reasonably satisfactory to the Agent, (D) a life of loan flood hazard determination together with a notice to the Borrower about special flood hazard area status duly executed by the applicable Credit Parties and if the Mortgaged Property is located in a Special Flood Hazard Area, Federal Flood Insurance, (E) if requested by the Agent, an appraisal complying with FIRREA, and (F) if requested by the Agent, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance reasonably satisfactory to the Agent (collectively, the “Mortgage Documents”).

(e)            Each Credit Party shall promptly assist the Agent in completing (as applicable) all documentation relating to the Assignment of Claims Act or any other similar documentation relating to payments owing with respect to any contract between such Credit Party and any Governmental Authority of the United States of America involving amounts in excess of $250,000 in the aggregate in any fiscal year, upon the reasonable request of the Agent.

(f)            Within ninety (90) days (or such longer period agreed to by Agent in its sole discretion) of the later of (x) the Closing Date and (y) a Credit Party having a location that constitutes Material Leased Property, each Credit Party shall use commercially reasonable efforts to obtain and maintain, with respect to each location of any Credit Party owned by a third party at which revenue per fiscal year greater than five percent (5%) of the total revenue of the Credit Parties per fiscal year is generated or where any material books and records of any Credit Party are located (any such location, a “Material Leased Property”), a landlord waiver, bailee letter, landlord estoppel, collateral access agreement, warehouseman agreement or other similar agreement, in form and substance reasonably satisfactory to the Agent, by and among the applicable landlord, lessor, sublessor, warehouseman, processor, consignee, bailee or other Person in possession of, having a Lien upon, or having rights or interests in such property or assets, and the Agent.

(g)            If any Credit Party shall effect any change (i) in such Credit Party’s legal name, (ii) in such Credit Party’s organizational identification number, if any, or (iii) in such Credit Party’s jurisdiction of organization, type of organization, corporate structure or location of its chief executive office or sole place of business, (in each case, including by division, acquisition by division, or by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), such Credit Party shall (A) provide not less than ten (10) days’ prior written notice to the Agent (or such shorter period as may be agreed by the Agent in its sole discretion) of such change, which notice shall describe such change in reasonable detail and shall provide such other information in connection therewith as the Agent may reasonably request, (B) take all action reasonably requested by the Agent to maintain the perfection and priority of the Agent’s Liens in the Collateral, and (C) provide certified copies of any amended, restated, supplemented or otherwise modified Organization Documents that are or will be effective in connection with any of the foregoing, if applicable.

(h)            Notwithstanding anything herein to the contrary, if the Agent determines that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

(i)            For the avoidance of doubt, for all purposes under this Section 8.11, the formation and acquisition of a Person shall be deemed to include any formations and acquisitions by division; provided that compliance with the requirements of this Section 8.11 shall not cure any Default or Event of Default for the occurrence of such division.

SECTION 8.12      Bank Accounts; Cash Management.

(a)            Subject to clause (b) below, the Credit Parties shall (i) cause and shall cause all of their Subsidiaries to (x) promptly deposit (in no case later than the second Business Day after receipt thereof) all cash, checks, drafts and other items including cash proceeds of accounts receivable, and Cash Equivalents only into deposit accounts and securities accounts of the Credit Parties and (y) deposit into payroll accounts and disbursement accounts only amounts not materially in excess of the amounts necessary to pay current payroll or disbursement obligations or to meet minimum balance requirements and (z) use commercially reasonable efforts to concentrate all cash into such accounts agreed with the Agent which are subject to Control Agreements in favor of the Agent, and (ii) require each PC Entity to (x) promptly deposit (in no case later than five (5) Business Days after receipt thereof) all cash, checks, drafts and other items including cash proceeds of accounts receivable, and Cash Equivalents received or held by or on behalf of such PC Entity only into a Credit Party deposit account or deposit accounts of such PC Entity subject to a sweep agreement in favor of a Credit Party, in form and substance reasonably acceptable to Agent, and (y) require all amounts deposited into any such accounts of such PC Entity to be automatically swept on each Business Day, pursuant to such sweep agreement, to a deposit account of a Credit Party subject to a Control Agreement; provided, however, if the Credit Parties determine in good faith that it is necessary to maintain a minimum balance petty cash reserve in the accounts of the PC Entities, the aggregate amount of all such reserves shall not exceed $50,000 across all accounts of the PC Entities (the “Maximum Reserve Amount”) and all amounts in excess of such Maximum Reserve Amount shall be swept on a daily basis.

(b)            Within sixty (60) days after the Closing Date (or such longer period agreed by the Agent in its sole discretion), the Credit Parties shall execute and deliver to Agent a Control Agreement with respect to each of their respective securities accounts, deposit accounts and investment property set forth on Schedule 7.23 other than those accounts (i) used solely to fund payroll or employee benefits or (ii) which contain, at all times, less than $50,000 for any one account and $250,000 in the aggregate for all such accounts (the foregoing clauses (i) and (ii), collectively, “Excluded Accounts”) so long as no Event of Default has occurred, the Agent shall not send a notice of exclusive control or any similar notice with respect to a Control Agreement. So long as no Event of Default has occurred and is continuing, the Credit Parties may establish new deposit accounts or securities accounts so long as, prior to the time such account is established: (i) the Credit Parties have delivered to the Agent an amended Schedule 7.23 including such account and (ii) the Credit Parties have delivered to Agent a Control Agreement with respect to such account to the extent such account is not an Excluded Account.

(c)            If, after the occurrence and during the continuance of an Event of Default, the Credit Parties receive or otherwise have dominion over or control of any collections or other amounts, the Credit Parties shall hold such collections and amounts in trust for the Agent and shall not commingle such collections with any other funds of any Credit Party or other Person or deposit such collections in any account other than those accounts set forth on Schedule 7.23 (unless otherwise instructed by the Agent).

SECTION 8.13      Annual Lender Meeting. Each Credit Party will, and will cause each of its Subsidiaries to, upon the request by Agent or the Required Lenders, participate in a meeting of the Lenders, (x) so long as no Event of Default shall have occurred and be continuing, no more than once during each fiscal year, and, (y) if an Event of Default has occurred and is continuing, no more than once per fiscal quarter, in each case, to be held via teleconference at a time selected by the Agent and reasonably acceptable to the Lenders and the Borrower. The purpose of this meeting shall be to present the Credit Parties’ previous fiscal year’s financial results and management discussion and analysis, and to discuss other financial and operational matters with respect to the Credit Parties and their Subsidiaries.

SECTION 8.14      Material Contracts. Except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Credit Party shall, and shall cause each of its Subsidiaries to perform and observe all the terms and provisions of each Material Contract to which it is a party or any of its property is bound.

SECTION 8.15      Anti-Terrorism Laws. Each Credit Party hereby acknowledges that Agent and Lenders seek to comply with all Applicable Laws concerning money laundering and related activities. In furtherance of those efforts, each Credit Party hereby represents, warrants and agrees that: (a) none of the cash or property that any Credit Party or any of their Subsidiaries will pay or will contribute to Agent or the Lenders has been or shall be derived from, or related to, any activity of any Credit Party or its Subsidiaries that is deemed criminal under United States law; and (b) no contribution or payment by any Credit Party or any of its Subsidiaries to Agent or the Lenders, to the extent that they are within any Credit Party’s and/or their Subsidiaries’ control shall cause Agent or any Lender to be in violation of any Anti-Terrorism Law. Borrower shall promptly notify Agent if any of these representations ceases to be true and accurate regarding any Credit Party or any of their Subsidiaries. Each Credit Party agrees to provide Agent any additional information regarding Holdings or any of its Subsidiaries that Agent reasonably may request to ensure compliance with all Applicable Laws concerning money laundering and similar activities. Each Credit Party understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by Applicable Laws or regulation related to money laundering similar activities, Agent or the Lenders may undertake appropriate actions to ensure compliance with Applicable Laws or regulation. Each Credit Party further understands that Agent and/or the Lenders may release confidential information about any Credit Party and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Agent and/or any Lender in its sole discretion, determines that it is in the best interests of Agent and/or the Lenders to do so under the laws set forth in subsection (b) above.

SECTION 8.16      Compliance with Health Care Laws.

(a)            Without limiting or qualifying Section 8.05 hereof or any other provision of this Agreement, comply, each Credit Party shall comply and cause its Subsidiaries and, to the extent required by Applicable Laws, each PC Entity to comply with all applicable Health Care Laws relating to the operation of such Person’s business, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(b)            In the event that any Credit Party, any Subsidiary or any PC Entity participates in or contracts with any Third Party Payor Program, each Credit Party shall comply and cause its Subsidiaries and, to the extent required or permitted by Applicable Laws, each PC Entity to comply with all the applicable requirements of such Third Party Payor Program, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(c)            Each Credit Party shall maintain and cause its Subsidiaries and, to the extent permitted by Applicable Laws, each PC Entity to maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Laws, except where the failure to maintain such records would not reasonably be expected to have a Material Adverse Effect.

(d)            Each Credit Party shall keep in full force and effect and cause its Subsidiaries and, to the extent permitted by Applicable Laws, each PC Entity to keep in full force and effect all Authorizations required to operate such Person’s business under applicable Health Care Laws, which, if not maintained, would reasonably be expected to have a Material Adverse Effect.

SECTION 8.17      PC Entities.

(a)            The Borrower shall take all reasonable steps to not allow any event, condition or circumstance to occur that would result in a default under any of the PC Documents by any Credit Party, and shall take all reasonable steps to seek to enforce all of its rights under each PC Document, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            The Borrower shall deliver to the Agent, promptly following the receipt thereof, any written notices of material defaults or notices of termination received from any PC Entity, or given by the Borrower to any PC Entity, under any PC Document.

(c)            Promptly following the appointment of an additional holder of Capital Stock or a successor owner of any PC Entity as described in the Continuity Agreements, Borrower shall notify Agent of such appointment of such additional holder or successor owner and confirm the name of such additional holder or successor owner and that such Person (i) is licensed to practice medicine in the state in which such PC Entity has been formed and operates or otherwise eligible to be a holder of Capital Stock or a successor owner of such PC Entity under the Applicable Laws of such state, and (ii) is not excluded from participating in any federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)).

SECTION 8.18      Post-Closing Covenants. With respect to the items set forth on Schedule 8.18 and notwithstanding anything to the contrary contained herein or in any other Credit Document, Borrower and each other Credit Party shall be required to deliver the documents or take the actions specified on Schedule 8.18 in the form, manner and time specified on Schedule 8.18 or by such later date as the Agent may agree in its sole discretion in writing.

ARTICLE IX

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitments) and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

SECTION 9.01      Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a)            Indebtedness in respect of the Obligations;

(b)            Indebtedness existing as of the Closing Date which is identified in Schedule 9.01 and which is not otherwise permitted by this Section 9.01, and Permitted Refinancing Indebtedness thereof;

(c)            unsecured Indebtedness incurred by Borrower or any Subsidiary thereof (i) incurred in the ordinary course of business of such Credit Party and its Subsidiaries in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Credit Party and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case) Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d)            Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Credit Party and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Credit Party and its Subsidiaries (provided, that such Indebtedness is incurred within one-hundred and eighty (180) days of the acquisition of such property), and (ii) Capitalized Lease Obligations, and, with respect to each of clause (i) and (ii), Permitted Refinancing Indebtedness thereof; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (d) shall not at any time exceed $500,000;

(e)            intercompany Indebtedness between or among Holdings and any of its Subsidiaries; provided that (i) Indebtedness owing by any Subsidiary of Holdings that is not a Credit Party to any Credit Party (together with investments in Subsidiaries that are not Credit Parties permitted under Section 9.05(h)) shall not exceed $625,000 (determined at the time of such incurrence) and (ii) unsecured Indebtedness owing by any Credit Party to any Subsidiary or Affiliate of such Credit Party that is not a Credit Party that is permitted pursuant to Section 9.05(h) shall be subordinated to the Obligations on terms reasonably acceptable to the Agent;

(f)            Contingent Obligations of the Credit Parties and their Subsidiaries arising in the ordinary course of business with respect to bid, surety and appeals bonds, performance bonds, completion guarantees, workers compensation claims and other similar obligations, including guarantees or obligations of any Credit Party with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, and other similar obligations (in each case other than for an obligation for borrowed money);

(g)            Guarantee Obligations arising under guaranties made in the ordinary course of business of obligations of any Credit Party (other than Holdings), which obligations are otherwise expressly permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(h)            Hedging Obligations expressly permitted under Section 9.11;

(i)            Indebtedness in respect of Permitted Earnouts; provided, that such earn-out obligations are subordinated in right of payment to the Obligations hereunder on terms and conditions reasonably satisfactory to Agent;

(j)            Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence and/or (ii) in respect of Cash Management Obligations provided such Indebtedness is unsecured or has been subordinated to the reasonable satisfaction of the Agent and is in an amount not to exceed $50,000 in the aggregate at any one time outstanding;

(k)            Indebtedness consisting of the financing of insurance premiums for the insurance of Holdings or any of its Subsidiaries in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(l)            obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments and documentation relating thereto, in an aggregate principal amount not to exceed $1,500,000 at any time outstanding;

(m)            Indebtedness representing deferred compensation owed to employees of Holdings, the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(n)            Indebtedness consisting of unsecured promissory notes issued by the Borrower to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of Holdings (or any Holdings Parent), to the extent such repurchase would be permitted under Section 9.06(d) (which secured Indebtedness is issued in lieu of cash Restricted Payments permitted under Section 9.06(d) (it being understood that any such issuance of Indebtedness will reduce dollar for dollar the amounts available for payment under Section 9.06(d))); and

(o)            other unsecured Indebtedness (other than Funded Debt) in an aggregate amount not to exceed $625,000 at any time outstanding.

SECTION 9.02      Limitation on Liens. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock or other securities of any person) at the time owned by it or on any income or revenues or rights in respect thereof, whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):

(a)            Liens securing payment of the Obligations;

(b)            Liens existing as of the Closing Date and disclosed in Schedule 9.02 securing Indebtedness permitted under Section 9.01(b); provided, that no such Lien shall encumber any additional property (other than in the case of purchase money Indebtedness, in which case such Liens are permitted to cover (x) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (y) proceeds and products thereof) and the amount of Indebtedness secured by such Lien shall not be increased or its term extended from that existing on the Closing Date (as such Indebtedness may be permanently reduced subsequent to the Closing Date) except to the extent permitted by Section 9.01(b)

(c)            Liens securing Indebtedness permitted under Section 9.01(d); provided that (A) such Liens attach concurrently with or within one hundred eighty (180) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time extend to or encumber any property or assets other than the property or assets financed by such Indebtedness except for replacements, additions, accessions and improvements to such property or assets and the proceeds and the products thereof and (C) such Liens only secure the Indebtedness that was incurred to acquire the asset purchased or acquired or any Permitted Refinancing Indebtedness in respect thereof;

(d)            Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(e)            Liens (other than Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, appeal or performance bonds, so long as, in each case, no foreclosure, sale or similar proceedings on account thereof have been commenced with respect to any portion of the Collateral (other than cash and Cash Equivalents specifically pledged to support such obligations);

(f)              judgment Liens in existence for less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance maintained with responsible insurance companies (and with respect to which the issuer of such insurance policy has not disputed, disclaimed or denied coverage) and which do not otherwise result in an Event of Default under Section 10.01(f);

(g)            easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Credit Parties at such Real Property;

(h)            Liens for Taxes, assessments or other governmental charges or levies (i) that are not overdue for a period of more than thirty (30) days, or (ii) that are being contested in good faith by appropriate proceedings and as to which such Credit Party has maintained adequate reserves with respect thereto to the extent required by GAAP, which (A) stay the enforcement of any Lien, (B) shall not materially adversely affect the ownership, use or occupancy of the applicable property (or properties) and (C) shall not put the applicable property (or properties) in immediate danger of being sold, forfeited, terminated, canceled or lost; or

(i)              Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, so long as the applicable provisions of Section 8.12 have been complied with, in respect of such deposit accounts; and

(j)              non-exclusive licenses and sublicenses granted by any Credit Party or any Subsidiary of a Credit Party or leases or subleases by any Credit Party or any Subsidiary of a Credit Party, in the ordinary course of its business and covering only the assets so licensed, sublicensed, leased, or subleased;

(k)            the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(l)            Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(m)            customary rights of first refusal or first offer, and tag, drag and similar rights in joint venture agreements;

(n)            deposits and pledges of cash securing obligations arising under letters of credit or similar instruments issued for the account of any Credit Party or any Subsidiaries in the ordinary course of business; provided such Indebtedness is permitted pursuant to Section 9.01(l);

(o)            Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer in each case securing insurance premium financings permitted under Section 9.01(k);

(p)            Liens arising from non-exclusive grants of non-exclusive licenses or sub-licenses of intellectual property made in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; provided that such Liens cover only the assets so licensed or sub-licensed and do not secure any Indebtedness; and

(q)            other Liens securing Indebtedness (other than Funded Debt) in an aggregate principal amount not to exceed $625,000 at any time outstanding.

Notwithstanding the foregoing, no consensual Liens shall be permitted to exist, directly or indirectly, on any Pledged Capital Stock, other than the Liens created under the Credit Documents.

For purposes of determining compliance with this Section 9.02, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens described in clauses (a) through (q) above, the Borrower may, in its sole discretion, solely at the time of incurrence, divide or classify such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that the Borrower may not subsequently reclassify such Liens.

SECTION 9.03      Consolidation, Merger, etc. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to (A) liquidate or dissolve, consolidate with, or merge into or with, any other Person or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof); provided that (a) any Credit Party (other than Holdings) or Subsidiary of any Credit Party may liquidate or dissolve voluntarily into, and may merge with and into, Borrower (so long as Borrower is the surviving entity), (b) any Guarantor (other than Holdings) may liquidate or dissolve voluntarily into, and may merge with and into any Credit Party (other than Holdings), (c) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into any Credit Party (other than Holdings), (d) the assets or Capital Stock of any Credit Party (other than Holdings or the Borrower) may be purchased or otherwise acquired by any other Credit Party (other than Holdings); provided that if any such transaction involves the Borrower, the Borrower shall be the surviving entity after the consummation thereof, (e) the assets or Capital Stock of any Subsidiary of Holdings (other than the Borrower) may be purchased or otherwise acquired by any Credit Party (other than Holdings), (f) the Borrower and its Subsidiaries may consummate Permitted Acquisitions, (g) the Credit Parties and their respective Subsidiaries may consummate the Transactions in accordance with the terms of the Transaction Documents as in effect on the Closing Date or as modified in a manner not prohibited hereunder, (h) any Subsidiary of the Borrower may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 9.05(i), (l), (n) or (o); provided that the continuing or surviving Person shall be the Borrower or its Subsidiaries, which together with each of its other Subsidiaries, shall have complied with the requirements of Section 8.11, and (i) any Subsidiary of the Borrower may effect a merger, amalgamation, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 9.04(b), (j), (k) or (l), (B) file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity) or (C) create or reorganize into one or more series under Section 18-215 or 18-218 of the Delaware Limited Liability Company Act (or take any analogous action pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity).

SECTION 9.04      Permitted Dispositions. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, make a Disposition, or enter into any agreement to make a Disposition, of such Credit Party’s or such other Person’s assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions, except for:

(a)            Dispositions in the ordinary course of its business of obsolete, damaged, used or worn-out surplus property or property no longer used or useful in its business or economically practicable to maintain in the conduct of business;

(b)            Dispositions made for fair market value, subject to the satisfaction of the following conditions: (i) the aggregate fair market value, as well as the aggregate book value, of the assets subject to such Dispositions shall not exceed $500,000 in any fiscal year or $2,500,000 in the aggregate during the term of this Agreement; (ii) immediately prior to and immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (iii) after giving effect to any such Disposition, the Credit Parties shall be in compliance, on a Pro Forma Basis after giving effect to such Disposition, with the Financial Covenants (recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement); (iv) the Borrower has applied any Net Disposition Proceeds arising therefrom pursuant to Section 5.02(a)(iii); and (v) no less than seventy-five percent (75%) of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash;

(c)            Dispositions of inventory or immaterial assets or intellectual property in the ordinary course of business;

(d)            leases, as lessor, of real or personal property no longer used or useful in such Person’s business and otherwise in the ordinary course of business;

(e)             Dispositions of assets to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement assets, all in the ordinary course of business, and to the extent the Borrower has applied any Net Disposition Proceeds arising therefrom pursuant to Section 5.02(a)(iii);

(f)             Dispositions otherwise expressly permitted by Section 9.02(j) or Section 9.03;

(g)            Dispositions of property to the Borrower or any of its Subsidiaries; provided that (x) if the transferor in such a transaction is a Credit Party, then the transferee must be a Credit Party or (y) the transferee must pay fair market value in exchange for such property and such property shall be treated as an Investment and permitted under Section 9.05;

(h)            Dispositions or forgiveness of accounts receivable solely in connection with the collection or compromise thereof (including sales to factors or other third parties) and not as part of any financing transaction, in each case, in the ordinary course of business and without recourse;

(i)              leases, subleases, service agreements, product sales, transfers, licenses or sublicenses (including transfers and non-exclusive licenses and sublicenses of intellectual property), in each case in the ordinary course of business and that do not interfere in any material respect with the business of Holdings, the Borrower or any of its Subsidiaries;

(j)              Casualty Events, so long as the Borrower shall have applied any Net Casualty Proceeds arising therefrom pursuant to Section 5.02(a)(iv) to the extent required thereby;

(k)             Dispositions of Investments in joint ventures or non-wholly owned Subsidiaries of the Borrower solely to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)              Dispositions of any non-core assets acquired in connection with any Permitted Acquisition; provided that (i) the fair market value of such assets shall not exceed ten percent (10%) of the consideration paid in such Permitted Acquisition or similar Investment, (ii) each such sale is an arm’s-length transaction, (iii) both before and after giving effect to any such Disposition, (x) no Default or Event of Default shall exist or would result therefrom and (y) the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants (recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement) and (iv) such Net Disposition Proceeds shall be (A) in an amount at least equal to the fair market value of the asset(s) subject to such Disposition and (B) to the extent paid in cash, applied as and to the extent required by Section 5.02(a)(iii); and

(m)            the unwinding of any Hedging Agreement or derivative instrument permitted pursuant to Section 9.05(m);

provided, that, notwithstanding the foregoing, in no event shall any Credit Party, or shall any Credit Party permit any of its Subsidiaries to, directly or indirectly, (i) issue, sell, assign or otherwise dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (other than Holdings) or (ii) file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity).

SECTION 9.05      Investments. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment, except:

(a)            Investments existing on the Closing Date and identified in Schedule 9.05;

(b)            Investments in cash and Cash Equivalents;

(c)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)            Investments consisting of capital contributions made by any Credit Party in any of its Subsidiaries that are Credit Parties;

(e)            Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f)            Investments consisting of any deferred portion of the sales price received by any Credit Party in connection with any Disposition permitted under Section 9.04;

(g)            Investments consisting of, or related to, the opening and startup of any de novo treatment facility; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) on a Pro Forma Basis immediately after giving effect to any such Investment, the Credit Parties and their Subsidiaries shall be in compliance with the Financial Covenants (in each case recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01), and (iii) the aggregate amount of all such Investments made pursuant to this clause (g) in any fiscal year shall not exceed $2,000,000 without the prior written consent of Agent; provided further, that, unless otherwise agreed by the Agent acting at the direction of the Required Lenders, in addition to the foregoing conditions in clauses (i) through (iii), such de novo facility Investments in any jurisdiction outside of the United States shall be limited to one de novo treatment facility in each of Canada and the United Kingdom and the aggregate amount invested during the term of this Agreement shall not exceed $7,500,000;

(h)            Investments consisting of intercompany loans or other extensions of credit (i) by a Credit Party (other than Holdings) to any other Credit Party (other than Holdings), (ii) by a Credit Party (other than Holdings) to any Subsidiary that is not a Credit Party so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the aggregate amount of any such loans or extensions of credit does not exceed (together with Indebtedness of non-Credit Parties permitted under Section 9.05(g)) $500,000 at any one time outstanding, and (iii) by any Subsidiary that is not a Credit Party to any Credit Party (other than Holdings); provided, that, any such intercompany Indebtedness described in clause (iii) shall be subordinated to the Obligations on terms reasonably acceptable to the Agent;

(i)              the Closing Date Acquisition and Permitted Acquisitions;

(j)              the maintenance of deposit accounts in the ordinary course of business so long as the applicable provisions of Section 8.12 have been complied with in respect of such deposit accounts;

(k)             loans and advances to officers, directors and employees of any Credit Party for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, in an aggregate principal amount at any time not to exceed $500,000 for all such outstanding loans and advances, after giving effect to Section 9.06(d);

(l)              so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, other Investments in an aggregate principal amount at any time not to exceed $500,000;

(m)            Investments in Hedging Agreements to the extent and solely for purposes expressly permitted under Section 9.11;

(n)            Investment by the Credit Parties in an aggregate amount not to exceed the Available Amount immediately prior to making such Investment on the date that the Borrower elects to apply this Section 9.05(n); provided that, (i) immediately before and after giving effect to any such Investment, no Default or Event of Default shall exist or would result therefrom and (ii) both at the time such election is made and immediately before and after giving effect to any such Investment, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants (recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement);

(o)            Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Capital Stock of Holdings or any Holdings Parent and in each case to the extent not resulting in a Change of Control; provided that, (i) immediately before and after giving effect to any such Investment, no Default or Event of Default shall exist or would result therefrom, (ii) both at the time such election is made and immediately before and after giving effect to any such Investment, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants (recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement) and (iii) immediately after giving effect to such Investment, the Available Revolving Loan Amount shall be not less than $2,500,000;

(p)            Investments of any Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, a Credit Party or any other Subsidiary after the Closing Date, in each case as part of a Permitted Acquisition provided such Investment otherwise permitted by this Section 9.05 to the extent that such Investments were not made in contemplation of or in connection with the relevant acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation;

(q)            Investments in any joint ventures in the same business or a business reasonably related, complementary or ancillary to the line of business of the Credit Parties in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided that (i) immediately before and after giving effect to any such Investment, no Default or Event of Default shall exist or would result therefrom, (ii) both at the time such election is made and immediately before and after giving effect to any such Investment, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recently ended fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement) and (iii) the Agent shall have consented to such Investment;

(r)              Investments consisting of demand loans, capital contributions or other Investments made to PC Entities in accordance with the terms of the PC Documents; provided that (i) the aggregate amount of all such Investments to any PC Entity shall not exceed $1,000,000 at any one time and (ii) the aggregate amount of all such Investments shall not exceed $2,500,000 over the course of this Agreement; and

(s)             advances in the form of a prepayment of expenses, so long as such expenses are being paid in the ordinary course of business in accordance with customary trade terms of the Credit Parties and consistent with the past practice of the Credit Parties.

For purposes of determining compliance with this Section 9.05, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of Investments described in clauses (a) through (s) above, the Borrower may, in its sole discretion, solely at the time of incurrence, divide or classify such Investment (or any portion thereof) and will only be required to include the amount and type of such Investment in one or more of the above clauses; provided that the Borrower may not subsequently reclassify such Investments.

SECTION 9.06      Restricted Payments, etc. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, make any Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a)            cash dividends and distributions to Holdings or any other Parent Company to be used for (i) customary director indemnification payments to the directors of such Person, (ii) reasonable and customary fees to ~~outside~~non-executive directors of such Parent Company ~~that are not~~which, prior to the date of consummating a Qualified IPO, shall exclude the fees of such directors that are affiliated with the Sponsor and be in an aggregate amount not to exceed $100,000 in any fiscal year, (iii) (x) legal, financial and accounting matters and similar customary operating and administrative costs and expenses related to Holdings and its Subsidiaries and (y) franchise taxes, and other fees, tax and expenses in an amount, and solely to the extent necessary and required, to maintain Holdings’ or any other Parent Company’s corporate existence; provided that, prior to the date of consummating a Qualified IPO, the aggregate amount of Restricted Payments under this clause (iii) shall not exceed $450,000 in any fiscal year;

(b)            cash dividends and distributions by any Subsidiary of any Credit Party to such Credit Party (other than Holdings); provided that, with respect to any such Subsidiary that is not a wholly-owned Subsidiary of a Credit Party, such dividend or distribution shall be made to each holder of such Subsidiary’s Capital Stock pro rata based on such holders’ relative ownership interests in such Subsidiary;

(c)            Restricted Payments by any Credit Party or any of its Subsidiaries that are payable solely in the form of Qualified Capital Stock of such Person;

(d)            Restricted Payments to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings or ~~EBS~~any Holdings Parent held by any employee, director, consultant or officer of any Credit Party or Subsidiary of any Credit Party pursuant to any employee equity subscription agreement, stock option agreement, stock ownership arrangement or any similar arrangement upon the death, disability, retirement or termination of employment of such employee, director, consultant or officer to the extent (i) not exceeding $100,000 in any fiscal year or $500,000 in the aggregate over the term of this Agreement, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) on a Pro Forma Basis immediately after giving effect to any such Restricted Payment, the Credit Parties and their Subsidiaries shall be in compliance with the Financial Covenants (in each case recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01), and (iv) immediately after giving effect to such Restricted Payment, the Available Revolving Loan Amount shall be not less than $2,500,000;

(e)            prior to or on the date of consummating a Qualified IPO, (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the payment to the Sponsor (directly or indirectly from or through any Credit Party or ~~EBS~~ Parent) of (x) management fees pursuant to the Management Agreement as in effect on the Closing Date (or as modified in a manner not prohibited hereunder) in an aggregate amount not to exceed per fiscal year the greater of (~~i~~a) $500,000 and (~~ii~~b) two percent (2%) of the total Consolidated EBITDA of the Credit Parties in such fiscal year and, (y) transaction fees set forth in the Management Agreement as in effect on the Closing Date (or as modified in a manner not prohibited hereunder), in an amount not to exceed $2,000,000 in the aggregate during the term of this Agreement; provided that, with respect to this clause (i), if all or part of the management fees and transaction fees under this clause (i) cannot be paid in accordance with this Agreement, the Management Subordination Agreement and/or the other Credit Documents, then such management fees and transaction fees that are not paid shall be accrued, on a cumulative basis, and shall be payable in subsequent periods to the extent such payments may otherwise be made in accordance with the Credit Agreement (including being subject to, for the avoidance of doubt, the foregoing requirements of this clause (i)), the Management Subordination Agreement and the other Credit Documents; provided further that, at the time the Credit Parties elect to pay such accrued management fees and transaction fees and both immediately before and after giving effect to any such payment, the Credit Parties shall be in compliance with the Financial Covenants recomputed on a Pro Forma Basis as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement; ~~and~~ (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the payment to the Sponsor (directly or indirectly from or through any Credit Party or Parent) of a termination fee in an aggregate amount not to exceed $1,000,000 in connection with the termination of the Management Agreement in connection with consummating a Qualified IPO; provided that, in the event any payment is made pursuant to this clause (ii), no expense reimbursements contemplated under the Management Agreement (as described in the following clause (iii)) shall have been made, or may be made, directly or indirectly by any Credit Party to the Sponsor in connection with the termination of the Management Agreement and the consummation of the Qualified IPO; and (iii) indemnification and expense reimbursement payments pursuant to the Management Agreement as in effect on the Closing Date (or as modified in a manner not prohibited hereunder);

(f)             to the extent due and payable on a non-accelerated basis and permitted under the applicable subordination provisions thereof or applicable subordination agreement to which it is subject, as applicable, regularly scheduled payments in respect of Permitted Earnouts;

(g)            ~~so long as each of Borrower and Holdings is a flow-through entity for U.S. federal income tax purpose,~~ Permitted Tax Distributions;

(h)            Restricted Payments by or through the Credit Parties in an amount not to exceed the Available Amount immediately prior to making such Restricted Payment; provided that, at the time the Credit Parties elect to make such Restricted Payment and both immediately before and after giving effect to any such payment, (i) no Default or Event of Default shall exist or would result therefrom and (ii) (x) the Credit Parties shall be in compliance with the Financial Covenants and (y) the Total Leverage Ratio shall not exceed 2.25 to 1.00, in each case, recomputed on a Pro Forma Basis as of, and for the four (4) fiscal quarter period ending on, the last day of the most recent fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement;

(i)             cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings or Holdings Parent, provided that such payments shall not exceed $500,000 in any fiscal year;

(j)             additional Restricted Payments by or through the Credit Parties in an amount not to exceed $500,000 during the term of this Agreement so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, (y) immediately after giving effect to such Restricted Payment, the Available Revolving Loan Amount shall be not less than $2,500,000 and (z) both immediately before and after giving effect to any such Restricted Payment, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recently ended fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement);

(k)            cash dividends and distributions to Holdings or any other Parent Company in an amount not to exceed $4,250,000 on or prior to February 29, 2020 so long as (w) no portion of such cash dividends and distributions shall be funded with the proceeds of Indebtedness, (x) no Default or Event of Default shall have occurred and be continuing at the time of such cash dividend and distribution or would result therefrom, (y) immediately after giving effect to such cash dividends and distribution, (i) the Available Revolving Loan Amount shall be not less than $5,000,000 and (ii) the Qualified Cash and Cash Equivalents of the Credit Parties shall not be less than $1,250,000 and (z) both immediately before and after giving effect to any such cash dividends and distributions, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recently ended fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement);

(l)            cash dividends and distributions to Holdings or any other Parent Company in an amount not to exceed $3,500,000 on or prior to February 26, 2021 so long as (w) no portion of such cash dividends and distributions shall be funded with the proceeds of Indebtedness, (x) no Default or Event of Default shall have occurred and be continuing at the time of such cash dividend and distribution or would result therefrom, (y) immediately after giving effect to such cash dividends and distribution, (i) the Available Revolving Loan Amount shall be not less than $5,000,000 and (ii) the Qualified Cash and Cash Equivalents of the Credit Parties shall not be less than $9,000,000 and (z) both immediately before and after giving effect to any such cash dividends and distributions, the Credit Parties shall be in compliance on a Pro Forma Basis with the Financial Covenants recomputed as of, and for the four (4) fiscal quarter period ending on, the last day of the most recently ended fiscal quarter for which financial statements have been delivered or were required to be delivered pursuant to this Agreement); and

(m)            cash dividends and distributions made on the Fourth Amendment Effective Date to Holdings or any other Parent Company in an aggregate amount not to exceed $60,316,401.12.

SECTION 9.07      Modification of Certain Agreements. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, consent to any amendment, restatement, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, (a) the Organization Documents of any Credit Party or any such Subsidiary, other than any amendment, modification or other change not adverse to the Agent or the Lenders in any material respect, (b) the Management Agreement or the PC Documents, other than any amendment, modification or other change that is not adverse to the Agent or the Lenders in any material respect (it being understood and agreed that, with respect to the Management Agreement, any increase in fees, addition of new fees, acceleration of any date on which fees are due or modification of any subordination provisions with respect thereto shall be deemed to be adverse to the Agent and the Lenders (except with respect to a payment expressly permitted under Section 9.06(e)(ii) in connection with the termination of the Management Agreement) and, with respect to the PC Documents, any decrease in fees, removal of existing fees, delay of any date on which fees are due or modification of any assignment provisions with respect thereto shall be deemed to be adverse to the Agent and the Lenders ), (c) any other Transaction Document (other than the Credit Documents, which shall be governed by Section 12.01) or any documentation governing a Permitted Acquisition, other than any amendment, modification, or other change that is not material and adverse to the Agent or the Lenders (it being understood and agreed that any addition of or increase in any amount payable thereunder (including in respect of any earnout or contingent consideration) acceleration of any date on which any amount payable thereunder (including in respect any earnout or contingent consideration) shall be due, or modification of any subordination provisions with respect thereto shall be deemed to be material and adverse to the Agent and the Lenders) or (d) any documentation governing any Subordinated Indebtedness, except as expressly permitted by the Subordination Agreement applicable thereto.

SECTION 9.08      Sale and Leaseback. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, directly or indirectly, enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 9.09      Transactions with Affiliates. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate and/or PC Affiliate except for:

(a)            except as otherwise expressly limited in this Agreement, transactions in the ordinary course of business on fair and reasonable terms and on conditions as favorable to such Credit Party or such Subsidiary as would be obtainable at the time in an arm’s-length transaction with a Person that is not an Affiliate (including, without limitation, for a joint venture);

(b)            transactions between or among Credit Parties (subject to Section 9.15 in the case of any such transaction involving Holdings);

(c)            transactions expressly permitted by Section 9.01(e), Section 9.03, Section 9.04(f), Section 9.05(d), Section 9.05(h), and Section 9.06, in each case, subject to the terms and conditions applicable thereto;

(d)            transactions between Credit Parties and PC Entities to the extent expressly permitted hereunder;

(e)            the payment of reasonable and customary director and officer compensation (including bonuses) and the provision of other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements and expense reimbursement and reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Credit Parties and otherwise permitted hereunder;

(f)             the issuance, sale or transfer of equity interests of any Subsidiary to Holdings and capital contributions by Holdings to any Subsidiary to the extent otherwise permitted under this Agreement; and

(g)            the Transactions occurring on the Closing Date and the Fourth Amendment Transactions occurring on the Fourth Amendment Effective Date.

SECTION 9.10      Restrictive Agreements, etc. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) prohibiting:

(a)            the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b)            the ability of such Person to amend or otherwise modify any Credit Document;

(c)            the ability of such Person to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments;

(d)            the ability of such Person to sell, lease or transfer any of its properties or assets to any Credit Party or any Subsidiary of any Credit Party; or

(e)            the ability of such Person to guarantee the Obligations or pledge its assets to secure such guarantee pursuant to the Credit Documents.

The foregoing prohibitions shall not apply to customary restrictions of the type described in clause (a) above (which do not prohibit the Credit Parties from complying with or performing the terms of this Agreement and the other Credit Documents) which are contained in any agreement, (i) governing any Indebtedness permitted by Section 9.01(d) as to the transfer of assets financed with the proceeds of such Indebtedness, (ii) for the creation or assumption of any Lien on the sublet or assignment of any leasehold interest of any Credit Party or any of its Subsidiaries entered into in the ordinary course of business, (iii) for the assignment of any contract entered into by any Credit Party or any of its Subsidiaries in the ordinary course of business, (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Agreement, (v) customary restrictions and conditions existing on the Closing Date set forth on Schedule 9.10 and any extension, renewal, amendment, modification or replacement thereof entered into in the ordinary course of business, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition or adds any further restrictions or conditions, (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower or any assets pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or assets that is or are to be sold and such sale is permitted hereunder or (vii) customary provisions in leases, licenses, sublicenses and other contracts (including licenses and sublicenses of intellectual property) entered into in the ordinary course of business restricting the assignment, license, sublicense, pledge or transfer thereof but not materially and adversely affecting the use of such assets or the Liens of the Credit Parties taken as a whole in the Collateral.

SECTION 9.11      Hedging Agreements. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, enter into any Hedging Agreement or other similar transactions or agreements, except for Hedging Agreements entered into in the ordinary course of such Credit Party’s business in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Credit Party or such Subsidiary or incurred for the bona fide purpose of hedging foreign currency risks associated with Holdings and its Subsidiaries’ operations and, in each case, in the ordinary course of business and not for speculative purposes.

SECTION 9.12      Changes in Business. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, engage in any business activity other than such business activities described on Schedule 9.12 and business activities reasonably related or complimentary thereto (subject to Section 9.15 in the case of Holdings).

SECTION 9.13      Financial Covenants.

(a)            Total Leverage Ratio. The Credit Parties shall not permit the Total Leverage Ratio, as of, and for the Test Period ending on, the last day of any fiscal quarter set forth below that ends prior to the date of consummating a Qualified IPO, to be greater than the ratio set forth opposite such date:

Last Day of Test Period	Maximum Total Leverage Ratio
December 31, 2018	3.75 to 1.00
March 31, 2019	3.75 to 1.00
June 30, 2019	3.50 to 1.00
September 30, 2019	3.50 to 1.00
December 31, 2019	3.50 to 1.00

March 31, 2020	3.25 to 1.00
June 30, 2020	3.25 to 1.00
September 30, 2020	3.00 to 1.00
December 31, 2020	3.00 to 1.00
March 31, 2021	2.75 to 1.00
June 30, 2021	3.25 to 1.00
September 30, 2021	2.75 to 1.00
December 31, 2021	2.75 to 1.00
March 31, 2022	2.50 to 1.00
June 30, 2022	2.50 to 1.00
September 30, 2022 and thereafter	2.25 to 1.00

The Credit Parties shall not permit the Total Leverage Ratio, as of, and for the Test Period ending on, the last day of any fiscal quarter set forth below that ends on and after the date of consummating a Qualified IPO, to be greater than the ratio set forth opposite such date:

Last Day of Test Period	Maximum Total Leverage Ratio
December 31, 2018	3.75 to 1.00
March 31, 2019	3.75 to 1.00
June 30, 2019	3.50 to 1.00
September 30, 2019	3.50 to 1.00
December 31, 2019	3.50 to 1.00
March 31, 2020	3.25 to 1.00
June 30, 2020	3.25 to 1.00
September 30, 2020	3.00 to 1.00
December 31, 2020	3.00 to 1.00
March 31, 2021	2.75 to 1.00
June 30, 2021	3.25 to 1.00
September 30, 2021	2.75 to 1.00
December 31, 2021 and thereafter	3.00 to 1.00

For the avoidance of doubt, the consummation of a Qualified IPO shall not cure any Default or Event of Default that may have occurred under this Section 9.13(a).

(b)            Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Credit Parties for the Test Period then ended, commencing with the fiscal quarter ended December 31, 2018, to be less than 1.20 to 1.00.

(c)            Capital Expenditures. The Credit Parties shall not permit Consolidated Capital Expenditures to exceed, during each fiscal year set forth below that ends prior to the date of consummating a Qualified IPO, the amount set forth opposite such fiscal year:

Last Day of Test Period	Maximum Consolidated Capital Expenditures
December 31, 2019	$2,000,000
December 31, 2020	$3,700,000
December 31, 2021	$5,500,000
December 31, 2022	$5,750,000
December 31, 2023 and thereafter	$6,000,000

The Credit Parties shall not permit Consolidated Capital Expenditures to exceed, during each fiscal year set forth below that ends on and after the date of consummating a Qualified IPO, the amount set forth opposite such fiscal year:

Last Day of Test Period	Maximum Consolidated Capital Expenditures
December 31, 2019	$2,000,000
December 31, 2020	$3,700,000
December 31, 2021 and thereafter	$10,000,000

The amount of Consolidated Capital Expenditures permitted to be made in any fiscal year may be increased as follows: if the amount of the Consolidated Capital Expenditures permitted to be made in any fiscal year in which a Qualified IPO is not consummated commencing with the fiscal year ending December 31, 2021 exceeds the actual amount of the Consolidated Capital Expenditures actually made in such fiscal period (the amount of any such excess as to any fiscal year, the “Excess Amount”), then the lesser of (x) fifty percent (50%) of such excess amount and (y) $1,500,000 (such lesser amount, the “Carry-Over Amount”) may be carried forward to and shall increase the amount of the Consolidated Capital Expenditures permitted to be made in the next fiscal year (the “Succeeding Fiscal Year”); provided that the Carry-Over Amount carried forward to a particular Succeeding Fiscal Year may not be carried forward to any further fiscal year, and for purposes of determining whether there is any Excess Amount for any Succeeding Fiscal Year into which any Carry-Over Amount from a prior fiscal year has been carried forward, Consolidated Capital Expenditures during such Succeeding Fiscal Year shall be deemed to have been made first from the amount of Consolidated Capital Expenditures initially permitted during such Succeeding Fiscal Year and second from any Carry-Over Amount carried over to such Succeeding Fiscal Year. For the avoidance of doubt, the consummation of a Qualified IPO shall not cure any Default or Event of Default that may have occurred under this Section 9.13(c).

SECTION 9.14      Issuance of Capital Stock. No Credit Party (other than Holdings) shall, and no Credit Party shall permit any of its Subsidiaries to, issue any Capital Stock (whether for value or otherwise) to any Person other than (in the case of Subsidiaries) to the Borrower or another wholly-owned Domestic Subsidiary of the Borrower. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, issue any Disqualified Capital Stock.

SECTION 9.15      Permitted Activities of Holdings. Notwithstanding anything to the contrary contained herein, Holdings shall not, directly or indirectly, (a) engage in any business or other activities, or enter into, execute or perform any business or transaction, (b) own or hold any material assets or property, (c) incur any Indebtedness, Guarantee Obligations, other Contractual Obligations or other liabilities or obligations of any kind, (d) create or suffer to exist any Liens on any of its assets or property (other than Liens under the Credit Documents and non-consensual Liens arising by operation of law (and not relating to Indebtedness) to the extent permitted pursuant to Section 9.02) , (e) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, (f) create or acquire any Subsidiary or make or own any Investment in any Person, or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons, in each case, other than (i) the Obligations (ii) the Liens created pursuant to the Credit Documents, (iii) its ownership of the Capital Stock of, and Investments in, EBS Enterprises, (iv) performing its obligations under the Management Agreement (to the extent permitted by this Agreement) and the Transaction Documents and Fourth Amendment Transaction Documents to which it is a party, (v) receiving Restricted Payments permitted by Section 9.06 and using such amounts for the purposes specified therein, (vi) the maintenance of its existence and legal, financial and accounting matters in connection with any activity otherwise not prohibited hereunder, (vii) the issuance and sale of its Capital Stock (other than any Disqualified Capital Stock), (viii) establishing and maintaining bank accounts in the ordinary course of business and in compliance with the Credit Documents (provided such accounts comply with Section 8.12), (ix) the providing of customary indemnification to officers, consultants, managers and directors of Holdings, in each case, in the ordinary course of business and (x) activities incidental to the businesses or activities described in preceding clauses (i) to (ix) of this Section 9.15 (including, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries and entering into employment agreements, stock option and stock ownership plans and other customary arrangements with officers, consultants, investment bankers, advisors, employees and directors in the ordinary course of business in connection with performing the activities contemplated by clauses (i) to (ix) above).

SECTION 9.16      Hazardous Materials. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Property that would violate any Environmental Law, form the basis for any Environmental Claims or otherwise adversely affect the value or marketability of any Real Property (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.17      Anti-Terrorism Laws. No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, take any action or engage in any transaction that would at any time cause any Credit Party or any Subsidiary to violate or to not be in compliance with any Applicable Laws, rules, regulations or other provisions described in Section 7.25.

SECTION 9.18      PC Entities; PC Documents.

(a)            Enter into any Management Services Agreement with any PC Entity after the Closing Date unless:

(i)            such Management Services Agreement is Freely Assignable;

(ii)            promptly after the execution thereof, the applicable Credit Party shall deliver a copy of such Management Services Agreement to the Agent;

(iii)            except to the extent prohibited under Applicable Law, such PC Entity shall have granted to the applicable Credit Party a continuing Lien on its Accounts (as defined in the UCC) as collateral security for the payment in full of all amounts and other obligations from time to time owing to the applicable Credit Party by such PC Entity under any Management Services Agreement or any Deficit Funding Agreement pursuant to a Freely Assignable Deficit Funding Agreement;

(iv)            except to the extent prohibited (or, based on the written advice of experienced healthcare counsel, not legally advisable) under Applicable Law, the applicable Credit Party, such PC Entity and the member(s) or other equityholder(s) of such PC Entity shall have entered into a Freely Assignable Continuity Agreement, and the applicable Credit Party shall deliver a copy of such Continuity Agreement to the Agent;

(v)            except to the extent prohibited under Applicable Law, the applicable Credit Party and such PC Entity shall enter into a Freely Assignable Deficit Funding Agreement, and the applicable Credit Party shall deliver a copy of such Deficit Funding Agreement to the Agent; and

(vi)            except to the extent prohibited under Applicable Law, the applicable Credit Party shall execute and deliver to the Agent a Collateral Assignment of PC Documents (or a supplement to an applicable existing Collateral Assignment of PC Documents).

(b)            No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, amend or modify in any manner adverse in any material respect to the Lenders or the Agent, or grant any waiver under (if such granting shall be adverse to the Lenders), any PC Documents, except for any amendment, modification or waiver, in each case, reasonably required to comply with Applicable Law (including Health Care Laws and state corporate laws).

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.01      Events of Default. Each of the following events or occurrences described in this Section 10.01 shall constitute an “Event of Default”:

(a)            Non-Payment of Obligations. The Borrower shall default in the payment of (i) any principal (including, without limitation, prepayments of principal required under Section 5.02(a)) of any Loan when such amount is due or (ii) any interest on any Loan, any fee or any other Obligation, and such default shall continue unremedied for a period of five (5) Business Days after such amount is due.

(b)            Breach of Representation or Warranty. Any representation or warranty of any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) which, by its terms, is subject to a materiality qualifier, is or shall be incorrect in any respect when made or deemed to have been made or any other representation or warranty of any Credit Party or any Subsidiary made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect in any material respect when made or deemed to have been made.

(c)            Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance or observance of (x) any of its obligations under Section 8.01, Section 8.02, Section 8.03, Section 8.05(a), Section 8.09, Section 8.10, Section 8.11, Section 8.12, Section 8.17, Section 8.18 or Article IX, or any Credit Party shall default in the due performance or observance of its obligations under any covenant applicable to it under the Fee Letter or the Fourth Amendment Fee Letter.

(d)            Non-Performance of Other Covenants and Obligations. Any Credit Party shall default in the due performance and observance of any obligation contained in any Credit Document executed by it (other than as specified in Section 10.01(a), Section 10.01(b) or Section 10.01(c)), and such default shall continue unremedied for a period of thirty (30) days after an Authorized Officer of any Credit Party (i) shall first have knowledge thereof or (ii) receives written notice from Agent or the Required Lenders.

(e)            Default on Other Indebtedness. (i) a default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations) of any Credit Party or Subsidiary of any Credit Party having a principal or stated amount, individually or in the aggregate, in excess of $1,000,000, (ii) a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness described in clause (i) if the effect of such default is to accelerate the maturity of such Indebtedness or to cause or permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become immediately due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to require an offer to purchase or defease such Indebtedness to be made, in each case, prior to its stated maturity, (iii) a default shall occur in the performance or observance of any obligation or condition with respect to any Subordinated Indebtedness or any such Indebtedness shall be required to be or prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its stated maturity or (iv) any Indebtedness of any Credit Party or Subsidiary of any Credit Party having a principal or stated amount, individually or in the aggregate, in excess of $1,000,000 shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f)            Judgments. (i) Any judgment or order for the payment of money individually or in the aggregate in excess of $1,000,000 (excluding any amounts that are covered in full by any third party insurance and for which the issuer of such insurance policy has not disputed, disclaimed or denied coverage in writing) shall be rendered against any Credit Party or any of its Subsidiaries or (ii) non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries which has or could reasonably be expected to result in a Material Adverse Effect and, in each such case, such judgment or order shall not have been stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g)            Plans. Any of the following events shall occur: (i) the institution of any steps (excluding preliminary discussions) by any Credit Party, any Subsidiary of a Credit Party, any ERISA Affiliate, the PBGC or any other Person to terminate a Pension Plan (excluding any preliminary discussions to institute any such steps) if, as a result of such termination, any Credit Party or Subsidiary of any Credit Party would be required to make a contribution to such Pension Plan, or would reasonably be expected to incur a liability or obligation to such Pension Plan in excess of $2,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Sections 303(k) or 4068 of ERISA or Section 430(k) of the Code; (iii) there being or arising any “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, in excess of $2,000,000; (iv) a determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (v) the occurrence of a “complete withdrawal” or “partial withdrawal” (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan that, in the aggregate, would reasonably be expected to result in withdrawal liability of any Credit Party or any Subsidiary of any Credit Party to such Multiemployer Plan in excess of $2,000,000; (vi) any factor or circumstance, including, but not limited to, the occurrence of any Reportable Event, which constitute grounds for the termination of any Pension Plan or any Multiemployer Plan by the PBGC or for the appointment of a trustee to administer any Pension Plan or Multiemployer Plan, shall have occurred and be continuing for a period of thirty (30) days; or (vii) any event or condition with respect to any Employee Benefit Plan, any Foreign Plan, any Pension Plan or any Multiemployer Plan shall have occurred that, either alone or when taken together with all other events or conditions, would reasonably be expected to result in liability of any Credit Party or any Subsidiary of any Credit Party in an aggregate amount exceeding $2,000,000.

(h)            Bankruptcy, Insolvency, etc.

(i)            An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of any Credit Party or any Subsidiary of any Credit Party, or of a substantial part of the property of any Credit Party or any Subsidiary of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary of any Credit Party or for a substantial part of the property of any Credit Party or any Subsidiary of any Credit Party or (C) the winding-up or liquidation of any Credit Party or any Subsidiary of any Credit Party and, in each such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(ii)            Any Credit Party or any Subsidiary of any Credit Party shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of any proceeding or the filing of any petition described in clause (h)(i), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, administrative receiver, compulsory manager or similar official for any Credit Party or any Subsidiary of any Credit Party or for a substantial part of the property of any Credit Party or any Subsidiary of any Credit Party, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (G) declare a moratorium in respect of any of its Indebtedness or (H) take any action authorizing, or in furtherance of, any of the foregoing.

(i)            Impairment of Security, etc. Any Credit Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party party thereto, or any Credit Party or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Credit Document or solely as a result of an action or a failure to act by Agent, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien.

(j)            Change of Control. Any Change of Control shall occur.

(k)            Failure of Subordination. The subordination provisions of any Subordination Agreement and/or the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Indebtedness or earnout shall, in whole or in part, for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Credit Party or any of its Affiliates shall, directly or indirectly, contest or limit in any manner the effectiveness, validity, binding nature or enforceability thereof, deny that it has any further liability or obligation thereunder, or take any action in violation thereof or fail to take any action required by the terms thereof, or the Obligations shall, in whole or in part, for any reason not have the priority contemplated by this Agreement, any such Subordination Agreement or such subordination provisions.

(l)            Restraint of Operations; Loss of Assets. If any Credit Party or any Subsidiary of a Credit Party is enjoined, restrained, or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs or if any material portion of any Credit Party’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of thirty (30) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Credit Party or the applicable Subsidiary.

(m)            Failure to Make PC Distributions. The failure of any PC Entity to deposit cash, checks, drafts and other items, including cash and Cash Equivalents, received or held by or on behalf of such PC Entity (other than amounts not exceeding $70,000 at any one time) into a deposit account of a Credit Party subject to a Control Agreement or a deposit account of such PC Entity subject to a sweep agreement in favor of a Credit Party in breach of the PC Documents, if such breach remains uncured for more than five (5) Business Days following any Credit Party becoming aware of such breach.

SECTION 10.02      Remedies Upon Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, (a) the Agent may, and upon the direction of the Required Revolving Lenders shall, by notice to the Borrower, permanently reduce the Total Revolving Loan Commitment in whole or in part or otherwise declare the Total Revolving Loan Commitment to be suspended or terminated, whereupon such Total Revolving Loan Commitment shall forthwith be so reduced, suspended or terminated, and (b) (a) the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, (x) declare all or any portion of the outstanding principal amount of the Loans and all other Obligations to be due and payable and the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations (including the Prepayment Premium) which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Revolving Loan Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letters of Credit Outstanding, or (y) exercise any and all rights and remedies available to the Agent and/or the Agent under the Credit Documents or Applicable Laws; provided that, notwithstanding anything to the contrary contained herein or in any other Credit Document, upon the occurrence of any event with respect to any Credit Party described in Section 10.01(h), the Total Commitments shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations then outstanding, together with accrued interest thereon and any accrued Fees and all other Obligations of the Credit Parties hereunder and under any other Credit Document (including, without limitation, the Prepayment Premium), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, or further action of the Agent, all of which are hereby expressly waived by the Borrower and each other Credit Party. The rights of the Agent and the Lenders provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

SECTION 10.03      Equity Cure.

(a)      Notwithstanding anything to the contrary contained in this Article X, in the event that Borrower fails to comply with any of the Financial Covenants, then until the fifteenth Business Day following the date on which the Compliance Certificate in respect of the applicable fiscal quarter is required to be delivered pursuant to Section 8.01(d), the members of Holdings shall have the right to (i) purchase Capital Stock (which shall be in the form of common equity or other equity having terms reasonably acceptable to the Agent) of Holdings or to contribute additional capital in respect of their existing Capital Stock of Holdings and (ii) make payment for such Capital Stock in cash or make such capital contributions in cash within fifteen (15) Business Days following the date on which the Compliance Certificate in respect of the applicable fiscal quarter is required to be delivered pursuant to Section 8.01(d) (collectively, the “Cure Right”); provided that Holdings shall immediately upon receipt of such cash payment contribute one hundred percent (100%) of such payment to the capital of Borrower, and upon the receipt by Borrower of such cash contribution (the “Specified Equity Contribution”) pursuant to the exercise by such members and Holdings of such Cure Right, the Consolidated EBITDA shall be increased, solely for the purpose of determining compliance with the Financial Covenants with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the amount of the Specified Equity Contribution (the “Cure Amount”). The Borrower shall immediately apply the full Cure Amount to the payment of the Obligations in the manner specified in Section 5.02(b). If, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of all Financial Covenants (and shall deliver to Agent a pro forma Compliance Certificate demonstrating such compliance), Borrower shall be deemed to have complied with the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement. For the avoidance of doubt, no Lender shall have any obligation to make additional loans or otherwise extend credit hereunder until the Event of Default has been cured. In the event the Borrower does not cure all applicable Financial Covenant violations as provided in this Section 10.03, the existing Events of Default shall continue unless waived in writing by the Required Lenders in accordance herewith. Notwithstanding anything herein to the contrary, (i) in each four (4) fiscal quarter period there shall be at least two fiscal quarters in which no Cure Right is exercised, (ii) no more than five (5) Specified Equity Contributions may be made during the term of this Agreement, (iii) the Cure Right shall not be exercised in any two (2) consecutive fiscal quarters, (iv) the amount of any Specified Equity Contribution shall be no greater than the minimum amount required to cause Borrower to be in compliance with the Financial Covenants, and (v) no Indebtedness repaid with the proceeds of a Specified Equity Contribution shall be deemed repaid for purposes of determining compliance with the Financial Covenants for any fiscal quarter in which a Specified Equity Contribution is included in Consolidated EBITDA. For the avoidance of doubt, after determining compliance with the Financial Covenants pursuant to Section 9.13 for all applicable periods in which the Cure Amount is included in determining such compliance, all Specified Equity Contributions shall be disregarded for all other purposes under this Agreement, including for purposes of determining the availability or amount of any covenant baskets or carve-outs, in each case that would otherwise be impacted by Consolidated EBITDA amounts or Financial Covenant levels.

ARTICLE XI

THE AGENT

SECTION 11.01      Appointment.

(a)            Each Lender (and, if applicable, each other Secured Party) hereby appoints First Eagle as its Agent under and for purposes of each Credit Document, and hereby authorizes the Agent to act on behalf of such Lender (or if applicable, each other Secured Party) under each Credit Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Credit Documents received from time to time by the Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.

(b)            Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints Agent as the agent of such Lender under the Credit Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against Agent.

SECTION 11.02      Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint one of its Affiliates as its agent to perform the functions of the Agent hereunder relating to the distribution of funds to the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental thereto.

SECTION 11.03      Exculpatory Provisions.

(a)            Neither Agent nor any of its officers, directors, employees, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party or other Person to perform its obligations hereunder or thereunder. Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or other similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law or other similar law. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

(b)           Notwithstanding anything to the contrary contained herein, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definitions of “LIBOR Rate” or the portion of “Base Rate” based thereon or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10 and Section 12.01 and (ii) the implementation of any conforming changes hereunder in connection therewith), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the “LIBOR Rate” or the portion of “Base Rate” based thereon or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(c)           The Agent shall not have any liability in connection with the maintenance or non-maintenance of the Register or the Participant Register, including as to the accuracy or frequency of any recordings thereof.

(d)           The Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender, Participant or prospective Lender or Participant is or is not an Eligible Assignee or (B) have any liability with respect to or arising out of any assignment or participation of Term Loans or Commitments, or disclosure of confidential information, to any Person that is not an Eligible Assignee.

SECTION 11.04        Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

SECTION 11.05        Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Agent shall deem advisable in the best interests of the Secured Parties.

SECTION 11.06        Non Reliance on Agent and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of a Credit Party or any Affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agent that it has, independently and without reliance upon Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, the other Credit Documents. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of Agent or any of its officers, directors, employees, Agent, attorneys in fact or Affiliates.

SECTION 11.07        Indemnification. The Lenders agree to indemnify Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 11.07 (or, if indemnification is sought after the date upon which the Total Commitments shall have terminated and the Loans shall have been paid in full in cash, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from Agent’s gross negligence or willful misconduct. The agreements in this Section 11.07 shall survive the repayment in full of the Loans and all other Obligations.

SECTION 11.08        Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though Agent were not Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include Agent in its individual capacity.

SECTION 11.09        Successor Agent. Agent may resign as Agent upon twenty (20) days’ notice to the Lenders, such other Agent and the Borrower. If Agent shall resign as Agent in its applicable capacity under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if the Borrower does not object within five (5) Business Days of its receipt of notice thereof) whereupon such successor agent shall succeed to the rights (other than any rights to indemnity and expense reimbursement payments owed to the retiring Agent), powers and duties of Agent in its applicable capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights (other than any rights to indemnity payments owed to the retiring Agent), powers and duties as Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Agent in its applicable capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation, shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After Agent’s resignation as the Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor agent in writing.

SECTION 11.10        Agent Generally. Except as expressly set forth herein, Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 11.11        Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the express written consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any of their respective Subsidiaries or any deposit accounts of any Credit Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Credit Document against any Credit Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)           Subject to Section 12.09, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s pro rata share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

SECTION 11.12        Agency for Perfection. The Agent hereby appoints each other Secured Party as its agent (and each Secured Party hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver possession or control of such Collateral to the Agent or in accordance with the Agent’s instructions.

SECTION 11.13        Authorization to File Proof of Claim. In case of the pendency of any bankruptcy, insolvency or other similar proceeding with respect to any Credit Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable or whether the Agent shall have made any demand therefor) shall be entitled: (i) to file and prove a claim in such proceeding for the full amount of the principal and interest in respect of the Loans and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for reimbursement under Section 12.05) allowed in such proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any trustee, liquidator or another similar official in any such proceedings is hereby authorized by each Lender to make such payments to the Agent for the account of such Lender. Nothing contained herein shall be deemed to authorize the Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Credit Party hereunder or the rights of any Lender, or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.14        Credit Bids. Each Credit Party and each Secured Party hereby irrevocably authorizes the Agent, based upon the written instruction of the Required Lenders, to bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (i) by Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (ii) under the provisions of the Bankruptcy Code, including Section 363, 365 and/or 1129 of the Bankruptcy Code or (iii) by Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with Applicable Law (clauses (i), (ii) an (iii), a “Collateral Sale”); and in connection with any Collateral Sale based upon the written instruction of Required Lenders, Agent may accept non-cash consideration, including debt and equity securities issued by any acquisition vehicle under the direction or control of Agent may offset all or any portion of the Obligations against the purchase price of such Collateral. Each Secured Party hereby agrees that, except as otherwise provided in any Credit Documents with the written consent of the Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Credit Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 11.15        Binding Effect. Each Secured Party, by accepting the benefits of the Credit Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Credit Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

SECTION 11.16        Authorization to Enter into Intercreditor and Subordination Agreements. Each Lender consents to and authorizes Agent’s execution and delivery of any intercreditor agreement (including, without limitation, any junior Lien intercreditor agreement and pari passu intercreditor agreement), subordination agreement or similar agreement, instrument or document from time to time as contemplated by the terms hereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof, including any purchase option contained therein.

SECTION 11.17        Erroneous Payments.

(a)            If the Agent notifies a Lender, Letter of Credit Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party such Lender or Letter of Credit Issuer (any such Lender, Letter of Credit Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Letter of Credit Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting the immediately preceding clause (a), each Lender, Letter of Credit Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party such Lender or Letter of Credit Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Letter of Credit Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender, Letter of Credit Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.17(b).

(c)            Each Lender, Letter of Credit Issuer or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document, or otherwise payable or distributable by the Agent to such Lender, Letter of Credit Issuer or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Letter of Credit Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Letter of Credit Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Letter of Credit Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Letter of Credit Issuer shall cease to be a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Letter of Credit Issuer and (iv) the Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Letter of Credit Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Letter of Credit Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Letter of Credit Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Letter of Credit Issuer or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 11.17 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01        Amendments and Waivers. Neither this Agreement nor any other Credit Document (other than the Fee Letter, the Fourth Amendment Fee Letter or any other fee letter), nor any terms hereof or thereof, may be amended, restated, supplemented, waived or otherwise modified except in accordance with the provisions of this Section 12.01. The Required Lenders may, or, with the consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, restatements, supplements, waivers or other modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, that no such amendment, restatement, supplement, waiver or other modification shall directly:

(i)            (A)  reduce or forgive any portion of any Loan or extend the final expiration date of any Lender’s Commitment or extend the final scheduled maturity date of any Loan or reduce the stated interest rate (it being understood that any change to the definition of Total Leverage Ratio or the component definitions thereof shall not constitute a reduction of the stated interest rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.08(c)), or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Term Loans, Incremental Term Loans or reduction of Revolving Loan Commitments (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees), each of which shall require only the consent of the Required Lenders (or, in the case of the Revolving Loan Commitments, shall require only the consent of the Required Revolving Lenders)), or (C) decrease, forgive or waive the amount due on any Term Loan Repayment Amount, (D) extend any scheduled Term Loan Repayment Date, (E) amend or modify any provisions of Section 12.09(b) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, (F) reduce or extend the date for payment of any Unpaid Drawings, (G) extend the final expiration date of any Letter of Credit beyond the Maturity Date or (H) contractually subordinate any of the Obligations or any of the Liens securing any of the Obligations to any other Indebtedness or Liens, in each case without the written consent of each Lender directly and adversely affected thereby;

(ii)           amend, modify or waive any provision of this Section 12.01 or alter the percentages specified in the definitions of the term “Required Lenders” or “Required Revolving Lenders” or consent to the assignment or transfer by any Credit Party of its rights and obligations under any Credit Document to which it is a party (except in connection with a transaction expressly permitted pursuant to Section 9.03), in each case without the written consent of each Lender directly and adversely affected thereby;

(iii)          increase the aggregate amount of any Commitment of any Lender without the consent of such Lender;

(iv)          amend, modify or waive any provision of Article XI without the written consent of the Agent;

(v)           amend, modify or waive any provision of Article III without the written consent of the Letter of Credit Issuer;

(vi)          change any Commitment to a Commitment of a different Class in each case without the prior written consent of each Lender directly and adversely affected thereby;

(vii)         release all or substantially all of the Guarantors under the Security Agreement (except as expressly permitted by the Security Agreements), or release all or substantially all of the Collateral under the Security Agreement and the Security Documents (except as expressly permitted thereby and in Section 12.19), in each case without the prior written consent of each Lender;

(viii)        permit Interest Period intervals greater than six (6) months if not agreed to by all applicable Lenders;

(ix)          amend Section 5.02(g) without the prior written consent of each Lender; or

(x)           amend, modify or waive any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding, or Collateral securing, Loans or other Obligations of any Class differently than those holding Loans or other Obligations of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments under each affected Class;

provided further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 12.01 if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding anything contained herein to the contrary, the Fee Letter, the Fourth Amendment Fee Letter and any other fee letter may only be amended, supplement, modified or rights or privileges thereunder waived, in a writing executed only by Borrower and any other party thereto.

In addition, for the avoidance of doubt, if the LIBOR Rate is not available, any amendment or waiver which relates to providing for another benchmark rate to apply in place of the LIBOR Rate pursuant to Section 2.10 (or which relates to aligning any provision of a Credit Document to the use of that other benchmark rate) may be made with the consent of the Agent, the Borrower and, to the extent required under Section 2.10, the Required Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments of such Lender may not be increased or extended without the consent of such Lender.

SECTION 12.02        Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Credit Parties, the Agent or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided, that notices and other communications to the Agent and the Letter of Credit Issuer pursuant to Article II shall not be effective until actually received by such Person.

(b)           Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Agent and the Lenders.

(c)           Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.03        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.04        Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Credit Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

SECTION 12.05        Payment of Expenses and Taxes; Indemnification. Borrower agrees (a) to pay or reimburse the Agent and, (1) if an Event of Default has occurred and is continuing or (2) if the Borrower requests and is granted a written amendment, restatement, supplement, waiver or other modification hereto that modifies the Financial Covenants in a manner that is more favorable to the Borrower (a “Financial Covenant Amendment”) and (3) there exists an actual or perceived conflict of interest among the Agent and/or the Lenders with respect to such Event of Default or Financial Covenant Amendment, the Lenders for all reasonable costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Credit Documents and the other Transaction Documents and Fourth Amendment Transaction Documents, and the consummation and administration of the Transactions and the Fourth Amendment Transactions, and any other document, instrument, agreement or transaction related to the foregoing, including the reasonable fees, disbursements and other charges of counsel and other third party advisors to the Agent and/or the Lenders; provided that, the Borrower’s obligation to pay or reimburse the reasonable fees, disbursements and other charges of counsel to Lenders in the case of clauses (1) or (2) and (3) above shall be limited to the fees, disbursements and other charges of one outside counsel to all affected Lenders, taken as a whole, and, if reasonably necessary, one additional local counsel in each relevant jurisdiction to all affected Lenders, taken as a whole, (b) to pay or reimburse the Agent and the Lenders for all costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and the other Transaction Documents and Fourth Amendment Transaction Documents, including the fees, disbursements and other charges of counsel and third party advisors to each Lender and of counsel to the Agent (including all cost and expenses incurred in connection with any workout or restructuring in respect of the Loans, all costs and expenses incurred during any legal proceedings, including any proceeding under any Debtor Relief Law), (c) to pay, indemnify, and hold harmless the Agent and the Lenders from any and all Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and the other Transaction Documents and Fourth Amendment Transaction Documents, (d) to pay or reimburse the Agent and Lenders, as applicable, for all reasonable fees and expenses incurred in exercising their respective rights under Section 8.02 and (e) to pay, indemnify and hold harmless the Agent, the Lenders and their respective Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever, including all fees, disbursements and other charges of counsel and other third party advisors and all fees, costs and expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, or providing evidence in or preparing to serve or serving as a witness with respect to, any action or other proceeding relating to any of the foregoing (whether or not such party is a party to any such action or proceeding), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents, the Transaction Documents, the Fourth Amendment Transaction Documents, the consummation of the Transactions and the Fourth Amendment Transactions and any other document, instrument, agreement or transaction related to the foregoing, including any of the foregoing relating to the actual, potential or alleged violation of, noncompliance with or liability under, any Environmental Law or any actual, potential or alleged presence or Release of or exposure to Hazardous Materials applicable to the operations of each Credit Party, any of its Subsidiaries or to any of their Real Property, or any actual, potential or alleged natural resource damages or harm or injury to any other property whether or not any Lender, Agent or any of their Related Parties are a mortgagee in possession or the successor-in-interest to any Credit Party (all the foregoing in this clause (e), collectively, the “indemnified liabilities”); provided that (i) the Credit Parties shall have no obligation hereunder to the Agent or any Lender nor any of their Related Parties with respect to indemnified liabilities that result from the gross negligence or willful misconduct of such Person seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction and (ii) except as otherwise specified in clause (c) above, this Section 12.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Except as agreed by the Agent and the Borrower, all amounts due under this Section 12.05 shall be paid within thirty (30) days after written request therefor. The agreements in this Section 12.05 shall survive the resignation of any Agent, the replacement of any Lender and the repayment in full in cash of the Loans and all other Obligations and the termination of this Agreement. To the fullest extent permitted by Applicable Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Lender, Agent and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any other Transaction Document or Fourth Amendment Transaction Documents, the Transactions, the Fourth Amendment Transactions, any Loan or the use of the proceeds thereof. No Lender, no Agent nor any of their respective Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

SECTION 12.06        Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except in connection with the Debt Push Down and any other transaction expressly permitted under Section 9.03, no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 12.06) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, (a) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and Agent, trustee or representative of such Person and (b) the Agent shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Credit Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of Agent or any of its Affiliates and Agent, trustee or representative of such Person; provided, for the avoidance of doubt, that it is agreed by the parties that such granting Lender or, as the context may require Agent, shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the Lender, or as the case may be, Agent of record hereunder. For the avoidance of doubt, no consent of any party hereto shall be required with respect to an assignment of Loans or Commitments to a Lender’s financing sources, including in connection with their exercise of remedies with respect to a security interest permitted under this Section.

(b)           (i)          Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (which consent in each case shall not be unreasonably withheld, conditioned or delayed) of (A) the Borrower; provided that (1) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (2) no consent of the Borrower shall be required for any assignment if, at such time, an Event of Default has occurred and is continuing and (3) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received written notice thereof; and (B) the Agent; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of any Class, the amount of the (i) Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 (and shall be made in $100,000 increments in excess thereof) and/or (ii) Revolving Loan Commitments or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $500,000 (and shall be made in $100,000 increments in excess thereof (provided, that for purposes of calculating such minimum amounts, any assignment of a Revolving Loan Commitment together with a Letter of Credit Sub-Commitment shall be aggregated), unless each of the Borrower and the Agent otherwise consents, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing; provided further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds and contemporaneous assignments by a single assignor to affiliated Lenders or related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund); and

(D)         the assignee, if it is not already a Lender prior to the date of such assignment, shall deliver to the Agent an Administrative Questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee (by its execution and delivery of the applicable Assignment and Acceptance to the Agent) and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Letter of Credit Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and Letter of Credit Participations in accordance with its Revolving Loan Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 12.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.10, Section 2.11, Section 5.04 and Section 12.05); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 12.06.

(iv)         The Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Total Commitments of, and principal amount (and stated interest) of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, the Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b)(i) of this Section 12.06, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c)            (i)           Any Lender may, without the consent of the Borrower, the Letter of Credit Issuer or the Agent, sell participations to one or more banks or other entities (other than a natural person, a Defaulting Lender or the Borrower any other Credit Party, any of their respective Subsidiaries or any Affiliate thereof (including the Sponsor)) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Letter of Credit Issuer, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the first proviso to Section 12.01. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, Section 2.11 and Section 5.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.11 as though it were a Lender.

(ii)           Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Lender’s obligations hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as Agent) shall have any responsibility for maintaining a Participant Register.

(d)           Disclosure. In connection with any assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, in each case, pursuant to this Section 12.06, any Lender may, subject to the provisions of Section 12.17, disclose all documents and information which it now or hereafter may have relating to Holdings and its Subsidiaries and their respective businesses.

SECTION 12.07        Replacements of Lenders Under Certain Circumstances. (a) The Borrower, at its sole cost and expense, shall be permitted to replace any Lender (or any Participant), other than an Affiliate of Agent, that requests reimbursement for amounts owing pursuant to Section 2.10, Section 2.11, Section 2.12 or Section 5.04, or (ii) is affected in the manner described in Section 2.10 and, as a result thereof, any of the actions described in such Section is required to be taken, provided, that (A) such replacement does not conflict with any Applicable Law, (B) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other Obligations (other than any disputed amounts) pursuant to Section 2.10, Section 2.11, Section 2.12 or Section 5.04, as the case may be, owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.06 (except that such replaced Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender.

(b)           If any Lender (a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 12.01 requires the consent of all of the Lenders affected thereby and with respect to which the Required Lenders shall have granted their consent, then, provided that no Default or Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at their own cost and expense, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more assignees reasonably acceptable to the Agent, provided, that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon plus any applicable Prepayment Premium and (iii) the replacement Lenders shall vote in favor of such proposed amendment, waiver, discharge or termination. In connection with any such assignment, the Borrower, the Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.06 (except that such Non-Consenting Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto).

SECTION 12.08        Securitization. The Credit Parties hereby acknowledge that the Lenders and their Affiliates may securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their Controlled Affiliates, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies. The Credit Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release the Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to Section 12.06.

SECTION 12.09        Adjustments; Set-off. (a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.01(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such benefited Lender shall (i) notify the Agent of such fact and (ii) purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that (x) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (y) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Letter of Credit Participations to any assignee or Participant (as to which the provisions of this Section shall apply).

Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (1) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Letter of Credit Issuer and the Lenders, and (2) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)           After the occurrence and during the continuance of an Event of Default, to the extent consented to by Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.10        Counterparts. This Agreement and the other Credit Documents may be executed by one or more of the parties thereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 12.11        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 12.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 12.12        Integration. This Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

SECTION 12.13        GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.

SECTION 12.14        Submission to Jurisdiction; Waivers.

(a)           Borrower and each other Credit Party agree not to commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Agent, any Lender, the Letter of Credit Issuer or any Affiliate of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court.

(b)           Borrower and each other Credit Party agree that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

(c)           Each of the parties hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth on Schedule 12.02 or at such other address of which the Agent shall have been notified pursuant thereto.

(d)           Each of the parties hereto agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit any right that the Agent, any Lender or the Letter of Credit Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or their respective properties in the courts of any jurisdiction.

(e)           Borrower and each other Credit Party waives, to the maximum extent not prohibited by law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations.

(f)            Borrower and each other Credit Party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.14 any special, exemplary, punitive or consequential damages.

SECTION 12.15        Acknowledgments. Each Credit Party hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)           neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders; and

(d)           any Prepayment Premium shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of a prepayment, and the Credit Parties agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE CREDIT PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Credit Parties expressly agree that (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (D) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph, (E) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to provide the Commitments and make the Loans, and (F) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment..

SECTION 12.16        WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.17        Confidentiality. Agent and Lender shall hold all non-public information relating to any Credit Party or any Subsidiary of any Credit Party obtained pursuant to the requirements of this Agreement or in connection with such Lender’s evaluation of whether to become a Lender hereunder (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices; provided, that Confidential Information may be disclosed by Agent or Lender:

(a)           as required or requested by any governmental agency or representative thereof (including, without limitation, public disclosures by Agent, Lender, Letter of Credit Issuer or any of their Related Parties required by the SEC or any other governmental or regulatory authority);

(b)           to any regulatory or governmental agency or pursuant to legal process or in connection with any earnings call;

(c)            in connection with the enforcement of any rights or exercise of any remedies by Agent or Lender under this Agreement or any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document;

(d)           to Agent’s or Lender’s attorneys, professional advisors, independent auditors, Affiliates, joint venture partners or other Related Persons, or to funds that are managed by Affiliates of Agent or Lender;

(e)            in connection with (i) the establishment of any special purpose funding vehicle with respect to the Loans, (ii) any grant of a security interest in, or pledge or, its rights under and interest in this Agreement pursuant to Section 12.06 and any Securitization permitted under Section 12.08, (iii) any prospective assignment of, or participation in, its rights and obligations pursuant to Section 12.06, to prospective assignees or Participants, as the case may be, (iv) any Hedging Agreement entered into or proposed to be entered into in connection with the Loans made hereunder, to actual or proposed direct or indirect contractual counterparties; and (v) any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of Agent or Lender or any of its Affiliates, or any other actual or proposed investment in Agent or Lender or any of its Affiliates, in each case to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or investment or agent, trustee or representative of such Person, or any rating agency;

(f)            with the prior written consent of the Borrower;

(g)           consisting of general portfolio information that either (x) does not identify any Credit Party or (y) identifies any Credit Party; provided that, with respect to the foregoing clause (y), the Person receiving such Confidential Information has executed and delivered a non-disclosure agreement containing restrictions on disclosure of Confidential Information substantially consistent with the provisions of this Section 12.17; or

(h)           to any other party to this Agreement and any of their respective Related Parties;

provided, that in the case of clauses (d) and (e) hereof, the Person to whom Confidential Information is so disclosed is advised of and has been directed to comply with the provisions of this Section 12.17.

Notwithstanding the foregoing, (A) each of the Agent, the Lenders and any Affiliate thereof is hereby expressly permitted by the Credit Parties to refer to any Credit Party and any of their respective Subsidiaries in connection with any promotion or marketing undertaken by Agent, Lender or Affiliate, including materials relating to the financing transactions contemplated by this Agreement (which may identify the type and amount of the Loans made available hereunder), and, for such purpose, Agent, Lender or Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with such Credit Party or such Subsidiary or any of their businesses and (B) any information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or Lender), including through any permitted disclosure in this Section 12.17, shall not be subject to the provisions of this Section 12.17. Notwithstanding the foregoing, Agent, Lenders and their Related Parties may include general, operational and performance information relating to the Credit Parties and their Subsidiaries and the Lenders’ investment in compilations and reports assembled by Agent, Lenders and their Related Parties used to assist in and validate portfolio, industry and credit research and analysis for Agent, Lenders and their Related Parties and to conduct and support fundraising efforts for Agent, Lenders and their Related Parties.

EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION (AS DEFINED IN THIS SECTION 12.17) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES OR AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 12.18        Press Releases, etc. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to the Agent or of any of its Affiliates, or the Credit Documents, in each case, without the prior consent of the Agent except to the extent required to do so under Applicable Law and then, only after consulting with the Agent (if practicable in the circumstances).

SECTION 12.19        Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01) to take any action requested by the Borrower to release any Collateral or guarantee obligations (i) to the extent necessary to permit the consummation of any transaction permitted by the Credit Documents or that has been consented to in accordance with Section 12.01or (ii) under the circumstances described in paragraph (b) below.

(b)           At such time as (i) the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in cash and (ii) the Total Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Agent and each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)           Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 12.19. In each case as specified in this Section 12.19, the Agent will (and each Lender irrevocably authorizes the Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 12.19.

SECTION 12.20        USA Patriot Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. Each Credit Party agrees to provide all such information to the Lenders upon request by Agent at any time, whether with respect to any Person who is a Credit Party on the Closing Date or who becomes a Credit Party thereafter.

SECTION 12.21        No Fiduciary Duty. Each Credit Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Credit Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agent, the Lenders, the Letter of Credit Issuer and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders, the Letter of Credit Issuer or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 12.22        Authorized Officers. The execution of any certificate requirement hereunder by an Authorized Officer shall be considered to have been done solely in such Authorized Officer’s capacity as an officer of the applicable Credit Party (and not individually). Notwithstanding anything to the contrary set forth herein, the Secured Parties shall be entitled to rely and act on any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Credit Party and shall have no duty to inquire as to the actual incumbency or authority of such Person.

SECTION 12.23        Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 12.24        Electronic Signatures. This Agreement, each other Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and each other Credit Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower (on behalf of itself and the other Credit Parties) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Credit Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Credit Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (b) any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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